    As filed with the Securities and Exchange Commission on November 7, 2003

                                                      Registration No. 333-84730
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------
                     LEASE EQUITY APPRECIATION FUND I, L.P.
             (Exact name of registrant as specified in its charter)

              Delaware                             7394                           68-0492247
 (State or other jurisdiction of        (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization           Classification Code Number)          Identification Number)

                            -------------------------
                          49 Bancroft Mills, Unit P-15
                              Wilmington, DE 19806
                                 (302) 658-5600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------
                              Crit DeMent, Chairman
                           LEAF Asset Management, Inc.
                   1845 Walnut Street, Philadelphia, PA 19103
                                 (215) 574-1636
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------
                                 with a copy to:
                               J. Baur Whittlesey
                            Ledgewood Law Firm, P.C.
                               1521 Locust Street
                             Philadelphia, PA 19102
                                 (215) 731-9450
                           ---------------------------
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ] The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Sticker to Prospectus

The prospectus for Lease Equity Appreciation Fund I, L.P. consists of this sticker, the prospectus which is dated August 15, 2002 and Cumulative Supplement No. 1 dated November 7, 2003. The cumulative supplement contains updated financial information for us, our general partner and for completed programs. The cumulative supplement also describes the status of the offering, the equipment acquisitions and the use of borrowed funds in connection with those acquisitions. This supplement forms a part of and must be accompanied or preceded by the prospectus.

                     LEASE EQUITY APPRECIATION FUND I, L.P.


                     Units of Limited Partnership Interest
                                $100.00 per Unit
                    Minimum Investment - 25 Units ($2,500);
                   10 Units ($1,000) for HR-10 (Keogh) Plans
                       and Individual Retirement Accounts
-------------------------------------------------------------------------------
   Lease Equity Appreciation Fund I, L.P. is a Delaware limited partnership whose general partner is LEAF Asset Management, Inc. We are offering a minimum of 20,000 units, or $2,000,000, and a maximum of 500,000 units, or $50,000,000.
We will acquire a diversified portfolio of equipment that we will lease to end users. We will also acquire portfolios of equipment subject to existing leases from other equipment lessors. After all front-end fees, expenses and reserves, and excluding funds provided by any financing we obtain, we expect that approximately 80% of the proceeds of this offering, excluding proceeds we will retain as working capital, will be available for investment. Our principal objective is to generate regular cash distributions to investors. We cannot assure you, however, that we will obtain our objective. We anticipate that, during our initial years of operation, our distributions will be tax-deferred in part as a result of depreciation available on our equipment.

   This investment involves a high degree of risk. You should purchase these securities only if you can afford a compete loss of your investment. You should read "Risk Factors," beginning on page 9 of this prospectus for a discussion of factors you should consider before buying our units. Among the most prominent of these risks are the following:

   o You must rely upon our general partner to manage us.
   o We have not specifically identified our investments. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments.
   o Our performance will be subject to the risk of lease defaults.
   o Our success will depend upon our ability to realize residual value from our equipment once the leases on that equipment terminate.
   o You may not be able to resell the units since they will not be listed on any stock exchange or inter-dealer quotation system, and there are significant restrictions on transfer. Any sale that can be arranged may be at a substantial discount to your investment, partnership equity per unit or other measures of value.
   o We will borrow to buy equipment. This increases our risk of loss in the event our revenues are insufficient to pay our debt service and other expenses.
   o Our general partner will receive substantial compensation from us, which will reduce distributions to you.
   o We may engage in transactions with affiliates.
   o We do not guarantee our distributions or a return on your capital.
   o You will have limited voting rights.

                                                           Per unit     Minimum       Maximum
                                                           --------    ----------   -----------
Public offering price...................................     $100      $2,000,000   $50,000,000
Underwriting discounts and commissions..................     $ 10      $  200,000   $ 5,000,000
Proceeds, before expenses, to us........................     $ 90      $1,800,000   $45,000,000

   Our general partner, the dealer-manager, the selling brokers or any of their affiliates may purchase units net of underwriting discounts and commissions. Our general partner currently intends to acquire approximately 5% of the units sold and its affiliates currently intend to purchase up to an additional 1% of the units sold.

   Anthem Securities, Inc., the dealer-manager and an affiliate of our general partner, must sell the minimum number of units offered, if any are sold. Anthem Securities must use its best efforts to sell the maximum number of units offered.

   This offering will end no later than August 15, 2004. The offering of units after August 15, 2003 will be subject to renewal, requalification or other consent in each state or other jurisdiction requiring such renewal, requalification or consent. Until we receive and accept subscriptions for 20,000 units, we will hold subscription funds in an interest-bearing escrow account. Upon the earlier of termination of the offering or satisfaction of the minimum offering, any interest which accrues on funds held in escrow will be promptly distributed, without deduction, to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were held in the escrow account. Subscription funds returned to investors either upon termination of the offering or rejection of a subscription will be returned without deduction.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is August 15, 2002

                           Equipment Leasing Overview


         This Section should be read in connection with the "Investment Objectives and Strategies" Section contained in this prospectus at page 31.

         Equipment leasing is a commercial financing product that provides businesses with an alternative source of cash to acquire equipment that is essential to their operations. Reasons for choosing leasing over other financing options include the preservation of working capital, increased cash flow, tax benefits, and the opportunity and flexibility to protect against technical obsolescence.

         Equipment leasing industry sources say that over 80% of all U.S. businesses lease all or some of their equipment. The following figures represent the total amount of business investment in equipment and the amount of that total that is leased.

--------------------------------------------------------------------------------
               Business Investment       Equipment Leasing       Percentage of
  Year           in Equipment                 Volume            Leased Equipment
                  (Billions)                (Billions)             (Percent)
--------------------------------------------------------------------------------
  1997                621                      179                     29
--------------------------------------------------------------------------------
  1998                691                      207                     30
--------------------------------------------------------------------------------
  1999                738                      234                    31.7
--------------------------------------------------------------------------------
  2000                796                      247                     31
--------------------------------------------------------------------------------
  2001                780                      242                     31
--------------------------------------------------------------------------------


         The partnership groups domestic lease providers into four major categories: banks, industrial companies, independent leasing firms and captives.

         o Banks - companies that are either majority owned or affiliated with a bank.

         o Industrial - companies majority owned by an industrial or non-financial services parent.

         o Independent - public or privately owned and operated finance companies that offer leases directly to businesses and are not affiliated with any particular manufacturer or dealer.

         o Captive - companies primarily engaged in supporting the financing or leasing of a parent company's products.


                        Supplement Dated October 4, 2002

                              INVESTOR SUITABILITY

   General. Units are an illiquid asset. They are not freely transferable, there is no public market in which to sell them, and we do not expect one to develop. You should only purchase units if you have adequate financial means, do not need liquidity and are able to withstand the risks inherent in a long-term investment. Units are not an appropriate investment if you must rely upon distributions from us as an important source of income. Accordingly, you must, at a minimum, meet the requirements described below to purchase units.


   We or the brokers selling units on our behalf must have reasonable grounds to believe, on the basis of information obtained from you, that an investment in our units is suitable and appropriate for you in light of your age, investment objectives, investment experience, income, financial needs and other investments and that your net worth is sufficient to sustain the risks inherent in an investment in our units. We and they will rely on what you tell us in your subscription agreement about your financial situation and investment objectives. Selling dealers must maintain in their files documents disclosing the basis upon which the determination of suitability was reached. Consequently, it is important that you provide complete and accurate information. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home and that you must value the assets included in your net worth calculation at their fair market value. For IRAs and HR-10, or Keogh, plans and other benefit plans, these suitability standards must be met by the beneficiary, the IRA or the plan, or by the donor or grantor who directly or indirectly supplies the funds to purchase the units, if that donor or grantor is the fiduciary of the IRA or the plan.


   Basic Investor Suitability. You must meet our basic suitability requirements to invest. In general, you must have either:

   o a net worth of at least $45,000 plus $45,000 of annual gross income; or

   o a net worth of at least $150,000.


Certain State Requirements. Residents of California, Iowa, Massachusetts, Michigan, Missouri, Oregon and North Carolina must have either of the following in order to invest:


   o a net worth of at least $60,000 plus $60,000 of annual gross income; or

   o a net worth of at least $225,000.

   Minnesota investors must purchase a minimum of 20 units, or $2,000, for HR-10, or Keogh, plans and IRAs. If you are a resident of Iowa, Nebraska or Pennsylvania, your investment may not exceed 10% of your net worth. Iowa and Nebraska residents must purchase a minimum of 50 units. If you are a Kansas, Missouri or Ohio resident, your investment may not exceed 10% of your liquid net worth.

   Who Should Invest. You should invest only if you:

   o are prepared to hold this investment for 10 years, that is, the period ending five years from when we complete the offering, which we call the reinvestment period, and the following three years during which we intend to liquidate our assets (subject, however, to the right of the limited partners, by majority vote, to extend the reinvestment period);

   o have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

   o are prepared to assume the substantial risks associated with this investment.

                                   FORECASTS

   The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our units is not permitted.

                               TABLE OF CONTENTS

INVESTOR SUITABILITY ..................................................      1
FORECASTS .............................................................      1
SUMMARY OF THE OFFERING ...............................................      3
 Lease Equity Appreciation Fund I .....................................      3
 The Offering .........................................................      8
RISK FACTORS ..........................................................      9
 Partnership Risks ....................................................      9
 Risks Inherent in Our Business .......................................     11
 Tax Risks ............................................................     15
USE OF PROCEEDS .......................................................     18
MANAGEMENT COMPENSATION ...............................................     20
CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES ..................     24
 Conflicts of Interest ................................................     24
 Fiduciary Duty of Our General Partner ................................     26
MANAGEMENT ............................................................     27
OTHER PROGRAMS MANAGED BY AFFILIATES OF OUR GENERAL PARTNER ...........     30
INVESTMENT OBJECTIVES AND STRATEGIES ..................................     31
INCOME, LOSSES AND DISTRIBUTIONS ......................................     38
FEDERAL INCOME TAX CONSIDERATIONS .....................................     40
INVESTMENT BY QUALIFIED PLANS .........................................     52
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ...........     55
SUMMARY OF OUR PARTNERSHIP AGREEMENT ..................................     56
REPORTS TO LIMITED PARTNERS ...........................................     62
THE OFFERING ..........................................................     63
HOW TO SUBSCRIBE ......................................................     65
SUPPLEMENTAL SALES LITERATURE .........................................     65
LEGAL MATTERS .........................................................     65
EXPERTS ...............................................................     65
WHERE YOU CAN FIND MORE INFORMATION ...................................     66
FINANCIAL STATEMENTS ..................................................    F-1
Appendix A AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP ......    A-1
Appendix B PRIOR PERFORMANCE TABLES ...................................    B-1
Appendix C SUBSCRIPTION AGREEMENT .....................................    C-1

                            SUMMARY OF THE OFFERING

   Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus, including the "Risk Factors" section, before deciding to invest in our units.

                        Lease Equity Appreciation Fund I

The Fund...........................  We are a Delaware limited partnership that will acquire a diversified portfolio of equipment that we
                                     will lease to third parties. We will also acquire
                                     equipment subject to existing leases from other
                                     equipment lessors. The equipment we acquire may be
                                     new, used or reconditioned. We expect that the
                                     equipment we lease will be principally for general
                                     business and industrial use and that we will focus on
                                     the small to mid-size business market, generally
                                     businesses with 500 or fewer employees, $1 billion or
                                     less in total assets or $100 million or less in total
                                     annual sales. We expect that the per unit equipment
                                     cost for leases we originate generally will be
                                     between $20,000 and $2 million. We have not
                                     identified any investments as of the date of this
                                     prospectus. For a more complete discussion, you
                                     should read the prospectus section "Investment
                                     Objectives and Strategies." Our principal office in
                                     Delaware is at 49 Bancroft Mills, Unit P-15,
                                     Wilmington, Delaware 19809, and our telephone number
                                     is (302) 658-5600.

Management.........................  We will be managed by LEAF Asset Management, Inc., which will also be our general partner. The principal
                                     office of LEAF Asset Management is at 1845 Walnut
                                     Street, Philadelphia, Pennsylvania 19103, and its
                                     telephone number is (215) 574-1636. LEAF Asset
                                     Management's management team has substantial
                                     experience in the finance and equipment leasing
                                     industries as its members have held senior executive
                                     and risk management positions with financial
                                     institutions such as CitiCapital Vendor Finance,
                                     CoreStates Bank, N.A., Fidelity Leasing, Inc. and
                                     Tokai Financial Services, Inc. LEAF Asset
                                     Management's core executive team, consisting of Crit
                                     DeMent, Miles Herman and Nick Capparelli, and other
                                     senior staff members, were key members of management
                                     teams that built two equipment leasing operations
                                     which were acquired by international financial
                                     institutions. Most recently they were key members of
                                     a management team that, in 1996, began an equipment
                                     leasing business focused on the small to mid-sized
                                     business market for Resource America, Inc., the
                                     corporate parent of our general partner, that by June
                                     30, 2000 had grown into an operation that managed
                                     over $600 million in equipment leasing assets. In
                                     August 2000, this business was sold to European
                                     American Bank, a subsidiary of ABN AMRO Bank, N.V.,
                                     for $583 million, including the assumption of $431
                                     million in third party debt. We describe the
                                     background and experience of our general partner's
                                     management team in the prospectus section
                                     "Management."

Fund Objectives....................  Our investment objectives are to:

                                     o preserve, protect and return your invested capital;

                                     o generate regular cash distributions to you during the
                                       period ending five years after the offering terminates;

                                     o reinvest revenues, after payment of our expenses,
                                       establishment of appropriate reserves and making
                                       specified distributions to partners, in purchases of
                                       additional equipment during the period ending five
                                       years after the offering terminates; and

                                     o provide additional cash distributions after the end
                                       of the five year reinvestment period and until all of
                                       our equipment has been sold.

                                     The reinvestment period may not be extended without
                                     amending our partnership agreement, which requires a
                                     majority vote of our unitholders.

                                     We expect to begin making distributions following the
                                     end of the quarter in which we sell the minimum
                                     number of units. We also expect that, during the
                                     early years of our operations, our distributions will
                                     be substantially tax-deferred. We cannot assure you,
                                     however, as to the timing or specific level of actual
                                     distributions, or whether we will achieve any of our
                                     objectives. We describe our investment objectives and
                                     strategies in the prospectus section "Investment
                                     Objectives and Strategies." We describe our
                                     distribution policies in the prospectus section
                                     "Income, Losses and Distributions."

Risk Factors.......................  An investment in our units involves risks, including the following:

                                     o You must rely on our general partner to manage us.

                                     o We have not specifically identified our investments. As
                                       a result, you cannot evaluate the risks of, or potential
                                       returns from, any of our investments.

                                     o Our performance will be subject to the risk of lease defaults.

                                     o Our success will depend upon our ability to realize
                                       residual value from our equipment once the leases on
                                       that equipment terminate.

                                     o You may not be able to resell the units since they
                                       will not be listed on any stock exchange or
                                       inter-dealer quotation system, and there are
                                       significant restrictions on transfer. We do not
                                       intend to assist in the development of any secondary
                                       market for, or provide qualified matching services
                                       for purchasers and sellers of, our units. Any sale
                                       that you may be able to arrange may be at a
                                       substantial discount to your investment, partnership
                                       equity per unit or other measures of value.

                                     o We will borrow to buy equipment. This increases our
                                       risk of loss in the event our revenues are
                                       insufficient to pay our debt service and other
                                       expenses.

                                     o Our general partner will receive substantial
                                       compensation from us, which will reduce distributions
                                       to you.

                                     o We do not guarantee our distributions or a return of your capital.

                                     o You will have limited voting rights.

                                     For a more complete discussion of the risks relating to an investment in our units, you should read the prospectus section "Risk Factors."


Leverage...........................  We intend to finance a significant portion of the cost of the equipment we acquire through borrowing,
                                     including financing provided through securitizations.
                                     We believe that, under current market conditions,
                                     upon full investment and assuming we sell the maximum
                                     number of units, our borrowings will be approximately
                                     67% of the aggregate acquisition costs of our
                                     investments. However, we do not have a required
                                     minimum or maximum amount of financing. As a result,
                                     the amount of financing we use may be greater or
                                     lesser than we currently anticipate. We describe our
                                     borrowing policies in the prospectus section
                                     "Investment Objectives and Strategies - Borrowing."

Income, Losses, Credits and
Distributions......................  Our income, losses, credits and distributions will be allocated 99% to our limited partners and 1% to our
                                     general partner. We describe our allocation of
                                     income, losses, credits and distributions in the
                                     prospectus section "Income, Losses and
                                     Distributions."


Fees of Our General Partner
and Its Affiliates.................  Our general partner and its affiliates will receive substantial fees and other compensation from us, as
                                     follows:

                                     o Our general partner will have a partnership interest
                                       equal to 1% of all of our taxable income, losses and
                                       cash distributions.

                                     o Our general partner will receive an organization and
                                       offering expense allowance of 3% of offering proceeds
                                       to reimburse it for expenses incurred in preparing us
                                       for registration or qualification under federal and
                                       state securities laws and subsequently offering and
                                       selling our units. This expense allowance does not
                                       cover underwriting fees or sales commissions, but
                                       does cover reimbursement of bona fide accountable due
                                       diligence expenses of selling dealers to a maximum of
                                       1/2 of 1% of offering proceeds.

                                     o Our general partner will receive a fee for acquiring
                                       our equipment of 2% of the purchase price we pay,
                                       including debt we incur or assume in connection with
                                       the acquisition. This fee will include our general
                                       partner's out-of-pocket expenses related to its
                                       acquisition activities.

                                     o Our general partner will receive a subordinated
                                       annual asset management fee of either 3% of gross
                                       rental payments on our operating leases or 2% of
                                       gross rental payments on our full payout leases. During
                                       the five-year reinvestment period, the management fee
                                       will be subordinated to the payment to limited
                                       partners of a cumulative annual distribution of 8% of
                                       their capital contributions, as adjusted by distributions
                                       deemed to be a return of capital.

                                     o Our general partner will receive a subordinated
                                       commission equal to one-half of a competitive
                                       commission, to a maximum of 3% of the contract sales
                                       price, for arranging the sale of our equipment after
                                       the expiration of a lease. This commission will be
                                       subordinated to the return to our limited partners of the
                                       purchase price of their units plus a cumulative annual
                                       distribution, compounded daily, of 8% of their capital
                                       contributions, as adjusted by distributions deemed to be a return of capital.

                                     o Our general partner will receive a commission equal
                                       to the lesser of a competitive rate or 2% of gross
                                       rental payments derived

                                       from any re-lease of equipment, payable as we receive
                                       rental payments from re-lease. We will not, however,
                                       pay a re-lease commission if the re-lease is with
                                       the original lessee or its affiliates.

                                     o Our general partner will be reimbursed for operating
                                       and administrative expenses, subject to limitations
                                       contained in our partnership agreement.

                                     o Anthem Securities, Inc., which is the dealer-manager
                                       for the offering of our units and an affiliate of our
                                       general partner, will receive an underwriting fee of
                                       2% of the offering proceeds for obtaining and
                                       managing the group of broker-dealers who will sell
                                       the units in this offering. No selling broker-
                                       dealers have been identified as of the date of this
                                       prospectus. From this fee, Anthem Securities may
                                       reimburse selling broker-dealers up to 1% of the
                                       proceeds of each unit sold by them for marketing
                                       expenses. Anthem Securities will also receive sales
                                       commissions of 8% of the proceeds of each unit sold
                                       by it, although it is not anticipated that it will
                                       sell a material number of units.

                                     For a more complete description of the fees or other
                                     compensation payable to our general partner and its
                                     affiliates, you should read the prospectus section
                                     "Management Compensation."

Our General Partner's Relationship
with Us May Be
Conflicted.........................  Our general partner may be subject to conflicts of interest because of its relationship to us. These
                                     potential conflicts include:

                                     o There were no arm's-length negotiations in
                                       determining our general partner's compensation.

                                     o Actions taken by our general partner may affect the
                                       amount of cash available for distribution to you and
                                       our general partner's compensation.

                                     o Our general partner and its affiliates may engage in
                                       activities that compete with us.

                                     o We do not have any employees and rely on employees of
                                       our general partner and its affiliates.

                                     For a more complete description of the conflicts of
                                     interest to which our general partner may be subject,
                                     you should read the prospectus section "Conflicts of
                                     Interest and Fiduciary Responsibilities."


Use of Proceeds....................  We expect to invest approximately 80% of the offering proceeds in equipment that we lease to end users, excluding proceeds we will retain as working captital. We will use the balance of the offering proceeds to pay underwriting fees, selling commissions and due diligence fees,
                                     organization and offering expenses and acquisition
                                     fees. We describe our expected use of the offering
                                     proceeds in the prospectus section "Use of Proceeds."


Partnership Agreement............... Our agreement of limited partnership will govern our activities, the relationships among the limited
                                     partners and the relationship between


                                     the limited partners and our general partner. The
                                     following is a brief summary of some of the principal
                                     provisions of our partnership agreement apart from
                                     the allocation of income, loss and distributions, and
                                     the fees of our general partner and its affiliates,
                                     described previously in this summary. For a more
                                     complete description, you should read the prospectus
                                     section "Summary of Our Partnership Agreement." In
                                     addition, the form of our amended and restated
                                     partnership agreement is included as Appendix A to
                                     this prospectus.

                                     o Voting rights: Each limited partner has one vote per
                                       unit held on all matters brought before the limited
                                       partners. Limited partners are entitled to vote on
                                       specified fundamental matters, such as amendments to
                                       our limited partnership agreement, removal of our
                                       general partner, a merger or sale of all or
                                       substantially all of our assets or our dissolution,
                                       but otherwise have no participation in determining
                                       our operations or policies. Neither our general
                                       partner nor any of its affiliates may participate in
                                       any vote by the limited partners to remove our
                                       general partner as general partner.

                                     o Meetings: Our general partner, or limited partners
                                       holding 10% or more of our outstanding units, may
                                       call a meeting of the limited partners on matters on
                                       which they are entitled to vote.

                                     o Limited liability: So long as a limited partner does
                                       not participate in the control of our business and
                                       otherwise acts in conformity with our partnership
                                       agreement, his or her liability will be limited to
                                       the amount of his or her invested capital, plus his
                                       or her share of any undistributed profits and assets.

                                     o Transferability of units: Our partnership agreement
                                       restricts the transfer of units so that we will not
                                       be treated as a "publicly traded partnership" for
                                       federal income tax purposes and taxed as a
                                       corporation. As a result of these restrictions, you
                                       may not be able to transfer your units when you want.

                                     o Removal of general partner: Our general partner may
                                       be removed only upon a vote of limited partners
                                       holding a majority of our outstanding units. Neither
                                       our general partner nor any of its affiliates may
                                       participate in any vote by the limited partners to
                                       remove our general partner as general partner.

                                     o Amendment of partnership agreement: Our partnership
                                       agreement generally may be amended by the vote of
                                       limited partners holding a majority of our
                                       outstanding units. No amendment may be made that
                                       would change any partner's interest in distributions
                                       or partnership income or losses without the consent
                                       of all affected partners.

                                     o Term: We will terminate on December 31, 2027, unless
                                       sooner terminated as set forth in our partnership
                                       agreement. Our partnership agreement does not provide
                                       for renewal or extension of the partnership term,
                                       which may only be done by amendment of our
                                       partnership agreement.

                                  The Offering

Securities Offered.................  A minimum of 20,000 units and a maximum of 500,000 units.

Minimum Investment.................  You must purchase a minimum of 25 units for $2,500.
                                     HR-10, or Keogh, plans and IRAs must purchase a
                                     minimum of 10 units for $1,000. Minnesota investors
                                     must purchase a minimum of 20 units, or $2,000, for
                                     HR-10, or Keogh, plans and IRAs. The minimum
                                     subscription for Iowa and Nebraska residents is 50
                                     units or $5,000.

Offering Period....................  Until August 15, 2004. The offering of units after
                                     August 15, 2003 will be subject to renewal,
                                     requalification or other consent in each state or
                                     other jurisdiction requiring such renewal,
                                     requalification or consent. The offering will
                                     terminate if we do not receive and accept
                                     subscriptions for the minimum offering amount by
                                     August 15, 2003.

Escrow.............................  We will deposit your investment in an interest-bearing escrow account until we have sold
                                     the minimum number of units or until the end of the
                                     offering period, whichever is earlier. If the
                                     offering period terminates and we have not sold the
                                     minimum number of units, all funds will be returned
                                     to investors with any interest earned, and without
                                     deduction. If we sell the minimum number of units
                                     before the offering period terminates, investors will
                                     be admitted as limited partners and the escrowed
                                     funds will be delivered to us for use as described in
                                     this prospectus. The interest earned on your
                                     subscription funds will be paid to you either upon
                                     your admission as a limited partner or upon return of
                                     your investment following termination of the offering
                                     period.

Subscription Procedure.............  You must fill out and sign a subscription agreement, attached to this prospectus as Appendix C, to
                                     purchase units. You should send your subscription
                                     agreement and the purchase price of your units as
                                     instructed in the subscription agreement.

Closings...........................  We will hold the initial closing of the offering once we receive subscriptions for 20,000 units, excluding
                                     units subscribed for by Pennsylvania and Iowa
                                     residents or by our general partner and its
                                     affiliates. At that time, we will admit investors as
                                     limited partners and receive the escrowed funds from
                                     the escrow agent. After the initial closing, we will
                                     hold weekly closings until we have sold all of the
                                     units or the offering period terminates, whichever
                                     comes first.

                                     If you are a Pennsylvania or Iowa resident, we must
                                     hold your investment in escrow until we receive and
                                     accept subscriptions for at least 25,000 units. We
                                     must offer you the opportunity to rescind your
                                     investment if we have not received subscriptions for
                                     25,000 units within 120 days of the date the escrow
                                     agent receives your investment. We must repeat this
                                     offer to you every 120 days after that during the
                                     period of the offering in Pennsylvania and Iowa.

                                     For further information concerning our offering, you
                                     should read the prospectus sections "The Offering,"
                                     "Investment by Qualified Plans" and "How to
                                     Subscribe."

                                  RISK FACTORS

   Units of limited partnership interest are inherently different from capital stock of a corporation, although many of the business risks to which we will be subject are similar to those that would be faced by a corporation engaged in a similar business. You should consider the following risk factors together with all of the other information included in this prospectus in evaluating an investment in our units. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, you may lose some or all of your investment.

                               Partnership Risks

We have no operating history.

   We were organized in January 2002 by our general partner. As a newly-organized entity, we have no operations upon which you can base an evaluation of the desirability of investing in our units, nor can we predict whether our operations will be successful or whether we will meet our stated investment objectives. While an affiliate of our general partner has previously sponsored public equipment leasing programs, these programs were sponsored when the general partner was under different ownership and management. This offering represents the first public equipment leasing program sponsored by the general partner and its affiliates under its current ownership and management. We have included certain information regarding the prior programs in this prospectus in the section "Other Programs Managed by Affiliates of Our General Partner."

You will have very limited voting rights and ability to control management.

   Unlike a holder of common stock in a corporation, you will have only limited voting rights on matters affecting our business. You will have no right to elect our general partner on an annual or other continuing basis. In addition, our general partner may be removed only upon the vote of limited partners holding a majority of our outstanding units. Neither our general partner nor any of its affiliates may participate in any vote by the limited partners to remove our general partner as general partner. For a description of the voting rights of our limited partners, you should read the prospectus section
"Summary of Our Partnership Agreement - Meetings and Voting Rights of Limited Partners."

You should not assume that we will generate sufficient cash for reinvestment during the reinvestment period.

   During the period ending five years after the completion of this offering, we have the right to reinvest revenue above the amounts necessary to pay you 8% annual distributions on your adjusted capital contribution in additional equipment for lease. Under our partnership agreement your "adjusted capital contribution" is the purchase price of your units reduced by distributions made to you in excess of both the 8% annual distribution and the amount by which previous distributions have resulted in your receiving less than an 8% annual distribution. For a description of our reinvestment program you should read the prospectus section "Income, Losses and Distributions - Reinvestment." However, for the reasons described in this "Risk Factors" section, you should not assume that we will be able to generate cash for reinvestment or even that we will generate cash sufficient to pay you all or any part of an 8% annual distribution.

We cannot predict whether we will be able to pay cash distributions.

   We cannot predict the amount of cash we will generate and, as a result, the amount of distributions we may pay you, if any. The actual amounts of cash we generate will depend upon numerous factors relating to our business which may be beyond our control, including:

   o demand for equipment leases we provide;

   o profitability of our operations;

   o required principal and interest payments on any debt we may incur;

   o lease defaults;

   o prevailing economic conditions; and

   o government regulations.

Cost reimbursements and fees we will pay to our general partner, and reserves our general partner may establish, will reduce our cash available for distribution.

   Before making any distributions to partners, we will reimburse our general partner for expenses incurred by it on our behalf during the related period as described in the prospectus section "Management Compensation." The amount of these expenses will be determined by our general partner subject to limitations set forth in our partnership agreement. In addition, our general partner and its affiliates will provide us services for which we will be charged fees as described in this prospectus. Moreover, our general partner will determine the amount of reserves that we will maintain for future expenses or contingencies. The reimbursement of expenses, payment of fees or creation of reserves could adversely affect our ability to make distributions.

We will pay significant fees to our general partner and its affiliates, which will reduce cash available for distributions.

   Our general partner and its affiliates, including Anthem Securities, will receive substantial fees as described in the prospectus section "Management Compensation." Some fees will be paid without regard to the amount of distributions paid to you and regardless of the success or profitability of our operations. The compensation and fees of our general partner and its affiliates were established by the general partner and are not based on arm's-length negotiations. Approximately 18% of the proceeds from the sale of the units, including sales commissions and certain other offering expenses paid to our general partner or its affiliate, Anthem Securities, and reallowed to the selling broker-dealers, will be used to pay organization, offering and equipment acquisition fees to the general partner and its affiliates.

Your ability to dispose of your investment in us will be limited.

   We do not anticipate that a public market will develop for our units. Moreover, our partnership agreement imposes significant restrictions upon your right to transfer units. For a description of these restrictions you should read the prospectus section "Summary of Our Partnership Agreement - Transfer of Units." We have established these restrictions so that we will not be considered a publicly traded partnership, and thus taxed as a corporation, for federal income tax purposes. As a consequence, you may not be able to liquidate your investment in the event of an emergency and units probably will not be readily acceptable as collateral for loans. You should only invest if you are prepared to hold this investment for at least 10 years, that is, the period consisting of the offering period, the five year reinvestment period and a subsequent period of three years during which we will liquidate our assets. As a result, you should view your investment in our units as illiquid and should not invest in our units unless you have no need for the funds you invest. You should also consider that, in the event we encounter unexpected difficulties in liquidating our investments, the 10 year period could increase.

You could be liable for our obligations if you participate in the control of our business; you may be required to return improperly received distributions.

   In general, limited partners are not liable for the obligations of a limited partnership unless they participate in the control of the limited partnership's business. What constitutes participating in the control of a limited partnership's business has not been clearly established in all states. If it were determined, for example, that the right or the exercise of your right, as a group:

   o to remove our general partner,

   o to approve some amendments to the partnership agreement, or

   o to take other action under the partnership agreement constituted participation in the control of our business, then you could be held liable for our obligations to the same extent as a general partner; that is, you could be personally held liable for our losses beyond the amount of your investment to us. In addition, you may be required to return any distribution you receive if you knew at the time the distribution was made that it was improper because it rendered us insolvent. For further discussion of your liabilities as a limited partner, you should read the prospectus section "Summary of Our Partnership Agreement - Liability of Partners."

Your ability to commence an action against our general partner is limited by our partnership agreement.

   Our partnership agreement provides that neither our general partner nor any of its affiliates will have any liability to us for any loss we suffer arising out of any action or inaction of our general partner or an affiliate if the general partner or affiliate determined, in good faith, that the course of conduct was in our best interests and did not constitute negligence or misconduct. As a result of these provisions in our partnership agreement, your right to commence an action against our general partner may be more limited than it would be absent these provisions. For a discussion of these provisions of our partnership agreement, you should read the prospectus section "Conflicts of Interest and Fiduciary Responsibilities - Fiduciary Duty of Our General Partner."

Our general partner may be subject to various conflicts of interest arising out of its relationship to us.

   Our partnership agreement does not prohibit our general partner or its affiliates from investing in or acquiring equipment and equipment leases and they can engage in acquisitions, financing, refinancing, leasing and releasing opportunities on their own behalf or on behalf of other partnerships. Our general partner could be confronted with decisions whereby it would have an economic incentive to place its interests above ours. Any conflicts in determining and allocating investment between us and our general partner or between us and another program managed by our general partner or its affiliates will be resolved by the board of directors of our general partner which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by us.

We have not retained separate counsel or other professionals.

   The legal counsel that represents our general partner and the dealer-manager, Anthem Securities, also represents us. The limited partners, as a group, have not been represented by separate legal counsel.

We cannot provide you with information concerning the allocation, in our prior programs, of cash distributions between those derived from operations and those derived from sales or refinancings.

We cannot provide you with information concerning the allocations, in our prior programs, of cash distributions between those derived from operations and those derived from sales or refinancings. The former management of these partnerships did not keep records on a cash basis that would have enabled information on the source of distributions, on a cash basis, to be separately tracked. Accordingly, you will have less information upon which to evaluate the historical performance of programs sponsored by our general partner, under its prior management, than may be the case with other equipment leasing programs.

                         Risks Inherent in Our Business

Because we do not know what the composition of our investment portfolio will be, you cannot evaluate our portfolio at the time you invest.

   We have not specifically identified the equipment we will lease or the persons to whom we will lease our equipment. We will begin to develop our portfolio once we are ready to invest our funds. For a description of the strategies we intend to apply in developing our portfolio, you should read the prospectus section "Investment Objectives and Strategies." The composition of our investment portfolio will depend upon national and local economic conditions and the markets for equipment and equipment leases at the time we acquire the equipment. As a result, you cannot evaluate the risks of, or potential returns from, our portfolio at the time you invest.

Our success will be subject to risks inherent in the equipment leasing business, any of which may affect our ability to operate profitability.

   A number of factors may affect our ability to operate profitably. These include:

   o the quality of the equipment we lease;

   o the continuing strength of the equipment manufacturers;

   o the timing of equipment purchases and our ability to forecast technological advances;

   o technological and economic obsolescence;

   o changes in economic conditions, including fluctuations in demand for equipment, interest rates and inflation rates;

   o defaults by lessees; and

   o increases in our expenses, including labor, tax and insurance expenses.

Higher than expected equipment lease defaults may result in losses.

   Higher than expected equipment lease defaults will result in a loss of anticipated revenues. These losses may adversely affect our ability to make distributions to partners and, if the level of defaults is sufficiently large, may result in our inability to fully recover our investment. While we will seek to repossess and re-lease or sell the equipment subject to a defaulted lease, we may not be able to do so on advantageous terms. If a lessee files for protection under the bankruptcy laws, we may experience difficulties and delays in recovering the equipment from the defaulting lessee. The equipment may be returned in poor condition and we may be unable to enforce important lease provisions against an insolvent lessee, including the contract provisions that require the lessee to return the equipment in good condition. In some cases, a lessee's deteriorating financial condition may make trying to recover what the lessee owes impractical. The costs of recovering equipment upon a lessee's default, enforcing the lessee's obligations under the lease, and transporting, storing, repairing and finding a new lessee or purchaser for the equipment may be high and may affect our ability to make distributions or result in a loss to us. If a lessee defaults on a lease we acquired using borrowed funds or subsequently financed, the entire proceeds from the re-leased or sold equipment will typically first be applied to payment of the financing and only after full repayment would we be entitled to any remaining proceeds. In these circumstances, we may lose some or all of our investment in the equipment.

Using "leverage" to build our portfolio subjects us to the risk that our revenues may not be sufficient to cover our operating costs plus debt service and, consequently, may result in losses.

   We expect to "leverage" the acquisition costs of our equipment through borrowing, including securitization financing. For a description of the borrowing strategies we intend to use, you should read the prospectus section "Investment Objectives and Strategies - Borrowing." While we anticipate our borrowings and securitization financings will be approximately 67% of the aggregate acquisition costs of our equipment, we are not limited as to the amount of debt or securitization financing that we may incur. As a result, the amount of our debt and securitization financing may be significantly more or less than 67%. The amount will depend upon our general partner's assessment of the availability of funds on acceptable terms and upon the actual composition of our investment portfolio. While leverage can enhance our return on invested capital, if the return on investments we finance fails to cover the fixed cost of the financings, or if the return is negative, our ability to make distributions will be impaired and the value of our net assets will decline more rapidly than would be the case in the absence of leverage. We may pledge some or all of our portfolio as collateral for our financings. If we are unable to pay our debt service because of the failure of our lessees or borrowers to make lease payments, or due to other factors, we may lose the pledged collateral. Lenders or securitizers may require covenants that could restrict our flexibility in the future. In order to repay our financing, we may be required to dispose of assets at a time we would otherwise not do so.

If we are unable to realize the residual value of our equipment, we may incur losses.

   We expect that a significant portion of our portfolio will be "operating leases," under which the net present value of aggregate rental payments during the initial lease term generally results in recovery of only a portion of the purchase price of the equipment. Therefore, the ability to recover the full equipment purchase price and our expected return in connection with an operating lease depends on the potential value of the equipment once the primary lease term expires. We call this the "residual value." The residual value will depend upon numerous factors beyond our control, including:

   o whether the original lessee desires to retain the equipment;

   o the cost of comparable new equipment;

   o the obsolescence or poor condition of the leased equipment; and

   o the existence of a secondary market for the type of used equipment.

   For a description of the strategies we intend to use in realizing residual value, you should read the prospectus section "Investment Objectives and Strategies - Leasing Strategies: Residual Realization."

Interest rate changes may reduce the value of our portfolio and our returns on it.

   Changes in interest rates will affect the market value of our portfolio. In general, the market value of an equipment lease will change in inverse relation to an interest rate change where it has a fixed rate of return. Accordingly, in a period of rising interest rates, the market value of our equipment leases will decrease. A decrease in the market value of our portfolio will adversely affect our ability to obtain financing against our portfolio or to liquidate it. Interest rate changes will also affect the return we obtain on new equipment leases. During a period of declining rates, our reinvestment of rental payments may be at lower rates than we obtained in prior equipment leases or the equipment leases being repaid, thereby reducing our gross revenues. Also, increases in interest on financing we obtain will not necessarily be reflected in increased rates of return on the equipment leases funded through that debt, which would adversely affect our net return on them. Accordingly, interest rate changes may materially affect our revenues, which in turn may affect the amount we are able to distribute to limited partners. For a discussion of the possible affects interest rate changes may have on us you should read the prospectus section "Management's Discussion and Analysis of Financial Condition."

If we raise only the minimum offering amount, we may not be able to diversify our investments.

   We may begin operations if we sell a minimum of 20,000 units, resulting in net proceeds to us, after offering and organization expenses, of approximately $1.7 million. Our ability to acquire a diversified portfolio will be adversely affected if we sell only the minimum number of units.

   Iowa and Pennsylvania investors: Because the minimum offering amount is less than 25,000 units, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscriptions.

We may not be able to compete successfully in the highly competitive equipment leasing business.

   The equipment leasing business is highly fragmented and competitive. We will compete with:

   o a large number of national, regional and local banks, savings banks, leasing companies and other financial institutions;

   o captive finance and leasing companies affiliated with major equipment manufacturers; and

   o other sources of equipment lease financing, including other publicly-offered partnerships.

   Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than either we or our general partner will have, even if we sell the maximum number of units in our offering. Competition with these entities may delay investment of our capital, reduce the creditworthiness of potential lessees or borrowers to whom we have access, or decrease our yields. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. A lower cost of funds could enable a competitor to offer leases or loans at rates which are less than ours, potentially forcing us to lower our rates or lose origination volume.

Current economic conditions may adversely affect our ability to build our portfolio.

   The current economic slowdown in the United States may adversely affect our ability expeditiously to invest the proceeds of this offering as businesses seek aggressively to reduce their costs. This may result in distributions to partners that, in the initial period of our operations, may be less than if the proceeds were fully invested. The economic slowdown has also reduced interest rates which may reduce the returns we can obtain on our leases and, as a consequence, the distributions we can make to partners. Continuation of current conditions, or recurrence of these conditions, may reduce our income or partnership distributions, increase our delinquencies or defaults and reduce our ability to obtain financing, or "leverage," to build our portfolio.

Resignation or removal of our general partner, or loss of key management personnel from our general partner, could adversely affect our ability to conduct our business or make distributions.

   Our future success depends to a significant extent on the continued service of our general partner and its senior management team and, in particular, Crit DeMent, our general partner's chairman. Although the parent of our general partner entered into an employment agreement with Mr. DeMent, neither LEAF Financial nor our general partner has any current plans to execute employment agreements with their other employees. As a result, LEAF Financial and our general partner may be unable to retain employees or attract and retain new employees, either of which could materially adversely affect our ability to conduct our business, reducing our revenues and thereby affecting our ability to make distributions. Neither we, LEAF Financial nor our general partner maintain key man life insurance with respect to Mr. DeMent.

Damage or disruptions to our general partner's operating systems could make us less attractive as a source of equipment leases.

   Our ability to originate leases, manage our operations and realize residual values from our equipment leases depends upon the operating systems of our general partner, particularly its computer, telecommunications and related equipment, and its ability to protect those systems against damage or disruptions from power loss, telecommunications failure, computer intrusions or viruses or similar adverse events. Although our general partner will implement security and protective measures, our general partner's systems could still be vulnerable. Any damage or disruption to these systems could make us less attractive to customers as a source of equipment leases.

We may be unable to obtain insurance for certain types of losses.

   While our equipment leases will generally require lessees or borrowers to have comprehensive insurance on the equipment under lease and to assume the risk of loss, some losses may be either uninsurable or not economically insurable, such as from war or earthquakes. Furthermore, we can neither anticipate nor obtain insurance against all possible contingencies that may affect the equipment. If an event against which we have no insurance were to occur, we could lose some or all of our investment in the affected equipment.

If we are, or become, subject to usury laws, it could result in reduced revenues or, possibly, lags on our investment.

   Equipment leases have sometimes been deemed to be loan transactions subject to state usury laws. These laws impose maximum interest rates that may be charged on loans as well as penalties for violation, including restitution of excess interest and unenforceability of debt. We will seek to structure our leases so that they will not be deemed to be loans or to violate state usury laws. However, uncertainties in the application of some laws may result in inadvertent violations which could result in reduced investment returns or, possibly, loss on an investment.

Investments in joint ventures may be subject to risks that our co-venturer may have different business objectives than ours.

   Our partnership agreement permits us to invest in joint ventures. Investing in joint ventures involves risks not present when directly investing in equipment to lease to end users. These risks include the possibility that our co-venturer may have business or economic objectives or interests that are inconsistent with ours and want to manage the joint venture in ways that do not maximize our return. Among other things, actions by a co-venturer might subject equipment leases owned by the venture to liabilities greater than those we contemplate. Also, when more than one person controls a venture, there may be a stalemate, or impasse, on decisions, including decisions regarding a proposed sale or other transfer of assets. Moreover, while our partnership agreement requires that any joint venture arrangement contain provisions permitting one venturer to buy the equipment from the other co-venturer in the case of a sale, it may not have the resources to do so.

                                   Tax Risks

   For a discussion of the expected material federal income tax consequences of owning and disposing of our units, you should read the prospectus section "Federal Income Tax Considerations."

You may be required to pay taxes on income from us even if you do not receive commensurate cash distributions.

   You will be required to pay federal income taxes and, in some cases, state and local income taxes, on your allocable share of our income, whether or not you receive cash distributions from us. For example, to the extent that we repay the principal of any debt we incur with rental income, or with the proceeds of the sale of one of our investments, your taxable income could exceed the cash we distribute to you. As a result, you may not receive cash distributions equal to your allocable share of our taxable income or even equal to the tax liability to you resulting from that income. For a discussion of federal income tax consequences of unit ownership, you should read the prospectus section "Federal Income Tax Considerations - Tax Consequences of Unit Ownership."

We will not obtain a ruling from the IRS as to our classification as a partnership.

   Under current regulations, we will be classified as a partnership unless we either elect to be treated as an association taxable as a corporation, or are treated as a "publicly traded partnership." We are not seeking an advance ruling on our status and, as a result, the IRS may have a different interpretation which may have adverse tax consequences to investors, as discussed in "-If the IRS classifies us as a corporation you would lose tax benefits." However, the fact that we are not seeking an advance ruling on our status will have no effect on our classification. If, in fact, our units become publicly tradeable, an advance ruling would not protect us from being treated as a "publicly traded partnership." For a discussion of our tax status as a partnership you should read the prospectus section "Federal Income Tax Considerations - Classification as a Partnership."

If the IRS classifies us as a corporation, you will lose tax benefits.

   If the IRS successfully contends that we should be treated as a "publicly traded partnership," we would then be treated as a corporation for federal income tax purposes rather than as a partnership. This would have the following principal consequences to you:

   o Losses realized by us would not pass through to you.

   o We would be taxed at income tax rates applicable to corporations, reducing distributions to you.

   o Your distributions would be taxed as dividend income to the extent of our current and accumulated earnings and profits.

   For a discussion of our tax status as a partnership, you should read the prospectus section "Federal Income Tax Considerations - Classification as a Partnership."

We could lose cost recovery or depreciation deductions if the IRS treats our leases as sales or financings.

   We expect that, for federal income tax purposes, we will be treated as the owner and lessor of the equipment we own and lease. However, if the IRS successfully challenges our leases as sales or financings rather than leases, we would not be entitled to cost recovery, depreciation or amortization deductions with respect to the leased equipment. See "Federal Income Tax Considerations - Tax Treatment of Leases" in this prospectus. The loss of these deductions could reduce the amount of distributions by us that are deemed a tax-free return of capital.

There are limitations on your ability to deduct losses we may generate.

   Your ability to deduct losses we may generate is limited to the amounts that you have at risk. This is generally the amount of your investment, plus any allocations of income and minus any loss allocations and distributions. Additionally, because our operations will constitute passive activities, you can use losses generated by our operations to offset income only from other passive activities in calculating your tax liability. Furthermore, passive losses may not be used to offset interest, rent or royalties or similar "portfolio" income you may receive. For a discussion of the "at risk," passive activity and portfolio income rules, you should read the prospectus section "Federal Income Tax Considerations - Tax Consequences of Unit Ownership."

A portion of our distributions may be treated as a return of capital for federal income tax purposes.

   In any given year, the cash received by you will not necessarily coincide with the amount of taxable income reported by you for federal income tax purposes. To the extent you receive cash in excess of your share of taxable income, such amount will be treated as a return of capital, reducing your tax basis in your units. In the unlikely event that such distributions are in excess of your remaining basis, distributions would be taxable to you to the extent of such excess. Any cash distributed in excess of your basis would be considered to be gain from the sale or exchange of units. For a discussion of the tax consequences of distributions, see "Federal Income Tax Considerations
- Tax Consequences of Unit Ownership."

Your taxable gain or loss on disposition of units could be different than expected.

   Upon the sale of your units, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in those units. Distributions in excess of the net taxable income you were allocated for a unit which decreased your tax basis in that unit will, in effect, become taxable income if the unit is sold at a price greater than your tax basis in that unit, even if the price is less than your original cost. A substantial portion of the amount realized, whether or not representing gains, may be ordinary income. Furthermore, until the IRS publishes final regulations clarifying how basis is determined when a unitholder acquires units at different prices, a sale of less than all units by a unitholder could result in an amount of gain or loss on that sale different than expected. For a discussion of the tax consequences of the disposition of your units, you should read the prospectus sections "Federal Income Tax Considerations - Tax Consequences of Unit Ownership" and " - Sale or Other Disposition of Units."

Investors, other than individuals who are U.S. residents, may have adverse tax consequences from owning units.

   Investment in units by tax-exempt entities, regulated investment companies and foreign persons raises issues unique to them. For example, for unitholders exempt from federal income tax, including IRAs and other retirement plans, virtually all of our income will be unrelated business taxable income and will be taxable to that unitholder. See "Tax Risks - If you are a tax-exempt organization you will have unrelated business taxable income from this investment." Very little of our income will be qualifying income to a regulated investment company. Distributions to foreign persons will be reduced by withholding taxes. For a discussion of the tax consequences of unit ownership by investors other than individuals who are U.S. residents, you should read the prospectus sections "Federal Income Tax Considerations - Foreign Investors," " - Tax Treatment of Certain Trusts and Estates,"
" - Taxation of Employee Benefit Plans and Other Tax Exempt Organizations," and " - Corporate Investors" and the prospectus section "Investment by Qualified Plans."

You will likely be subject to state and local taxes as a result of an investment in units.

   In addition to federal income taxes, you will likely be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property. You will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of the various jurisdictions in which we do business or own property. Further, you may be subject to penalties for failure to comply with those requirements. We will initially own assets and do business in Delaware, which currently imposes a personal income tax. It is your responsibility to file all United States federal, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in our units. For a discussion of state and local tax implications of an investment in our units, you should read the prospectus section "Federal Income Tax Considerations - State and Local Taxation."

An audit of our information return by the IRS may result in adjustments to your individual tax return and, possibly, an audit of your return.

   If an audit by the IRS of our information return results in adjustments to our return, you may have to adjust your individual tax return as well. This might also result in an examination of your return by the IRS, and the examination could cover items unrelated to your investment in us or your returns for prior years. For a discussion of IRS audits, you should read the prospectus section "Federal Income Tax Considerations - Audit by the IRS."

If you are a tax-exempt organization you will have unrelated business taxable income from this investment.

   Tax-exempt organizations are subject to tax on unrelated business taxable income (UBTI). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. Our leasing income will constitute UBTI. Furthermore, for tax-exempt organizations in the form of charitable remainder trusts, having any UBTI will cause all otherwise non-taxable income of the charitable remainder trust to be subject to tax. Pending legislation would subject charitable remainder trusts to a 100% excise tax on UBTI. For a discussion of the tax implications of unit ownership by tax-exempt organizations, you should read the prospectus section "Federal Income Tax Considerations - Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations."

If you are a foreign investor you will be subject to U.S. tax withholding and be required to filed U.S. tax returns.

   Foreign investors should be aware that their share of our income will be subject to U.S. income tax withholding and that they may be required to file U.S. income tax returns. For a discussion of the tax implications of unit ownership by foreign investors, you should read the prospectus section "Federal Income Tax Considerations - Foreign Investors." Foreign investors that are corporations would be subject to a 30% (or lower rate as prescribed by an applicable tax treaty) tax on their "dividend equivalent amount" for purposes of the U.S. branch profits tax.

This investment may cause you to pay alternative minimum tax.

   You may be required to pay alternative minimum tax in connection with this investment, as you will be allocated a proportionate share of our tax preference items. The general partner's operation of us may lead to other adjustments that could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. For a discussion of alternative minimum tax implications, see the prospectus section "Federal Income Tax Considerations - Alternative Minimum Tax."

Our assets may be plan assets for ERISA purposes.

   ERISA and the Internal Revenue Code may apply what is known as the look-through rule to this investment. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisor and carefully consider the effect of that treatment if it were to occur. For a discussion of the tax implications of unit ownership by employee benefit plans, you should read the prospectus section "Federal Income Tax Considerations - Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations."

                                USE OF PROCEEDS



   The tables below set forth information about our expected use of the proceeds from this offering, assuming we pay maximum compensation, fees and expense reimbursements. Because we have not yet acquired any of our investments, we cannot precisely calculate some of the expenses referred to in the table below, so the amount may vary materially. We expect to commit approximately 80% of the offering proceeds to acquire equipment for lease to end users or acquire equipment subject to existing leases. We expect that if we sell only the minimum number of units in this offering, substantially all of our portfolio will consist of equipment we acquire that is subject to existing leases.


                                                                                            Offering proceeds or total assets,
                                                                                          and fees and expenses as a percent of
                                                                            Minimum       --------------------------------------
                                                                       offering of units    Offering proceeds      Total assets
                                                                       -----------------  ---------------------  ---------------
Offering proceeds/assets(1)(2) .....................................       $2,000,000           $2,000,000        $5,068,354
Expenses:
 Sales commissions and related fees(3)(4)(5) .......................         (160,000)                8.00%             3.16%
 Underwriting fees(3)(4) ...........................................          (40,000)                2.00%             0.78%
 Organization and offering expenses(5) .............................          (60,000)                3.00%             1.18%
                                                                           ----------           ----------        ----------
 Public offering expenses ..........................................         (260,000)               13.00%             5.12%
 Acquisition fees(6) ...............................................         (100,650)                5.03%             1.99%
                                                                           ----------           ----------
Net offering proceeds ..............................................        1,639,350                81.97%
Reserves(7) ........................................................          (35,870)                1.79%
                                                                           ==========           ==========
Total proceeds available for investment ............................       $1,603,480                80.18%
Fees and expenses as a percentage of offering proceeds .............                                 18.03%
Fees and expenses as a percentage of total assets ..................                                                    7.11%




                                                                                           Offering proceeds or total assets,
                                                                                           and fees and expenses as a percent of
                                                                            Maximum        -------------------------------------
                                                                       offering of units    Offering proceeds    Total assets
                                                                       -----------------   -------------------  ----------------
Offering proceeds/assets(1)(2) .....................................      $50,000,000          $50,000,000       $126,708,844
Expenses:
 Sales commissions and related fees(3)(4)(5) .......................       (4,000,000)                8.00%              3.16%
 Underwriting fees(3)(4) ...........................................       (1,000,000)                2.00%              0.78%
 Organization and offering expenses(5) .............................       (1,500,000)                3.00%              1.18%
                                                                          -----------          -----------       ------------
 Public offering expenses ..........................................       (6,500,000)               13.00%              5.12%
 Acquisition fees(6) ...............................................       (2,516,242)                5.03%              1.99%
                                                                          -----------          -----------
Net offering proceeds ..............................................       40,983,758                81.97%
Reserves(7) ........................................................         (896,751)                1.79%
                                                                          ===========          ===========
Total proceeds available for investment ............................      $40,087,007                80.18%
Fees and expenses as a percentage of offering proceeds .............                                 18.03%
Fees and expenses as a percentage of total assets ..................                                                     7.11%

---------------
(1) We calculated our maximum total assets using the following assumptions:


    o Investment of 80.18% of offering proceeds, excluding 1.79% of offering proceeds used to establish a working capital reserve.

    o   Borrowing of, on average, 67% of the cost of the equipment we acquire.


    o Reinvestment of all cash flow above the distribution to limited partners during the reinvestment period.

    o Reduction of amounts available for investment by acquisition fees, operating costs and amortizable expenses.

(2) Excludes $1,000 contributed to us by our general partner and $1 contributed to us by our original limited partner at the time of our formation. Upon the initial closing, the original limited partner will withdraw and we will refund her capital contribution.

(3) We will pay selling broker-dealers a sales commission of $8 per unit sold. We will not pay sales commissions, or the underwriting fee referred to in note (4), with respect to units sold to our general partner, the dealer-manager, the selling dealers or their affiliates.


(4) We will pay an amount equal to 2% of offering proceeds to Anthem Securities for acting as the dealer-manager for a group of selling broker-dealers. Out of the amounts received by Anthem Securities, it may reimburse selling broker-dealers up to 1%, or $1.00, per unit for a portion of their marketing expenses in connection with the offering, including expenses incurred in coordinating their sales efforts and training their personnel with respect to the offering. These reimbursements may be deemed to be additional sales compensation.


(5) Our organization and offering expenses consist of legal, accounting and escrow fees, printing costs, filing and qualification fees, overhead costs of our general partner in organizing us and preparing us for the offer and sale of our units and similar fees and expenses, and includes the reimbursement of bona fide accountable due diligence expenses of the selling broker-dealers of up to 1/2 of 1% of offering proceeds.


(6) We will pay our general partner acquisition fees equal to 2% of the total acquisition costs of our equipment, including debt or securitization financing relating to the acquisition and out-of-pocket acquisition expenses incurred by our general partner, but excluding working capital. As a result of our exclusion of working capital, acquisition fees are less than 2% of total assets. Our use of leverage, by increasing the amount we invest, will increase the amount of acquisition fees payable to our general partner.

(7) We will initially establish reserves equal to 1.79% of the offering proceeds for working capital purposes. The amount of our reserves may vary from time to time as our general partner determines the amount of reserves appropriate for our operations. The amount of reserves our general partner establishes will depend upon its analysis of the timing and amount of lease payments we receive, debt service payments, costs and expenses and other existing liabilities, as well as our general partner's expectations regarding potential future liabilities, if any.

                             MANAGEMENT COMPENSATION

   The following table includes our estimate of the maximum amounts of all compensation and other payments that our general partner and its affiliates will receive, directly or indirectly, from us. This compensation was not determined by arm's-length negotiation. Our partnership agreement does not permit our general partner or its affiliates to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.

     Entity receiving
       compensation                 Type and method of compensation                             Estimated amount
       ------------                 -------------------------------                             ----------------
                                                           Offering Stage
Anthem Securities             Underwriting fee of 2% of offering            $40,000 if we sell the minimum offering amount; $1
                              proceeds for acting as the dealer-manager     million if we sell the maximum offering amount. From
                              for a group of selling broker-dealers.        this amount, Anthem Securities may reimburse selling
                                                                            broker-dealers up to 1% of the proceeds of each unit
                                                                            sold by them for marketing expenses.

Anthem Securities             Sales commissions of 8% of the proceeds of    Not determinable at this time. We do not anticipate
                              each unit sold by it.                         that Anthem Securities will sell a material number of
                                                                            units. If all units were sold by Anthem Securities, it
                                                                            would receive $180,000 for the minimum offering and
                                                                            $4.5 million for the maximum offering.

General partner and           Organization and offering expenses            $60,000 if we sell the minimum offering amount; $1.5
affiliates                    allowance of 3% of offering proceeds.         million if we sell the maximum offering amount. This
                                                                            amount includes reimbursement to selling
                                                                            broker-dealers of bona fide accountable due diligence
                                                                            expenses of up to 1/2 of 1% of the proceeds of each
                                                                            unit sold by them.

     Entity receiving
       compensation                 Type and method of compensation                             Estimated amount
       ------------                 -------------------------------                             ----------------
                                                         Operational Stage

General partner and           Acquisition fees of 2% of the purchase        Total acquisition fees, assuming our anticipated use
affiliates                    price we pay to the seller for each item      of financing of 67%, on average, of the cost of the
                              of equipment acquired, including amounts      equipment we acquire, would be 5.03% of offering
                              attributable to debt or securitization        proceeds, or $100,650 for the minimum offering and
                              financing we incur or assume in connection    $2,516,242 for the maximum offering. Acquisition fees
                              with the acquisition.(1)                      include our general partner's out-of-pocket expenses
                                                                            relating to its acquisition activities.


General partner               Subordinated asset management fee for         Not determinable at this time. During the period
                              managing our investments equal to the         ending five years after the offering terminates, we
                              lesser of management fees which are           will subordinate and defer payment of management fees
                              competitive and/or customarily charged by     to the receipt by limited partners of annual cash
                              others rendering similar services or 3% of    distributions equal to 8% of their capital
                              gross rental payments from operating          contributions, as adjusted by distributions deemed to be
                              leases, except operating leases for which     a return of capital, on a cumulative basis.
                              management services are performed by non-
                              affiliates under our general partner's
                              supervision for which the fee is 1% of
                              annual gross rental payments, or 2% of
                              gross rental payments from full payout
                              leases which contain net lease
                              provisions(2)(3).


General partner               Subordinated remarketing fee for arranging    Not determinable at this time. We will not accrue or
                              the sale of our equipment equal to the        pay a subordinated remarketing fee for any portion of
                              lesser of: 3% of the contract sales price,    sales proceeds which we reinvest. We will subordinate
                              or one-half the competitive commission        and defer payment of remarketing fees to the return to
                              charged by independent parties for            our limited partners of the purchase price of their
                              comparable services.(4)                       units plus annual distributions equal to 8%, compounded
                                                                            daily, of their capital contributions, as adjusted by
                                                                            distributions deemed to be a return of capital, on a
                                                                            cumulative basis.



     Entity receiving
       compensation                 Type and method of compensation                             Estimated amount
       ------------                 -------------------------------                             ----------------


General partner               Re-leasing fee for arranging the re-lease     Not determinable at this time. We will only pay the
                              of equipment equal to the lesser of 2% of     re-leasing fees if our general partner maintains
                              gross rental payments derived from the re-    adequate staff to provide re-leasing services. We will
                              lease or the competitive rate for             pay re-leasing fees only as we receive the related
                              comparable services for similar equipment.    lease payments. We will not pay re-leasing fees if the
                                                                            re-lease is to the original lessee or its affiliates.
                                                                            We will only pay re-leasing fees if our general partner
                                                                            has rendered substantial re-leasing services. We will
                                                                            only pay re-leasing fees if our general partner is
                                                                            compensated for rendering equipment management
                                                                            services.


General partner and its       Partnership interest equal to 1% of all of    Not determinable at this time.
affiliates                    our taxable income, losses and cash
                              distributions.

General partner and           Reimbursement of operating expenses to the    Not determinable at this time.
affiliates                    extent permitted under our partnership
                              agreement.(5)

---------------
(1) Acquisition fees include our general partner's out-of-pocket expenses in connection with the acquisition of equipment, but excludes fees to unaffiliated finders and brokers. Our general partner will reduce or refund acquisition fees if our investment in equipment is less than the greater of:

     o 80% of the offering proceeds reduced by .0625% for each 1% of financing encumbering our investments, or

     o 75% of the offering proceeds.

     For example, if we had no financing, we would invest at least 80% of our offering proceeds in equipment. If we had 80% financing, we would invest at least 75% of our offering proceeds in equipment, computed as follows:

                     80% x .0625% = 5%

                     80% - 5% = 75%

(2) An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. Typically, rental payments under a full payout lease also include an appropriate return.

(3) We will pay the asset management fee monthly. This fee is for our general partner's services in:

     o establishing our portfolio, including obtaining financing;

     o collecting lease revenues;

     o monitoring compliance by lessees with the lease terms;

     o assuring that equipment is being used in accordance with all contractual arrangements;

     o arranging for necessary maintenance and repair of equipment in the event a lessee fails to do so;

     o monitoring property, sales and use tax compliance; and

     o preparing operating and financial data reports.

(4) A "competitive" commission is one which is reasonable, customary and competitive in light of the size, type and location of the equipment.

(5) We will reimburse our general partner and its affiliates for expenses they pay on our behalf. These reimbursements will include:

     o the actual cost of goods and materials obtained from unaffiliated parties; and

     o the cost of administrative services necessary to our prudent operation at the lower of:

       o the actual cost of such services, or

       o the amount which we would have to pay to independent parties for comparable services.

     We will not reimburse our general partner for any services for which it may receive a separate fee. We will also not reimburse our general partner for:

     o its rent, depreciation, utilities, capital equipment or similar overhead costs; or

     o salaries, fringe benefits, travel expenses or other overhead costs incurred by or allocated to any controlling person of our general partner or any of its affiliates.

   Our partnership agreement defines a "controlling person" of our general partner or any of its affiliates as its chairmen, directors, presidents, or other executive or senior officers, any holder of a 5% or greater interest in our general partner or any such affiliate or any person having the power to cause the direction of our general partner or any such affiliate, whether through ownership of voting securities, by contract or otherwise.

   We estimate that the total amount of reimbursable operating expenses during our first full year of operations, assuming we sell the maximum number of units, may be between approximately $700,000 and $900,000.

              CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

                             Conflicts of Interest

   Our general partner may be subject to various conflicts of interest arising out of its relationship to us. Because of our general partner's organizational and operational control of us, these conflicts will not be resolved through arms-length negotiations but, rather, through the exercise of our general partner's judgment consistent with its fiduciary responsibilities to you and us. Some provisions of our partnership agreement are designed to protect the interests of limited partners if conflicts arise. You should read Article IX of our partnership agreement and, in particular, Sections 9.2 and 9.5. These sections limit the actions our general partner may take on our behalf, limit the compensation and fees we will pay our general partner and its affiliates and limit the expenses for which we will reimburse our general partner and its affiliates. However, our partnership agreement does not necessarily directly respond to each potential conflict. In these situations, our general partner will rely solely upon its judgment as to the nature of its fiduciary duty, and there will be no established mechanism to resolve these conflicts. The potential conflicts include:

Our general partner's compensation is not the result of arm's length negotiation.

   Our general partner has unilaterally determined the compensation that we will pay it and Anthem Securities. However, our general partner believes that the amount of compensation is consistent with practices in the industry and applicable offering guidelines in effect on the date of this prospectus.

Actions taken by our general partner may affect the amount of cash available for distribution to limited partners and our general partner's compensation.

   The amount of cash we have available for distribution to limited partners will be affected by decisions of our general partner regarding various matters, including:

   o amount and timing of equipment purchases and sales;

   o cash expenditures;

   o financing; and

   o the creation, reduction or increase of reserves.

   We intend to increase the amount of equipment we can acquire and lease through financing we obtain. We anticipate that our financings will constitute approximately 67% of the aggregate cost of all of the equipment we acquire. The actual amount of borrowings we incur may be higher or lower than that amount. Our general partner's acquisition and management fees are based upon the total amount of our assets and will, as a result, increase through the use of financing.

   Our general partner will be liable for our obligations to the extent that they exceed our assets. As a result, our general partner has the right to cause us to establish and maintain reserves it believes necessary to meet our obligations. Because our general partner may be exposed to liability to our creditors if our reserves are insufficient to pay our contingent liabilities, our general partner may have a conflict of interest in allocating our cash flow between distributions to you or to our reserve account. To the extent that our general partner increases the amount of cash it allocates to reserves, the amount of cash available for distributions to you will decrease.

Our general partner and its affiliates may engage in activities that compete with us.

   Our partnership agreement does not prohibit our general partner or its affiliates from investing in, acquiring or leasing equipment, and they can engage in acquisitions, financing, refinancing, leasing and re-leasing opportunities on their own behalf or on behalf of other partnerships. Neither our general partner nor its affiliates may, however, publicly offer for sale interests in more than one equipment leasing program simultaneously unless the programs have different investment objectives or are specified equipment programs, as defined under relevant securities regulations or guidelines. Our general partner and its affiliates have the right to take for their own accounts, or to recommend to any program they manage, any particular investment opportunity, subject to the limitations set forth in our partnership agreement.

   Any conflicts in determining and allocating investments between us and our general partner or between us and another program managed by our general partner or its affiliates will be resolved by the investment committee of the board of directors of our general partner, which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by us. Generally, our general partner will allocate investments appropriate for more than one program to the program that has had funds available for investment for the longest period of time or, in the case of reinvestments, whose reinvestment periods started earlier. We will have a right of first refusal with respect to any investment to be allocated by our general partner and that meets our investment objectives and policies until all capital contributions to us have been invested, committed to investment, used to pay front-end fees or returned to our limited partners. However, our general partner may make exceptions to these general policies where, in our general partner's judgment, other circumstances make application of these policies inequitable or uneconomic.

We may enter into joint ventures with affiliated programs.

   We may invest in joint ventures with other programs that are sponsored by our general partner or its affiliates. Any such investment may result in conflicts of interest resulting from the differing financial positions of the co-venturers. For example, it may be in the interest of one entity to sell jointly-held equipment while it may be in the interest of the other entity to continue holding the investment. However, any such joint ventures are limited to circumstances in which both entities have similar investment objectives, invest on substantially the same terms, there are no duplicate fees, and we have the right of first refusal to buy any investment the joint venture wants to sell.

We do not have any employees and rely on the employees of the general partner and its affiliates.

   We do not have any officers or employees and rely solely on officers and employees of the general partner and its affiliates. Affiliates of our general partner will conduct business activities of their own in which we will have no economic interest. The officers of our general partner who provide services to us are not required to work full time on our affairs. These officers may devote significant time to the affairs of the general partner's affiliates and be compensated by these affiliates for the services rendered to them. There may be significant conflicts between us and affiliates of the general partner regarding the availability of these officers to manage us.

We must reimburse the general partner and its affiliates for expenses.

   We must reimburse our general partner and its affiliates for costs incurred in managing and operating us, including specified costs incurred in rendering corporate staff and support services properly allocable to us.

We have not retained separate counsel or other professionals.

   The legal counsel that represents our general partner and the dealer-manager, Anthem Securities, also represents us. The limited partners, as a group, have not been represented by legal counsel. Counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. Therefore, none of the agreements and arrangements between us and either our general partner or Anthem Securities was negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for us will also perform services for our general partner, its affiliates and for other partnerships or ventures that our general partner or its affiliates may sponsor. However, should a dispute arise between us and our general partner, we will retain separate legal counsel to represent us in the matter.

Participation by an Affiliate in this Offering

   Our dealer-manager, Anthem Securities, is an affiliate of our general partner. As a result, its review and investigation of us and the information provided in this prospectus may not be deemed to be independent.

                     Fiduciary Duty of Our General Partner

   Our general partner is accountable to us as a fiduciary. Under Delaware law, this generally means that our general partner has duties of due care and fair dealing in acting for us and handling our affairs. Our partnership agreement does not excuse our general partner from liability or provide it with any defenses for breach of its fiduciary duty. However, our partnership agreement does permit our general partner and its affiliates to have business interests or activities that may conflict with ours, and makes provisions for the resolution of conflicts regarding allocation of investment opportunities among us and other programs that may be sponsored by our general partner and its affiliates.

   The fiduciary duty owed by a general partner is analogous to the fiduciary duty owed by directors to a corporation and its stockholders and is subject to the same rule, commonly referred to as the "business judgment rule," that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, our general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment.

   Based upon the business judgment rule, our partnership agreement provides that our general partner and its affiliates will not be liable to us or to any limited partner for, and, as permitted by Delaware law, we will indemnify to the extent of our own assets, but without any obligation of the limited partners, and save our general partner and its affiliates harmless from, any loss, damage, or expense, including attorneys' fees, incurred by reason of any act or omission performed or omitted by our general partner or its affiliates in good faith on our behalf and in a manner reasonably believed by it or them to be in our best interests, provided that such loss, damage or expenses is not the result of negligence or misconduct by our general partner or its affiliates. We will not indemnify our general partner or its affiliates for any violation, or alleged violation, of federal or state securities laws unless:

   o there has been a judgment on the merits in favor of our general partner and its affiliates or the claims were dismissed on the merits by the court;

   o the court has been advised by us of the position of the SEC and applicable state securities law authorities on the issue of indemnification for securities law violations; and

   o the court approves the indemnification of litigation and/or settlement costs.

   The effect of the foregoing provisions and the business judgment rule may be to limit your recourse to our general partner.

   The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action (a "derivative" action) on a partnership's behalf to recover damages from a third party where the general partner refuses to institute the action or where an effort to cause the general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners (a "class action") to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

                                   MANAGEMENT


Our General Partner

   Our general partner is LEAF Asset Management, a Delaware corporation with its offices at 1845 Walnut Street, Philadelphia, Pennsylvania 19103. Our general partner will be responsible for our management and operation.

   Our general partner was formed in 2002 to act as the sponsor and general partner of equipment leasing and equipment financing limited partnerships. Our general partner and its executive officers and directors will be responsible for selecting, managing and disposing of our equipment. Our general partner is a wholly-owned subsidiary of LEAF Financial Corporation and an indirect wholly-owned subsidiary of Resource America, Inc. LEAF Financial was formed in 1983 to act as the general partner and manager of equipment leasing partnerships. It was acquired by Resource America in 1996 and currently manages four equipment leasing partnerships that were formed between 1986 and 1990. Each of these partnerships is in its liquidation phase. Resource America is a publicly-traded company (Nasdaq: REXI) with principal interests in real estate finance, energy and equipment leasing.

   Our general partner's core executives, Messrs. DeMent, Herman and Capparelli, and other senior staff members, were key members of management teams that previously built two equipment leasing operations that were acquired by financial institutions. Most recently, they were key members of a management team that began Fidelity Leasing, Inc., an equipment lessor focused on the small to mid-sized business market, for Resource America in 1996. By June 30, 2000, Fidelity Leasing had grown into an operation that managed over $600 million in equipment lease assets. In August 2000, Fidelity Leasing was sold to European American Bank, a subsidiary of ABN AMRO Bank N.V., for $583 million, including the assumption of $431 million in third party debt. European American Bank was later sold to Citibank, as a result of which Fidelity Leasing became the Technology Finance Group of CitiCapital Vendor Finance. Messrs. DeMent, Herman and Capparelli had previously served in management positions for Master Lease Corporation, which was acquired in 1988 by Tokai Financial Services, Inc., the equipment leasing subsidiary of the Tokai Bank of Japan.

   The officers, directors and key personnel of our general partner are as follows:

Name                               Age      Position
----                               ---      --------
Crit S. DeMent                      49      Chairman, Director
Freddie Kotek                       46      Vice Chairman, Director
Miles Herman                        42      President, Chief Executive Officer and Director
Marianne Schuster                   43      Chief Financial Officer and Treasurer
Thomas C. Elliott                   29      Vice President of Finance
C. Rogers Childs, Jr.               67      Chief Investment Officer
Nicholas Capparelli                 43      Vice President of Leasing Sales
Sherryl Hughes                      52      Vice President of Credit
Darshan V. Patel                    31      General Counsel, Chief Compliance Officer and Secretary
Jonathan Z. Cohen                   31      Director

   Crit S. DeMent has been in the leasing finance industry for over 20 years. Before joining LEAF Financial in November 2001, he was President of Fidelity Leasing and its successor, the Technology Finance Group of CitiCapital Vendor Finance. From 1995 through August 2000, Fidelity Leasing was a subsidiary of Resource America. Immediately before joining Fidelity Leasing, from 1987 through 1996, Mr. DeMent was Vice President-Marketing for Tokai Financial Services. Mr. DeMent has held several leadership positions with the Equipment Leasing Association and is currently serving on the Vendor Leasing Business Council.

   Freddie Kotek has been a Senior Vice President of Resource America since 1995 and, since 2001, has been Chairman of the Board of Directors of Atlas Resources, Inc., an oil and gas subsidiary of Resource America. Mr. Kotek has also been President of Resource Leasing, Inc., a holding company for Resource America's equipment leasing operations, since 1995.

   Miles Herman is responsible for operations, sales, and information technology. Before joining LEAF Financial in December 2001, he held various positions with Fidelity Leasing and its successor since 1998, ending as a Senior Vice President responsible for operations, program management, e-commerce, information technology and syndications. From 1995 to August 2000, Fidelity Leasing was a subsidiary of Resource America. Before joining Fidelity Leasing, from 1983 to 1998 Mr. Herman held several management positions in sales, marketing, and operations at Tokai Financial Services, ending as Director of Capital Markets with responsibility for syndications and the structuring of leveraged leases. Mr. Herman is a member of the Research Committee of the Equipment Leasing Association.

   Marianne Schuster is responsible for all financial management, financial reporting, investor reporting and budgeting operations. Ms. Schuster has been the Controller of LEAF Financial since its formation in 1983, continuing in that position following its acquisition by Resource America in 1996. Ms. Schuster is a certified public accountant.

   Thomas C. Elliott is responsible for all accounting and treasury operations. He joined LEAF Financial in August 2001. From 1997 to 2001, Mr. Elliott held various finance positions with Fidelity Leasing and its successor, ending as Vice President, where he managed all capital market functions including the negotiation of all securitizations, credit and banking facilities in the U.S. and Canada. From 1995 to August 2000, Fidelity Leasing was a subsidiary of Resource America. Mr. Elliott also oversaw the financial controls and budgeting departments of Fidelity Leasing.

   C. Rogers Childs, Jr. is responsible for managing our relationships with financial institutions from which we may acquire equipment subject to existing leases. Before joining LEAF Financial in February 2002, he held various senior positions, including managing Chase Manhattan Bank's wholesale lease origination operation from 1964 to 1975, managing leasing operations for Drexel Burnham Lambert from 1975 to 1977, managing leasing operations for CoreStates Bank, N.A. from 1977 to 1999 and serving as Director of Marketing and Sales for European American Bank from 1999 to 2001.

   Nicholas Capparelli is responsible for lease sales. Before joining LEAF Financial in February 2002, Mr. Capparelli had been, since 1998, a Senior Vice President for Fidelity Leasing and its successor, responsible for sales and training. From 1995 to August 2000, Fidelity Leasing was a subsidiary of Resource America. Mr. Capparelli also served as the general manager of JLA Leasing Corporation, an equipment lessor, following its acquisition by Fidelity Leasing in 1999. From 1995 to 1998, Mr. Capparelli was Vice President for Sales and Operations of SoftMark, a national reseller of computer products, and from 1982 to 1995 was at Tokai Financial Services, ending as Vice President of Sales.

   Sherryl B. Hughes is responsible for all credit underwriting, documentation, and asset review. She joined LEAF Financial in May 2002. From 1999 to 2002,
Ms. Hughes was a Vice President of Credit/Operations for Court Square Leasing Corporation. From 1997 to 1999 she was the Director of Credit and Portfolio Management at American Business Leasing, Inc. Ms. Hughes was the Corporate Credit Manager for Master Lease Corporation from 1983 until it was acquired by the Tokai Bank. Following the acquisition, she held various managerial positions in Credit and Operations with Tokai Financial Services, Inc., until she left in 1997.

   Darshan V. Patel is responsible for our legal affairs. Mr. Patel joined LEAF Financial in August 2001. Mr. Patel also serves as Associate General Counsel of Resource America, a position he has held since 2001. From 1998 to 2001, Mr. Patel was associated with the law firm of Berman, Paley, Goldstein & Kannry, New York, NY. From 1996 to 1998, Mr. Patel was associated with the law firm of Glynn & Associates, Flemington, NJ.

   Jonathan Z. Cohen has been Executive Vice President of Resource America since 2001, and was a Senior Vice President of Resource America from 1999 to 2001 and a Vice President of Resource America from 1998 to 1999. He has been Vice Chairman of the Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P., a publicly-traded (AMEX: APL) natural gas pipeline limited partnership, since its formation in 1999. He has been Secretary and a Trustee of RAIT Investment Trust, a publicly-traded (NYSE: RAS) real estate investment trust, since 1997. Atlas Pipeline Partners GP is a subsidiary of Resource America; RAIT was sponsored by Resource America. He has been Chairman of The Richardson Company, a sales consulting company, since 1999.

Compensation

   We do not pay the officers or directors of our general partner or its affiliates any compensation. However, we will pay our general partner fees as described in "Management Compensation." Furthermore, we will reimburse our general partner for certain costs incurred on our behalf, including the cost of personnel, other than controlling persons of our general partner, who will perform administration, accounting, secretarial, transfer and other services required by us. Such individuals may also perform similar services for our general partner and other investment programs to be formed in the future. Our partnership agreement provides that expense reimbursements must be limited to the lesser of their actual cost or the cost of comparable services from third parties. We expect we will allocate the cost of employee and officer compensation and benefits, excluding those allocable to controlling persons of our general partner, based upon the amount of business time spent on our business.

Change in Partnership Management

   Our general partner may withdraw as general partner, or be removed as general partner by our limited partners, under the circumstances described in the prospectus section "Summary of Our Partnership Agreement - Withdrawal or Removal of Our General Partner."

Affiliated Company

   Anthem Securities, the dealer-manager for our offering, is a Pennsylvania corporation and an indirect wholly-owned subsidiary of Resource America. It is registered as a broker-dealer with the SEC and is a member of the NASD and the Securities Investor Protection Corporation.

          OTHER PROGRAMS MANAGED BY AFFILIATES OF OUR GENERAL PARTNER

   Our general partner has not previously acted as the general partner of an equipment leasing program. However, before LEAF Financial Corporation, the parent corporation of our general partner, was acquired by Resource America, it had sponsored eight public equipment leasing programs between March 1984 and November 1990. At the time Resource America acquired LEAF Financial, three of the eight programs were in liquidation. Following LEAF Financial's acquisition and under new management installed by Resource America, the remaining programs began liquidation. Four of the eight programs have completed the liquidation process. Although we provide certain information concerning the prior programs in this section and in Appendix B to this prospectus, we believe that these prior programs may not be comparable to us for reasons apart from the change in management. In particular, the prior LEAF Financial programs engaged in the direct lease of computer and computer peripheral equipment to large corporations and did not use leverage. We anticipate that our asset base, on the other hand, will encompass a broader range of equipment and that we will use vendor and other third party marketing channels rather than direct leasing. Moreover, we will focus on the small to mid-size business market and we anticipate using extensive leverage.

   The following information summarizes the experience of LEAF Financial for the past ten years with sponsored equipment leasing programs(1):


                                                           Since January 1, 1992
                                                           ---------------------
Number of programs sponsored ...........................                   0
Total amount of money raised from investors ............         $         0
Equipment purchased
   Leased equipment ....................................         $94,338,699
   Financing transactions ..............................         $42,478,941(2)
Equipment sold .........................................         $44,921,591(3)

---------------
(1) The programs were: Fidelity Leasing Income Fund I, L.P., Fidelity Leasing Income Fund II, L.P., Fidelity Leasing Income Fund III, L.P., Fidelity Leasing Income Fund IV, L.P., Fidelity Leasing Income Fund V, L.P., Fidelity Leasing Income Fund VI, L.P., Fidelity Leasing Income Fund VII, L.P. and Fidelity Leasing Income Fund VIII, L.P.

(2) Represents capital, or "financing" leases.

(3) Amount represents proceeds of the sale of equipment after lease termination and, accordingly, excludes rental payments during the lease term and rentals paid following lease termination pursuant to month-to-month rental provisions in the leases.

   During the period January 1, 1999 through December 31, 2001, the programs acquired $1,289,797 of equipment and invested in $22,704,477 in capital, or financing leases. All of such equipment was purchased from program cash flow. For more complete information concerning acquisitions of equipment by these programs, you should review Appendix B, Table VI, to this prospectus.

   For more information concerning any of LEAF Financial's prior programs that have not been liquidated, you may request a copy of that program's most recent Annual Report on Form 10-K from us, at no charge, (and may obtain copies of the exhibits to the Annual Report, if any, at a reasonable copying charge) by writing to LEAF Financial at:

                         LEAF Financial Corporation
                         1845 Walnut Street
                         10th Floor
                         Philadelphia, PA 19103
                         Attention: Corporate Secretary

                      INVESTMENT OBJECTIVES AND STRATEGIES

Principal Investment Objectives

   Our principal objectives are to invest in a diversified portfolio of equipment for lease to end users, or to acquire equipment subject to existing leases, in order to:

   o preserve, protect and return your invested capital;

   o generate regular cash distributions to you during the period ending five years after the offering terminates;

   o reinvest revenues, after payment of our expenses, establishment of appropriate reserves and making specified distributions to partners, in purchases of additional equipment during the period ending five years after the offering terminates; and

   o provide additional cash distributions after the end of the five-year reinvestment period and until all of our equipment has been sold.

We have not identified any investments as of the date of this prospects.

   We will make distributions only if we have cash available after payment of our obligations, including payment of administrative expenses, fees and debt service and making allowance for necessary reserves. We expect to begin distributions following the end of the quarter in which we obtain the minimum offering amount. We also expect that, during the early years of our operations, our distributions will be substantially tax-deferred. However, we cannot assure you that we will be able to make any specific level of distributions, or as to the timing of those distributions, nor can we assure you that we will attain any of our other objectives.

Principal Investment Categories

   Equipment. We will purchase equipment for lease to end users. Typically, we will enter into operating leases. These are leases under which the rent we receive, on a net present value basis, will be in an amount that, when taken together with the amount we estimate we will receive from selling or re-leasing the equipment, or from extension payment, after the termination of the initial lease, which we call the "residual," will be sufficient to return our invested capital plus an appropriate return. However, we may also enter into leases, known as full payout leases, in which the rent over the term of the lease will return our invested capital plus an appropriate return without consideration of the residual, and where the lessee may acquire the equipment at the end of the lease term for a nominal amount. While we expect that most of our leases will be operating leases, we are not limited as to type of leases we may enter into and, as a result, the proportion of full payout leases may be substantially higher than we expect and possibly could constitute most of our portfolio. We expect that the cost per unit of the equipment we purchase for lease will range from $20,000 to $2 million, and that the average per unit cost will be between $50,000 and $100,000.

   Equipment Subject to Lease. We may also acquire portfolios of equipment subject to existing leases from third parties. Initially, these purchases may constitute a significant part of our overall portfolio; however, we anticipate that, upon termination of the offering, if we sell the maximum number of units, acquired equipment will be of lesser significance to us and will probably not exceed 40% of our investments. If we sell less than the maximum number of units, the percentage of our investments represented by equipment portfolios we acquire subject to existing leases could materially increase. We expect that if we sell only the minimum number of units, these portfolios will constitute substantially all of our assets. While the per unit cost range and average per unit cost for the equipment will depend upon the portfolios we may identify for acquisition, we anticipate that these costs may be less, and possibly materially less, than the cost of equipment for leases we originate.

Types of Equipment

   We expect that we will focus on providing leases on equipment that is essential for businesses to conduct their operations. We will particularly focus on equipment in the following areas:

   o general office equipment, such as office machinery, furniture, telephone systems and computer systems;

   o medical practice equipment for diagnostic and treatment use;

   o energy and climate control systems; and

   o industrial equipment, including manufacturing, material handling and electronic diagnostic systems.

   We are not limited in the amount we may invest in any particular equipment category. The amount we invest in any one category will depend upon the entities to which we will lease equipment and their equipment needs, neither of which we can predict as of the date of this prospectus.

   Within these categories, the equipment we lease will generally meet the following criteria:

   o standard production designs rather than designs conforming to customer specifications;

   o stable secondary market pricing history; and

   o not subject to rapid obsolescence due to technology changes.

   Our equipment will principally be new equipment purchased from manufacturers or vendors, although we may also purchase used or reconditioned equipment if the equipment is then owned by the entity which is to be the lessee or if a particular lessee specifically desires to lease used equipment. Equipment we purchase from third parties subject to existing leases will typically already be in use by the lessee at the time of acquisition.

Market

   Our general partner will seek to provide our lease financing to the small to mid-size business market, generally businesses with 500 or fewer employees, $1 billion or less in total assets or $100 million or less in total sales. Our general partner believes that this market niche is one whose equipment financing needs are not met in an organized fashion by traditional banks, commercial lenders or other financial services companies. Our general partner believes that many of these lenders are hindered in dealing with this market because:

   o Their overhead costs, regulatory structure, marketing efforts, operating systems or size make originating and processing relatively small transactions impractical.

   o Credit decisions using the standard financial analysis techniques employed by these lenders are impractical, if not unworkable. Few small to mid-sized private businesses have audited or standardized financial statements; few traditional lenders have developed commercial credit scoring systems or risk rating tools that deal with the behavioral predictors and credit capacity evaluation necessary for informed lending to small and mid-size private businesses.

   o Traditional commercial lenders often lack expertise for collateral evaluations on small and mid-size private business assets.

   As a result, our general partner believes that this market is only sporadically served by local, regional and national providers, each confined to its own niche, product or locale.

Leasing Strategies

   We believe the key factors in establishing and maintaining our lease portfolio are as follows:

   Origination - leasing at the right rate and cost. Our general partner's strategy for generating our lease originations will involve marketing to direct sales organizations which will offer our leases as part of their equipment marketing package. By developing and maintaining these programs, our general partner will be able to use the sales forces of these organizations, and those of their distributors, dealers and resellers, to market our leasing products and services to the highly dispersed population of small to mid-sized businesses. Our general partner anticipates that these programs will allow us to provide equipment financing to businesses without the need for our general partner to maintain a large field sales force and thus provide us with cost-efficient marketing.

   Underwriting - obtaining the right kind of business. Our general partner has developed credit evaluation systems designed to address the inability of most small to mid-sized businesses to provide audited or standardized financial statements. Key elements of our general partner's systems include:

   o automatic extraction of credit information from online data bases:

   o credit scoring for smaller transactions; and

   o credit analyst review only of larger transactions and transactions where credit scoring does not provide a clear acceptance or rejection.

   Our general partner's credit scoring systems operate by assigning point values to various factors such as business longevity, type of business, payment history, bank account balances, lawsuits, judgments, liens and credit ratings. The system weighs these point values based upon their correlation to default predictiveness, and then adds them to arrive at a credit score for the applicant. The system either grants or declines approval, or refers the application to a credit analyst, based upon thresholds established from statistical correlations between scores and payment performance using industry and other data. Our general partner expects to make approximately 70% of our credit decisions, measured by number of applications, through credit scoring. We will underwrite transactions of more than $50,000 using traditional financial analysis.

   Residual Realization - maximizing returns at the end of a lease. We plan to realize residual income on our operating leases using the following four methods:

   o Automatic billing extension - Our lease documentation will require the lessee to provide 60 days notice before lease termination in order to arrange for disposition of the equipment. If the lessee does not provide this notice, we will bill rent on a month to month basis.

   o Re-leasing to lessee - We anticipate that a significant amount of our equipment will be re-leased to the current lessee at the end of the initial lease term.

   o Sold in place to lessee - We anticipate that we will sell the majority of our equipment in place to the original lessee at the end of its lease, re-lease or automatic billing extension period.

   o Resale market - We will sell equipment that is not sold in place to the lessee at the end of its lease, re-lease or automatic billing extension period either to the original vendor or to a variety of used equipment dealers.


   Successful realization of residuals at the end of a lease term depends on an accurate residual value assessment at the beginning. Our general partner will make residual value assessments using information from a number of sources, including secondary market publications, interviews with manufacturers and used equipment dealers, auction sales guides, historical sales data, industry organizations, valuation companies and the prior experience of our general partner's management as to propensity to re-lease or be sold in place. Upon analysis of this information, our general partner's management will establish a residual value for the end of each lease term and type of equipment.
Residual value will equal the depreciated book value at the end of a lease term. We may not realize the estimated residual value on each piece of equipment.

   Collections - assuring portfolio performance. Our general partner's collection department will be supported by an automated collection tracking system that accesses all account-related information stored on its main computers. The tracking system will prioritize and queue delinquent accounts by age and dollar amount. The system will permit collectors to record all correspondence and discussions with lessees. The system will also generate management reports which will allow our general partner to assess the quality and quantity of collections by individual service representatives, supervisory units or the collection department as a whole.

   Our general partner's collections policy is designed to identify payment problems early enough to permit it to address delinquencies quickly and, when necessary, to act to preserve our interest in the equipment leased.

   Systems Automation - controlling costs and providing enhanced service with automated solutions. Our general partner will use five functionally integrated systems that will provide fully automated, low cost processing of our leases:

   o A management system that allows it to establish leasing program relationships with direct sales organizations without having to develop new software for each new program developed.

   o An application management system that our general partner has designed to process high volumes of lease applications.

   o A credit scoring model that automates the task of evaluating high volumes of lease applications.

   o A contract management system that provides our general partner with a stable, fully automated array of portfolio management tools, including electronic invoice generation, payment posting technologies and extensive collections and customer service screens, enabling efficient portfolio servicing.

   o An accounting and financial management system that will provide accurate and efficient financial and investor reporting.

Lease Provisions

   The terms and provisions of each lease will vary depending upon a number of factors, including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

   We anticipate that each lease will hold the lessee responsible for:

   o paying rent without deduction or offset of any kind;

   o bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

   o paying sales, use or similar taxes relating to the lease or other use of the equipment;

   o paying all miscellaneous charges such as documentation fees, late charges, charges for returned checks and similar fees and costs;

   o indemnifying us against any liability resulting from any act or omission of the lessee or its agents;

   o maintaining the equipment in good working order and condition during the term of the lease;

   o notifying us and obtaining our approval for movement of the equipment;
     and

   o not permitting the assignment or sublease of the equipment without our prior written consent.

   Our leases will usually have terms ranging from 12 to 84 months. We anticipate that the average lease term over our aggregate lease portfolio will be 40 months. We also anticipate that most leases will not be cancelable during their initial terms. However, we may agree to allow cancellation of a lease if it appears to be in our best interest, provided a lessee pays enough compensation so that the cancellation will not prevent us from achieving our objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value.

Portfolio Acquisition Strategies

   We may purchase portfolios of equipment subject to existing leases. We anticipate that the principal sources for these portfolios will be small company lessors, international leasing institutions, regional and national commercial banks and captive finance companies of large manufacturers. In evaluating a portfolio acquisition, we expect to consider the following factors:

   o business objectives of the seller in selling the portfolio;

   o the amount of equipment and number of leases in the portfolio;

   o how the leases were originated, whether directly with the end-user or through vendors or brokers;

   o portfolio characteristics, including geographic and lessee concentrations, equipment cost range, types of leases and the original and remaining terms of the leases;

   o seller's credit decision process;

   o seller's lease documentation and any material variations from industry practices;

   o seller's servicing policies; and

   o portfolio aging, performance and default history, including the default history of other portfolios sold by seller.

   We will also consider other elements such as:

   o who the seller is and its overall industry reputation;

   o the performance of other portfolios we may have acquired from seller;

   o the effect of the acquisition upon our own portfolio; and

   o credit enhancements available from the seller, such as guarantees or additional security.

   Based upon the number of transactions and the portfolio characteristics, we will credit score a sampling of the lessees in the portfolio as well as the lessees having the largest positions in the portfolio. If we then decide to pursue the portfolio acquisition, we will do a credit analysis of the entire portfolio, or larger sampling, through credit scoring, financial analysis or other appropriate procedures.

   The results of our analysis will be presented to our general partner's investment committee which will decide which transactions, if any, we will offer to acquire and the terms of the acquisition.

   In acquiring portfolios of equipment subject to existing leases, we will seek portfolios that will be consistent with the types of credit, industries and equipment we will focus on in our direct equipment leasing activities. However, because a portfolio is often sold only in its entirety, it is possible that a material portion of the equipment and the related leases in an offered portfolio will not conform to these criteria. We will consider a portfolio for acquisition only where at least two-thirds of the equipment leases, by book value, conform to our equipment type and market criteria or where our general partner believes that the lessees are creditworthy. Once we acquire a portfolio of equipment subject to existing leases, it will become part of our overall assets and subject to our general partner's normal administrative processes and procedures.

Transaction Approval Policies

   Our general partner's board of directors has an investment committee which will set, and may from time to time revise, standards and procedures for the review and approval of equipment acquisitions and leases of that equipment. The investment committee will supervise and approve significant individual transactions or portfolio purchases, as well as transactions that vary from standard credit criteria and policies. The investment committee will also resolve conflicts, if any, that may arise in the allocation of investments among us and our general partner or between us and other programs managed by our general partner or its affiliates as described in "Conflicts of Interest and Fiduciary Responsibilities - Conflicts of Interest - Our general partner and its affiliates may engage in activities that compete with us." The investment committee will make decisions by majority vote and will promptly complete a written report of all actions taken. As of the date of this prospectus, the members of the investment committee are Messrs. DeMent, Kotek and Herman.

Borrowing

   We expect to augment the proceeds of this offering with borrowings, including financings through securitizations as described below, and intend to finance a significant portion of the cost of the equipment we acquire. We are not limited in the amount of debt, including financings through securitizations, we may incur. We anticipate that our financings, as a percent of our aggregate portfolio of equipment, upon full investment and assuming we sell the maximum number of units in this offering, will be approximately 67%. Our ability to obtain financing will, however, depend upon our general partner's assessment of whether funds are available at rates and upon terms that are economically advantageous to us. As a result, the amount of our financings may vary significantly from our expectations. We have not obtained any commitments, or entered into any arrangements for financing from any potential lenders as of the date of this prospectus.

   We will seek to establish a "warehouse" credit facility to provide short-term funding for our investments. This short-term financing will be provided by a bank and secured by our receivables. We plan generally to repay warehouse borrowings from the proceeds of commercial paper, or CP, conduit securitization financing facilities we will seek to obtain.

   In a CP conduit transaction, we sell lease receivables and interests in the related equipment and leases to a special purpose entity which, typically, will be our wholly-owned subsidiary. We will use a special purpose entity in the CP conduit securitization so that the assets backing the securitization will be "bankruptcy remote" from us. This means that, in the event of our bankruptcy, our creditors, other than holders of our securitization notes, cannot use the securitized assets as a source of payment of amounts owed to them until the securitization notes have been paid. The special purpose entity, in turn, securitizes the lease receivables by pledging its interest in them and in the related equipment and leases to another entity, known as a CP conduit, that is owned by an unrelated third party. The CP conduit funds the securitization by issuing commercial paper payable from the pledged lease receivables.

   When one of our CP conduit facilities reaches its capacity, we will seek either to obtain additional CP conduit facilities or to reduce the amount outstanding under our existing facilities by a refinancing through a term note securitization. In a term note securitization, the pledge of the equipment, equipment leases and lease receivable will be released by the CP conduit and repledged by us to a trust that issues term notes to investors which are paid from the lease receivables and secured by the related leases and equipment.

   We intend to structure our securitization transactions as financings, and will account for them as financings. This means that our balance sheet will carry securitizations as our debt, and our operating statements will recognize interest expense on that debt.

   In each securitization transaction, we will receive cash equal to a substantial percentage of the aggregate present value of the adjusted future cash flows from the securitized leases. In addition we will retain an undivided interest in the remaining future cash flow from the securitized leases after all obligations to securitization lenders have been paid, including equipment residual values. In the experience of our general partner's management, we will typically retain approximately 10% to 12% of the present value of the aggregate future cash flows from the securitized leases in CP conduit securitizations and approximately 6% of the present value of the aggregate future cash flows from the securitized leases in term note securitizations.


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

   Over the life of a securitized lease pool, we will be eligible to receive the excess cash flow attributable to our retained interest. The excess cash flow will equal the amount by which lease payments and collections on equipment residuals received, net of defaults, exceeds the sum of:

   o servicing, backup servicing, trustee, custodial and insurance and credit enhancement fees, if any, and other securitization and sale expenses; and

   o amounts of principal, interest or other payments due to the noteholders or other providers of securitization financing.

   As a result, our retained interest in our securitized leases, including equipment residual values, if any, will be effectively subordinated. Consequently, to the extent of our retained interest, we will bear the credit losses incurred on the securitized portfolio. Relatively small fluctuations between estimated and actual charge-off rates could be material in relation to our retained interest and could have an adverse effect on our ability to realize our recorded basis in the retained interest.

   We anticipate that we will service all of the leases we securitize, for which we will receive a fee.

General Restrictions

   We will not:

   o issue any units after the offering terminates or issue units in exchange for property;

   o make loans to, or, except as set forth in this prospectus, receive loans from, our general partner or its affiliates;

   o invest in or underwrite the securities of other partnership programs;

   o operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940;

   o grant our general partner or any of its affiliates exclusive listing rights to sell our investments or other assets;

   o except as described in this prospectus, permit our general partner or any of its affiliates to receive a fee or commission in connection with the reinvestment of our cash;

   o except as set forth in the prospectus sections, "Summary of Our Partnership Agreement - Certain Restrictions" and "Conflicts of Interest and Fiduciary Responsibilities - Conflicts of Interest - We may enter into joint ventures with affiliated programs," purchase or lease any equipment from or sell or lease equipment to our general partner or its affiliates or any investment program in which they have an interest; or

   o grant our general partner or any of its affiliates any rebates or give-ups or participate in any reciprocal business arrangements with them which would circumvent the restrictions in our partnership agreement, including the restrictions applicable to transactions with affiliates.

Changes in Investment Objectives and Policies

   You will have no right to vote on the establishment or implementation of our investment objectives and policies, all of which are the responsibility of our general partner. However, our general partner cannot make any material changes in our investment objectives and policies without the consent of limited partners owning a majority of the total outstanding units entitled to vote.
Any material change proposed by our general partner, or any non-material change made by our general partner, will be subject to our general partner's duty to act in our best interests. In proposing a material change, our general partner will consider whether the proposed change will be beneficial to our ability to preserve, protect and return your capital or make distributions.




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

                        INCOME, LOSSES AND DISTRIBUTIONS

   Our taxable income, taxable loss and cash distributions will be allocated 99% to investors and 1% to our general partner.

Allocations of Net Income, Net Loss and Distributions

   For any fiscal period, we will apportion net income, net loss and cash distributions in the ratio that:

   o the number of units held by each investor, multiplied by the number of days during the period the investor owned the units, bears to

   o the amount obtained by totaling the number of units outstanding on each day during such period.

   We will not make distributions in kind, that is, of our non-cash assets, except upon our liquidation, and then only to a liquidating trust.

Timing of Distributions

   We will generally make cash distributions on a monthly basis.

Federal Income Tax Deferral

   We anticipate that income taxes on a portion of our distributions will be deferred by depreciation available from our equipment. To the extent net income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital. However, our general partner intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

Reinvestment

   We have the right to invest revenues during the period ending five years after the offering terminates. Before we can reinvest our revenues, however, we must, at a minimum, distribute an amount equal to the greater of the following:

o the amount necessary for an investor in a 30% federal income tax bracket to meet the federal, state and local income taxes due on our income from sales; or

o for each month after termination of the offering and until the end of the reinvestment period, an amount equal to an annual rate of return of 8% on your adjusted capital contribution.

   Under our partnership agreement, your "adjusted capital contribution" is the purchase price of your units reduced by distributions made to you in excess of both the 8% annual distribution and the amount by which previous distributions have resulted in your receiving less than an 8% annual distribution.

Return of Unused Capital

   We will distribute to investors, without interest, any net offering proceeds we do not commit to investment within 24 months after the beginning of the offering or that are not required as reserves. "Net offering proceeds" means the gross proceeds from our sale of units, less underwriting fees, sales commissions and the organization and expense allowance. Funds will be considered committed for investment, and need not be returned, to the extent we have written agreements in principle, commitment letters, letters of intent, option agreements or similar contracts. We must complete investments pursuant to such agreements within a further period of 12 months or return uninvested funds to our investors, except that investments using funds from Ohio investors must be completed within a three month period or such funds must be returned.




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

Cash from Reserve Account

   Our partnership agreement requires us initially to establish a cash reserve for general working capital purposes of not less than 1% of the offering proceeds. Any cash reserves used need not be restored, and, if restored, may be restored from our operating revenues. We may distribute to you any cash reserves that our general partner determines are no longer required for our operations.

Reinvestment of Distributions

   You may elect to have your distributions reinvested in additional units during the offering period. We will invest distributions not later than 30 days from the distribution date, to the extent that units are available for purchase. Any distributions that you choose to invest in units will be purchased at the public offering price and upon the same terms, including payment of the underwriting fee and payment of sales commissions, as your original subscription amount. You may choose to reinvest your distributions at any time by making the appropriate election on the subscription agreement, Appendix C to this prospectus, or, if you wish to change your election from that chosen on a previously submitted subscription agreement, by submitting an amended subscription agreement.

















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

                       FEDERAL INCOME TAX CONSIDERATIONS

General

   The following summarizes material federal income tax considerations that may be relevant to a prospective limited partner who is a citizen or resident of the United States. The tax consequences of investing in the partnership may not be the same for all investors. A careful analysis of your particular tax situation is required to analyze an investment in our units properly.
Moreover, this summary does not purport to address all aspects of taxation that may be relevant to particular limited partners, such as insurance companies, tax-exempt organizations, foreign corporations and persons who are not citizens or residents of the United States who may be subject to special treatment under federal income tax laws, except to the extent specifically discussed in this summary. As a consequence, we urge you to consult your own tax advisor.

Opinion of Tax Counsel

   We have obtained an opinion from Ledgewood Law Firm, P.C., our tax counsel, concerning the federal tax issues which is set forth in this section. The opinion is based on the facts described in this prospectus and on additional facts that we provided to tax counsel about how we plan to operate. Any alteration of our activities from the description we gave to tax counsel may render the opinion unreliable.

   The statements in this discussion and our counsel's opinion are based on current provisions of the Internal Revenue Code, existing, temporary and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS, and judicial decisions. Future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, may cause actual tax consequences to vary substantially from those discussed in this summary. Moreover, the tax opinion represents only tax counsel's best legal judgment. It is not binding on the IRS nor does it have any other official status. We cannot assure you that the IRS will accept tax counsel's conclusions.

Classification as a Partnership

   Counsel's Opinion. Our counsel is of the opinion that we will be treated as a partnership for federal income tax purposes. We will not request a ruling from the IRS on this matter. Counsel's opinion is based partially on our representation that:

   o our business will be conducted as described in this prospectus; and

   o we will not elect to be classified as an association taxable as a corporation.

   Publicly Traded Partnerships. Some limited partnerships are classified for tax purposes as publicly traded partnerships, known as "PTPs." A PTP is a partnership whose interests are traded on an established securities market or that are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property and gains from the sale of real property, the PTP will be taxed as a corporation.

   We do not intend to list our units for trading in any securities market, nor do we expect that our units will readily tradable on a secondary securities market. Therefore, we will be a PTP only if our units become readily tradable on the substantial equivalent of a secondary market. Our units will not become readily tradable merely because we may provide information to limited partners regarding other partners' desires to buy or sell units or occasionally arrange transfers between limited partners. Moreover, transfers made through a qualified matching service are not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following:

   o It consists of a system that lists customers' bid and ask quotes in order to match sellers and buyers.

   o Deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests.


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

   o Sellers cannot enter into a binding agreement to sell their interests until at least 15 days after information regarding their offering is made available to potential buyers.

   o The closing of the sale does not occur until at least 45 days after information about the offering is made available.

   o The matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price.

   o The seller's information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days.

   o The percentage of interests in the partnership capital or profits transferred during the tax year, other than through private transfers, does not exceed 10% of the total interests in partnership capital or profits.

   In our counsel's opinion, we will not be treated as a PTP. This opinion is based in part on our representation that our units will not be listed on a securities exchange or inter-dealer quotation system and that, in accordance with Section 13.2(c) of our partnership agreement, we will refuse to permit any assignment of units which violates the "safe harbor" test described above.

   If we were classified as a PTP, we would be treated for federal income tax purposes as a corporation unless 90% or more of our income were to come from certain "qualified sources." Our business will be the leasing of personal property, and income from this source is not "qualified." Thus, if we were a PTP, we would be taxed as a corporation. The major consequences of corporate tax treatment would be that our losses would not be passed through to our partners, and our income would be subject to corporate income tax, substantial adversely affecting your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for our limited partners if our debt exceeded the tax basis of our assets at the time of the change in tax status, even though limited partners likely would not receive cash distributions from us to cover such tax liabilities.

Tax Consequences of Unit Ownership

   Flow Through of Taxable Income. We will not pay any federal income tax. Instead, each limited partner will be required to report on his or her income tax return his or her allocable share of our income, gains, losses and deductions without regard to whether we make cash distributions to that limited partner. Consequently, we may allocate income to our partners although we have made no cash distribution to them. Each limited partner will be required to include in income his or her allocable share of our income, gain, loss and deduction for our taxable year ending with or within his or her taxable year.

   Treatment of Distributions. Our distributions generally will not be taxable for federal income tax purposes to the extent of a limited partner's tax basis in his or her units immediately before the distribution. Our cash distributions in excess of that tax basis generally will be considered to be gain from the sale or exchange of the units, taxable in accordance with the rules described under " - Sale or Other Disposition of Units" below. Any reduction in a limited partner's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution of cash to that limited partner. To the extent our distributions cause a limited partner's "at risk" amount to be less than zero at the end of any taxable year, the limited partner will be required to recapture any losses deducted in previous years. See " - Limitations on Deductibility of Our Losses."

   A decrease in a limited partner's percentage interest in us because of our issuance of additional units will decrease his or her share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash, which may be taxable as described in the preceding paragraph. A non-pro rata distribution of money or property may result in ordinary income to a limited partner, regardless of his or her tax basis in his or her units, if the distribution reduces his or her share of our "unrealized receivables," including depreciation recapture, or substantially appreciated "inventory items," both as defined in Section

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

751 of the Code, known as "Section 751 assets." To that extent, a limited partner will be treated as having been distributed his or her proportionate share of the Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him or her. This latter deemed exchange will generally result in the limited partner's realization of ordinary income under Section 751(b) of the Code. That income will equal the excess of:

   o the non-pro rata portion of that distribution, over

   o the limited partner's tax basis for the share of Section 751 assets deemed relinquished in the exchange.

   Alternative Minimum Tax. Although we do not expect that we will generate significant tax preference items or adjustments, each limited partner must take into account his or her distributive share of any items of our income, gain, deduction or loss for purposes of the alternative minimum tax. For a discussion of alternative minimum tax, see "- Alternative Minimum Tax."

   Basis of Units. A limited partner's initial tax basis for his or her units will be the amount the limited partner paid for them plus his or her share of our nonrecourse liabilities. A limited partner's basis will be increased by his or her share of our income and by any increases of our nonrecourse liabilities and will be decreased, but not below zero, by our distributions to him or her, by his or her share of our losses, by any decreases in his or her share of our nonrecourse liabilities and by his or her share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A limited partner will have no share of any of our debt which is with recourse to the general partner.

   Limitations on Deductibility of Our Losses. The deduction by a limited partner of his or her share of our losses will be limited to his or her tax basis in his or her units. In the case of an individual limited partner or a corporate limited partner, if more than 50% of the value of the limited partner's stock is owned directly or indirectly by five or fewer individuals or some tax-exempt organizations, the limited partner's deduction will be limited to the amount for which the limited partner is "at risk" with respect to our activities, if that is less than its tax basis. A limited partner must recapture losses deducted in previous years to the extent that distributions cause his or her at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that the limited partner's tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of a unit, any gain recognized by a limited partner can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. A limited partner may not use any loss above the gain previously suspended by the at risk or basis limitations.

   In general, a limited partner will be at risk to the extent of the tax basis of his or her units, excluding any portion of that basis attributable to his or her share of our nonrecourse liabilities, reduced by any amount of money borrowed to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the limited partner or can look only to the units for repayment. A limited partner's at risk amount will increase or decrease as the tax basis of the limited partner's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his or her share of our nonrecourse liabilities.

   Passive Losses. The passive activity rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss into three categories:

   o active trade or business income or loss;

   o passive activity income or loss; and

   o portfolio income or loss.

   The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely-held corporations, including S corporations.


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

   A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates. Furthermore, the IRS generally considers the status of limited partners to be passive with respect to a partnership's activities. Accordingly, we expect that limited partners must treat their share of our income or losses as passive income or loss. A limited partner may have some portfolio income or loss; for example, interest earned on our funds pending their investment in equipment would be portfolio income.

   Limited partners can deduct passive losses against passive income to reduce their overall income tax liability; but they cannot offset ordinary or portfolio income with passive losses. A limited partner's tax deduction for passive losses will be limited by the amount of his or her passive income in any given tax year. If a limited partner's share of our passive losses is greater than his or her passive income, the limited partner will have a suspended loss, meaning that he or she cannot deduct the loss in the year he or she incurred it. A limited partner can, however, carry the suspended loss forward indefinitely to offset any passive activity income he or she derives in future years, whether from us or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when a limited partner recognizes a capital gain or loss from the sale of us entire interest in us. Finally, passive income from us can be used to absorb losses from other passive activities, subject to the rules regarding PTPs.

   Losses from PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. We have been structured to avoid being classified as a PTP; however, these rules mean that our income or losses from may not be used to offset any losses or income limited partners may derive from another partnership which is classified as PTP.

   Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." As noted, a limited partner's share of our net passive income will be treated as investment income for this purpose. In addition, a limited partner's share of our portfolio income will be treated as investment income. Portfolio income generally includes interest, dividends and royalties. Investment interest expense includes:

   o interest on indebtedness properly allocable to property held for investment;

   o our interest expense attributed to portfolio income; and

   o the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

   The computation of a limited partner's investment interest expense will take into account interest on any loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment.

   Entity-Level Collections. If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any limited partner or our general partner or any former limited partner, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the person on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current limited partners and our general partner. Payments by us as described above could give rise to an overpayment of tax on behalf of a limited partner in which event he or she could file a claim for credit or refund.

Deductions for Organizational and Offering Expenses; Start-Up Costs

   We cannot deduct the costs of organizing us and selling our units, as well as other start-up costs, in the year we incur them; rather, we must capitalize them. We may write off organizational expenses and startup costs over a 60-month period.

   We can deduct syndication expenses, if at all, only upon our liquidation, and then only as a capital loss. Syndication expenses include brokerage fees such as the underwriting fees and sales commissions for this offering, registration and filing fees with the SEC and each state in which units are sold, our legal fees and the legal fees of underwriters and placement agents for securities advice and advice concerning the adequacy of tax disclosures in the offering documents, accounting fees for the preparation of information to be included in the offering materials, printing and reproduction costs and other selling or promotional expenses.

   We cannot assure you that the IRS will not seek to recharacterize organizational costs as non-amortizable syndication costs. Since this issue is entirely factual, our counsel cannot express any opinion on our allocation of costs between organizational and syndication expense.

Tax Treatment of Leases

   A limited partner's depreciation and cost recovery deductions with respect to any item of our equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are only available if the rental agreement is a true lease, meaning we retain ownership of the equipment. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement, where ownership shifts to a purchaser, the nominal lessee.

   Whether we are the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

   Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each item of equipment we acquire, will depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, our counsel cannot render an opinion on this issue.

Depreciation

   We will be entitled to depreciation deductions for the equipment we buy and lease over their useful lives. In general, our equipment will have either three, five or seven year useful lives under the Code, during which we may deduct the cost of the equipment to us, less any salvage value. The amount deductible in each year may be calculated using the 200% declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

   We will allocate all or part of the acquisition fees we pay for the selection and purchase of equipment to the cost basis of that equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary in for each piece of equipment acquired by us, our counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

   In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See "- Limitations on Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

   Property Used Predominantly Outside the United States. Although we do not now anticipate leasing equipment for use predominantly outside the United States, it is possible we may do so in the future. We must depreciate this equipment using the straight line method of depreciation over a period corresponding to

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

the equipment's class life under the Code, referred to as its asset depreciation range, class life, which generally is longer than the three, five or seven year periods permitted for other property. If the equipment does not have an asset depreciation range class life, a 12 year period must be used.

   Tax-Exempt Leasing. We may lease equipment to tax-exempt entities. We must use the straight-line depreciation method for the equipment, called tax-exempt use property. The depreciation period is the longer of:

   o the equipment's asset depreciation range class life, which generally is longer than the three, five or seven year periods permitted for property not leased to tax-exempt entities; or

   o 125% of the term of the lease, including all options to renew as well as some successor leases.

   For these purposes, a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities, and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

   If any property is owned by a partnership which has both a tax-exempt entity and a non-exempt person as partners, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property, unless specific requirements relating to the allocation of profits and losses among the partners are met. We will not meet these requirements. Taxable income from us, however, will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See
"- Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations." Additionally, a substantial portion of our taxable income will be treated as United States source business income in the hands of foreign limited partners for which no exemption is available. See "- Foreign Investors." Therefore, we do not anticipate that the depreciation limitations applicable to tax-exempt use property will be material as they relate to equipment owned by us and not leased to or used by a tax-exempt entity.

   Deferred Payment Leases. Section 467 of the Code requires both the lessor and lessee in some rental agreements to annually accrue the rent and interest on any rental payments which will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property which involves total payments of more than $250,000 and either provides for increasing rental payments or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent must be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon its present value; the excess of the present value amount accrues as interest. If we enter into a transaction that meets the definition of a Section 467 rental agreement, it would result in our acceleration of income recognition before receipt of the corresponding cash.

Sale or Other Disposition of Partnership Property

   Because of the different individual tax rates for capital gains and ordinary income, the Code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

   Upon a sale or other disposition of any asset, we will realize capital gain or loss equal to the difference between the basis of such asset at the time of disposition and the price we receive for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition and we would realize capital gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though we would receive no cash.

   Because equipment is tangible personal property, upon its disposition all depreciation deductions we have taken will be recaptured to the extent of any realized gain. Recapture means that the depreciation

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

previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If we sell property on an installment basis, we will recognize all depreciation recapture income at the time of sale, even though we receive the payments in later taxable years.

   Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of some assets, including equipment used in a trade or business and held for more than one year, are added to the gains from some compulsory or involuntary conversions. If these gains exceed the losses from the sales, exchanges, and conversions, the excess gains will be taxed as capital gains, subject to a special recapture rule described below. If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than as capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Sale or Other Disposition of Units

   The taxable gain or loss a limited partner will recognize on the sale of units will equal the difference between the amount from the sale and his or her tax basis in the units sold. The amount realized from a sale includes the cash or other consideration received from the purchaser, as well as the limited partner's share of our nonrecourse liabilities. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long the limited partner holds his or her units, assuming that the units qualify as capital assets in the limited partner's hands. Because the Code deems the amount realized from the sale to include non-recourse liabilities, the gain a limited partner will recognize on a sale of his or her units could result in a tax liability in excess of any cash received from the sale.

   The portion of a limited partner's gain attributable to ordinary income assets, which includes inventory and unrealized receivables, will be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of depreciation deductions, determined as if a limited partner's proportionate share of our properties is sold at the time he or she sells the units. Thus, a substantial portion of any gain upon the sale of a limited partner's units may be treated as ordinary income.

   A limited partner must promptly notify us of any sale or exchange of his or her units. Once we are notified, we are required to inform the IRS, the buyer and the limited partner of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the units sold or exchanged. This report must be made by January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If a limited partner fails to notify us of the transfer of units, he or she will be penalized $50 per failure.

   Although this section discusses the federal income tax consequences of a sale of your units, you should be aware that your ability to dispose of your units will be limited for the reasons described in the prospectus section "Risk Factors - Partnership Risks - Your ability to dispose of your investment in us will be limited."

Gifts of Units

   Generally, one does not recognize gain or loss upon the gift of property. However, a gift of units, including a charitable contribution, may be treated partially as a sale, to the extent of a limited partner's share of our nonrecourse liabilities. A limited partner may be required to recognize gain in an amount equal to the difference between a limited partner's share of nonrecourse debt and, in the case of a charitable contribution, the portion of the basis in the units allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of a limited partner's share of the nonrecourse debt is offset by his or her entire basis in the units. Charitable contribution deductions for the fair market value of the units will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of units.


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

Consequence of No Section 754 Election

   Section 754 of the Code permits a partnership to elect to adjust the basis of partnership property on the transfer of an interest in a partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner. The general effect of this election is that transferees of the partnership interests are treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for such purposes, upon certain distributions to partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, may not be revoked without the consent of the IRS. As a result of the complexities and added expense of the tax accounting required to implement a Section 754 election, we will not make the election. Accordingly, if we sell property after a limited partner's transfer of a unit, taxable gain or loss to the transferee of the unit will be measured by the difference between the limited partner's share of the gross proceeds of such sale and his or her share of our tax basis in the property (which, in the absence of a Section 754 election, will be unchanged by the transfer of the unit), rather than by the difference between his or her share of the amount realized and the portion of the purchase price that was allocable to the property. As a consequence, the transferee will be subject to tax upon a portion of the proceeds which, as to the transferee, may constitute a return of capital, if the purchase price of his or her unit exceeded his or her share of the adjusted basis for all of our properties.

   As a result of the foregoing, the limited partner may have greater difficulty in selling his or her units since the transferee will obtain no current tax benefits from the investment to the extent that the purchase price exceeds his or her allocable share of our basis in our assets.

Tax Treatment of Termination Pursuant to Our Partnership Agreement

   In the event we terminate pursuant to our partnership agreement, we must dispose of our assets, apply the proceeds and other funds to repayment of our liabilities, and distribute any remaining funds to the partners in accordance with their positive capital account balances. Sales and other dispositions of our assets would have the tax consequences described in "- Sale or Other Disposition of Partnership Property." Cash distributions we make at liquidation that exceed the tax basis of a unit generally would be taxable as capital gain, provided the units constitute capital assets in a limited partner's hands. Cash distributions in amounts less than a limited partner's basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of losses.

Audit by the IRS

   We have not sought any rulings from the IRS. While we intend to claim only those deductions and assert only those positions for which we believe there is a substantial basis, the IRS may audit our returns, and it may not agree with some or all of our positions.

   An audit of our information return may result in an increase in our income, the disallowance of deductions, and the reallocation of income and deductions among the partners. In addition, an audit of our information return may lead to an audit of a limited partner's personal income tax return, which could lead to adjustments of items unrelated to this investment.

   A limited partner must report his or her share of our income, losses, gains, deductions, and credits on his or her individual return in a manner consistent with our return, unless the limited partner files a statement with the IRS identifying the inconsistency or can prove his or her return is in accordance with information we will provide. Failure to comply with this requirement will subject a limited partner to penalties and may result in an extended time period for the IRS to challenge his or her return.

   In most circumstances, the federal tax treatment of our income, gains, losses, deductions and credits will be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with our partners. In any audit of a partnership, the IRS will deal with the our "tax matters partner." Our general partner is our tax matters partner. Only limited partners having at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our return and of the results of the audit. Limited partners who have an interest of less than 1% will not be entitled to notice from the IRS; however,

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

groups of partners who together own a 5% or greater interest may, by notification to the IRS, become a "notice group" and designate a member of their group to receive IRS notices. All limited partners have the right to participate in any audit of us. We are required to keep limited partners informed of any administrative and judicial proceedings involving our tax matters. Also, we will keep limited partners advised of any significant audit activities.

   As the tax matters partner, our general partner may enter into settlement agreements with the IRS that are binding upon partners with less than a 1% interest, except for partners who are members of a notice group or who have filed a statement with the IRS that our general partner does not have authority to enter into settlement agreements that are binding upon them. Limited partners are entitled to have any favorable settlement agreement reached between the IRS and another partner with respect to a partnership item applied to them.

   Our general partner will conduct all examinations by tax authorities relating to us at our expense. A tax controversy could result in substantial legal and accounting expenses, even if the outcome is favorable.

Alternative Minimum Tax

   Some taxpayers must pay an alternative minimum tax if the alternative minimum tax exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the alternative minimum tax is imposed on alternative minimum taxable income that is above an exemption amount. The alternative minimum tax income is based on a recomputation of taxable income, which is increased by tax preference items and other adjustments to taxable income. The tax rate for noncorporate taxpayers is 26% for the first $175,000, $87,500 for married individuals filing separately, of a taxpayer's alternative minimum tax income in excess of the exemption amount; additional alternative minimum tax income is taxed at 28%. The exemption amount for years beginning in 2002 through 2004 is $49,000 for married individuals filing jointly, $35,750 for single persons and $24,000 for estates, trusts and married individuals filing separately. For years beginning after 2004, these exemption amounts are scheduled to decrease to $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

   The exemption amounts are phased out for taxpayers with high alternative minimum tax income. The exemption amounts are reduced by 25 cents for each $1 of alternative minimum taxable income in excess of:

   o $150,000, in the case of married individuals filing a joint return and surviving spouses - the $49,000 exemption amount is completely phased out when alternative minimum taxable income is $346,000 or more until the $45,000 amount phases out at $330,000;

   o $112,500, in the case of unmarried individuals other than surviving spouses - the $35,750 exemption amount is completely phased out when alternative minimum taxable income is $255,500 or more and the $33,750 amount phases out at $247,500; and

   o $75,000, in the case of married individuals filing a separate return and estates or trusts - the $24,500 exemption amount is completely phased out when alternative minimum taxable income is $173,000 or more and the $22,500 amount phases out at $165,000.

   For married individuals filing a separate return, the maximum exemption phase out is, in effect, the same as for married individuals filing jointly.

   The principal adjustments to taxable income that are used to determine alternative minimum taxable income include:

   o Depreciation deductions are limited to those that do not exceed those computed using the 150% declining balance method and, for property placed in service before January 1, 1999, an extended recovery period.

   o Mining exploration and development costs are capitalized and amortized over ten years.

   o Research and experimental expenditures are amortized over ten years.


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

   o Miscellaneous itemized deductions are not allowed.

   o Medical expenses are deductible only to the extent they exceed 10% of adjusted gross income.

   o State and local property and income taxes are not deductible.

   o Interest deductions are restricted.

   o The standard deduction and personal exemptions are not allowed.

   o Only some types of operating losses are deductible.

   o The amount by which the fair market value of stock received from exercising an incentive stock option exceeds the exercise price must be included as income.

   The principal tax preference items that must be added to taxable income for alternative minimum tax purposes include:

   o the excess of depletion over the adjusted basis of the property at the end of the year;

   o the excess of intangible drilling costs over 65% of net oil and gas income; and

   o private activity bond interest.

   We do not anticipate that we will generate any significant tax preference items. The principal partnership items that may have an impact on limited partner's alternative minimum tax income are interest expense allocable to cash reserves. However, for purposes of computing alternative minimum tax income, interest paid by a limited partner to acquire or maintain an ownership interest in a passive activity, such as our units, is deductible only to the extent that the interest payments, when added to the limited partner's passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if a limited partner borrows money and incurs interest expense in connection with a purchase of units, he or she may only be allowed a limited deduction for that interest in computing alternative minimum tax income.

   The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the units should consult their tax advisors as to the possible alternative minimum tax consequences of investing in units.

Interest Expense

   In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, like us, may only be deducted in accordance with the rules for losses derived from passive activities.

   Interest paid by us likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by us, as would any interest expense a limited partner incurs on money borrowed to purchase units. We may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points, and similar costs may not be deducted currently; they usually have to be capitalized and amortized over the life of the related loan.

Self-Employment Income and Tax

   A limited partner's distributive share of partnership income will not be subject to self-employment tax.

Limited Deductions for Activities not Engaged in for Profit

   The availability of deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the last five consecutive years, ending with tax year at issue. We intend to operate for the purpose of providing an economic profit and anticipate that we will have sufficient income to entitle us to

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

the benefit of the presumption that we operate for profit. If the IRS were to treat our activities as not being engaged in for profit, any of our deductions in excess of our income might be permanently disallowed.

Registration, Interest and Penalties

   Tax Shelter Registration. Tax shelters must registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. We are a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income we expect to realize is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in the first five years after his or her investment. Because unexpected economic or business developments may cause us losses, with the result that a limited partner's cumulative tax liability during the first five years might be reduced, we will register as a "tax shelter" with the IRS and we will have a tax shelter registration number. However, since our units are a projected income investment, limited partners are not required to include our registration number on their tax returns. Issuance of a registration number does not indicate that this investment or the claimed tax benefits have been reviewed, examined or approved by the IRS.

   Even though our units may be a projected income investment, we will nonetheless be required to maintain a list identifying each person who sold a unit and including information required by the IRS regulations. This list must be made available to the IRS upon its request.

   If we cease to be a projected income investment, we and our limited partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things that limited partners will be required to include our registration number on their tax returns. We are required to notify our limited partners if we no longer qualify as a projected income investment, and to inform them they must begin to report our registration number on their tax returns if they claim a deduction, credit, or other tax benefit from us.

   Interest on Underpayments. The interest that taxpayers must pay for underpayment of federal taxes is the federal short-term rate plus 3%, compounded daily. The federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

   Penalty for Substantial Understatements. The Code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year, as finally determined after all administrative and judicial proceedings, exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both:

   o 10% of the correct tax, and

   o $5,000.

   A taxpayer may avoid the imposition of this penalty however, in the case of any item that is not attributable to a "tax shelter," if:

   o there was substantial authority for the taxpayer's treatment of the item, or

   o the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return and the taxpayer had a "reasonable basis" for the tax treatment of such item.

   In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if:

   o there was substantial authority for the taxpayer's treatment of the item, and

   o the taxpayer reasonably believed that his or her treatment of the item on the return was more likely than not the proper treatment.


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

   For purposes of the understatement penalty, "tax shelter" includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. We should not be treated as a "tax shelter" within the meaning of this provision because our objectives include the provision of cash distributions to the investors throughout our operating life.

State and Local Taxation

   In addition to the federal income tax consequences described above, you should consider potential state and local tax consequences of this investment. A limited partner's share of our taxable income or loss generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where the limited partner resides. In addition, other states in which we own equipment or do business may require the filing of state income tax returns and may impose taxes on a limited partner's pro rata share of our income derived from that state. Any tax losses generated by our operations in such states may not be available to offset income from other sources in other states. To the extent that a limited partner pays tax to a state by virtue of our operations within that state, he or she may be entitled to a deduction or credit against tax owed to his or her state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that a limited partner itemizes deductions. Limited partners should consult their own tax advisers to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Foreign Investors

   Foreign investors should be aware that, to a substantial degree, our income will consist of trade or business income that is attributable to or effectively connected with a fixed place of business maintained by us in the United States. As such, our income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of our income, gains, losses, and deductions. Additionally, we are required to withhold tax on each foreign investor's distributive share of our income, whether or not any cash distributions are made. We will deduct any amount required to be withheld from distributions otherwise payable to the foreign investor and the investor will be liable to repay us for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign investors should consult with their tax advisors regarding the applicability of these rules and regarding the other tax consequences described in this section.

Tax Treatment of Certain Trusts and Estates

   The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

   Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors will be deemed to be engaged in the business carried on by us and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in us.

Corporate Investors

   The federal income tax consequences to investors which are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with tax advisors as to the tax consequences to them of this investment.


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                         INVESTMENT BY QUALIFIED PLANS

Fiduciaries under ERISA

   Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan's participants and beneficiaries. A fiduciary must:

   o perform its duties with the skill, prudence and diligence of a prudent person;

   o diversify the qualified plan's investments so as to minimize the risk of large losses; and

   o act in accordance with the qualified plan's governing documents.

   Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan may be a fiduciary of the qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

   IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement will generally be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely-held corporations are generally not subject to ERISA's fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS's prohibited transaction rules, explained below.

   A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in units with a portion of the qualified plan's assets.

Prohibited Transactions Under ERISA and the Internal Revenue Code

   ERISA and the Code prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

   Types of prohibited transactions include:

   o direct or indirect transfers of a qualified plan's or IRA's assets to, or use by or for the benefit of, a disqualified person;

   o acts by a fiduciary involving the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and

   o a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA.

   Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustained. The Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if a taxpayer engages in a prohibited transaction with an IRA in which it is a beneficiary, the IRA will cease to be treated as an IRA and, therefore, all of its assets will be treated as if they were distributed to the taxpayer in the year in which the transaction occurred.

   In order to avoid the occurrence of a prohibited transaction under the tax code or ERISA, units may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

Plan Assets

   If our assets were determined to be plan assets, fiduciaries of qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, might constitute prohibited transactions, even if the purchase of units by the plan did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

   In some circumstances, ERISA applies a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets. ERISA, however, exempts investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the look-through principle. Under the Department of Labor's current regulations, undivided interests in the underlying assets of a collective investment entity, such as us, will not be treated as plan assets of qualified plan or IRA investors if:

   o the units are publicly offered;

   o less than 25% of the units are owned by qualified plans, IRAs, and certain other employee benefit plans; or

   o the partnership is an operating company.

   To qualify for the publicly-offered exception, the units must be freely transferable, owned by at least 100 investors independent of the partnership and of one another, and either:

   o be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or

   o sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Securities Exchange Act within 120 days after the end of the partnership's fiscal year during which the offering occurred.

   Our units are being sold as part of an offering registered under the Securities Act. Accordingly, whether the units will qualify for the publicly-offered exception will depend on whether they are freely transferable within the meaning of the Department of Labor's regulations.

   Whether a unit is freely transferable is a factual determination. However, we believe that the limits on assigning units and on substituting limited partners contained in Sections 13.2 and 13.3 of our partnership agreement fall within the scope of certain restrictions which are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of our units, is $10,000 or less. But because we cannot be certain about the ultimate determination of our units being freely transferable, or the determination of whether we will be an operating company under the alternative Department of Labor exemption described above, we have decided to rely on the 25% ownership exemption for these purposes. Consequently, we will take the steps necessary to ensure that ownership of our units by qualified plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total number of outstanding units.

   In calculating this limit, we will, as provided in the Department of Labor's regulations, disregard the value of any units held by a person, other than a qualified plan, IRA, or certain other employee benefit plans, who has discretionary authority or control with respect to the assets of the partnership, or any person who provides investment advice for a fee with respect to the assets of the partnership, or any affiliate of any such a person. Whether our assets will constitute "plan assets" is a factual issue which may depend in large part on our ability throughout our life to satisfy the 25% ownership exemption. Accordingly, our tax counsel cannot express an opinion on this issue.

Other ERISA Considerations

   In addition to the considerations described above in connection with the "plan asset" question, a fiduciary's decision to cause a qualified plan or IRA to acquire units should involve, among other factors, consideriderations that include whether:

   o the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

   o the purchase is prudent in light of the diversification of assets requirement for the qualified plan and the potential difficulties that may exist in liquidating units;

   o the investment will provide sufficient cash distributions in light of the qualified plan's likely required benefit payments and other needs for liquidity;

   o the investment is made solely in the interests of plan participants;

   o the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income

   o derived from us; and

   o the fair market value of our units will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable

   o to the qualified plan or IRA.


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

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

   We have not yet commenced operations. We will depend upon the proceeds of the offering of our units to carry on our proposed activities. We intend to use the proceeds, after payments of underwriting fees, sales commissions, offering expenses, permitted fees and the establishment of a working capital reserve, to purchase and lease equipment and purchase portfolios of equipment subject to existing leases. We will seek to finance a substantial portion of the purchase price of our equipment through warehouse loan and CP conduit facilities as well as through term note securitizations. However, we have no arrangements with or commitments from any lender to provide financing. To the extent that the offering proceeds are less than the maximum or we are unable to obtain warehouse or CP conduit financing or engage in term note securitization financings, our ability to diversify our investments, and the return on a limited partner's investment, will be reduced. We also anticipate that our ability to engage in direct leasing will be adversely affected by the amount of our offering proceeds and that, as a result, the relative amount of our investment in portfolios of equipment subject to existing leases will increase to the extent our offering proceeds are closer to the minimum offering than the maximum offering.

   We intend to establish working capital reserves of 1.79% of the offering proceeds. We believe that this will be sufficient to satisfy our liquidity requirements. Our operating costs will adversely affect our liquidity. To the extent that our working capital reserves are insufficient to satisfy our cash requirements, we will be required to obtain additional funds through third party financing. We cannot assure you that we will be able to obtain financing when we need it.

   Fluctuations in prevailing interest rates will affect us. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of financing. Higher interest rates will affect the cost to us of financing we obtain, reduce our yield on leveraged investments, reduce the amount of financing we may be able to obtain due to reduction in value of our fixed-rate assets and, possibly, reduce the desirability of leverage. Interest rate changes generally will result in corresponding changes in rates on new leases as well as variable rate financing or new financing. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases as their rates would generally be fixed.

   We expect that our warehouse and CP conduit borrowings will have variable interest rates and that some or all of any term note securitizations we may obtain will also have variable rates. Because warehouse debt is short-term, we do not believe it carries material interest rate risk. However, we will seek to manage interest rate risk in any CP conduit or variable rate term note securitization by engaging in hedging transactions that would effectively fix our interest rate obligations.

                      SUMMARY OF OUR PARTNERSHIP AGREEMENT

   The following is a brief summary of the material provisions of our amended and restated agreement of limited partnership. The partnership agreement sets out the terms and conditions upon which we will conduct our business and affairs and sets out the rights and obligations of the limited partners. This summary is not complete and is subject to and qualified by the detailed provisions of the partnership agreement. A copy of the partnership agreement is included as Appendix A to this prospectus. You should study the partnership agreement carefully before making any investment.

General

   We are a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act with LEAF Asset Management as our general partner. Our principal place of business in Delaware is 49 Bancroft Mills, Unit P-15, Wilmington, Delaware 19806. We may change our principal place of business by written notice to you. Our term began when we filed a certificate of limited partnership with the Delaware Department of State on January 31, 2002. We will terminate at midnight on December 31, 2027, or earlier if a dissolution event occurs as described in "- Dissolution and Winding-Up," below

Capital Contributions

   General Partner. Our general partner contributed $1,000 in cash as its capital contribution to us in exchange for a 1% interest in our taxable income, loss and cash distributions.

   Original Limited Partner. Our original limited partner contributed $1 in exchange for 10 units, which represented a 99% partnership interest at that time. On the initial closing date the original limited partner will withdraw, her capital contribution will be returned and her units will be retired.

   Limited Partners. Each limited partner, other than the original limited partner, will contribute $100 to our capital for each unit purchased. Limited partners are not obligated to make additional capital contributions, except as described below under "- Liability of Partners."

Powers of our General Partner

   Except as otherwise specifically provided in our partnership agreement, our general partner will have complete and exclusive discretion in the management of our business. You will not be permitted to participate in our management. Except to the extent limited by Delaware law, our general partner may delegate all or any of its duties under the partnership agreement to any person, including any of its affiliates.

   The partnership agreement designates our general partner as our tax matters partner and authorizes and directs it to represent us and our limited partners in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend our funds in doing so.

Certain Restrictions

   In general, we may not purchase or lease equipment from, nor sell or lease equipment to, our general partner or any of its affiliates or any investment program in which they have an interest. However, if certain conditions are met our general partner or its affiliates may acquire equipment on a temporary or interim basis in order to facilitate our acquisition of the equipment or our financing needs. These conditions are:

   o Our general partner or its affiliate holds the equipment only on an interim basis, generally not longer than six months, for purposes of facilitating the acquisition of the equipment by us, borrowing money or obtaining financing for us or for other purposes related to our business.

   o Our general partner determines that the acquisition of the equipment is in our best interest.

   o We acquire the equipment at a price no greater than the cost to our general partner or its affiliate, plus compensation permitted under our partnership agreement and described in this prospectus.

   o There is no difference in interest terms of any financing secured by the equipment at the time acquired by our general partner or its affiliates and the time acquired by us.

   o Our general partner or its affiliates do not benefit from the transaction apart from compensation permitted under our partnership agreement and described in this prospectus.

   All profits and losses derived by our general partner or its affiliates on investments held on a temporary or interim basis to facilitate our acquisition of the investment, belong to us.

   We may not make any loans to our general partner or any of its affiliates. Our general partner or any of its affiliates, however, may make loans to us, provided that:

   o any interest or other financing charges or fees we pay do not exceed the lowest of the following:

     o if our general partner borrowed to make the loan, the rate of interest and other amounts paid or payable by our general partner or its affiliate in connection with such borrowing; or

     o if our general partner did not borrow to make the loan, the rate of interest and other amounts paid or payable in an arm's-length borrowing that we could obtain, without reference to our general partner's or its affiliate's financial abilities or guarantees; and

   o the loan must not have a term longer than 12 months from the date on which it was made.

   Neither our general partner nor its affiliates may receive financing charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

   We will not acquire any equipment in exchange for units.

   Except as permitted by the partnership agreement, our general partner may not enter into any agreements, contracts or arrangements on our behalf with itself or any of its affiliates. Furthermore, neither our general partner nor any of its affiliates may receive a commission or fee in connection with the reinvestment of cash from sales or operations, or the resale, re-lease, exchange or refinancing of equipment, except as permitted by the partnership agreement and described in this prospectus. In addition, in connection with any agreement we enter into with our general partner or any of its affiliates, neither our general partner nor any affiliate may receive any rebates or give-ups, or participate in any reciprocal business arrangements, that could have the effect of circumventing any of the provisions of the partnership agreement. We will not grant our general partner or any of its affiliates exclusive listing rights to sell our equipment.

Liability of Partners

   Liability of Our General Partner. Our general partner will be liable for all of our general obligations to the extent we do not pay them. However, our general partner will not have any personal liability for obligations that are specifically nonrecourse to us, or for repayment of the capital contribution of any limited partner.

   Limited Liability of Limited Partners. Our units are not assessable. You will have no personal liability for any of our obligations or liabilities. You will only be liable to the extent of your capital contribution and your pro rata share of our undistributed profits and other assets. However, if you participate in the management or control of our affairs, you may be deemed to be acting as a general partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in doing business with us, that you are a general partner.

   Delaware law provides that you may be liable to us for a distribution we make to you if, after giving effect to the distribution, our liabilities exceed the fair value of our assets.

Withdrawal or Removal of Our General Partner

   Voluntary Withdrawal. Our general partner may not voluntarily withdraw as general partner without:

   o 60 days' advance written notice to the limited partners;

   o obtaining an opinion of counsel that the withdrawal will not cause our termination or materially adversely affect our federal tax status; and

   o selection of, and acceptance of its appointment as general partner by, a substitute general partner who is acceptable to the limited partners owning a majority of the units.

   Removal. Our general partner may be removed by limited partners owning a majority of our units. Neither our general partner nor any of its affiliates may participate in any vote by the limited partners to remove our general partner as general partner.

   Consequences of Withdrawal or Removal. Upon withdrawal or removal, we must pay the general partner the fair market value of its partnership interest, plus or minus, as the case may be, accrued but unpaid management fees and the difference between amounts owed to our general partner by us and amounts owed to us by our general partner. The method of payment must be fair and protect our solvency and liquidity. The method of payment is deemed fair if:

   o in a voluntary withdrawal, it provides for a non-interest bearing unsecured promissory note with principal payable only from distributions our general partner otherwise would have received; or

   o in a involuntary removal, it provides for a rate of interest equal to the lesser of the rate we would obtain from an unrelated bank lender for an unsecured 60-month loan or the prime rate of interest from time to time of JPMorgan Chase Bank, plus 4%, and provides for payment of principal and interest in 60 equal monthly installments.

   Liability of Withdrawn or Removed General Partner. Our general partner will remain liable for all obligations and liabilities incurred by it or by us while it was acting as our general partner and for which it was liable as general partner. Our general partner will be free of any obligation or liability arising from our activities after the time its withdrawal or removal becomes effective.

Transfer of Units

   There is no public or secondary market for the units, and we do not expect that a market will develop. You may transfer or assign your own units to any person, whom we called an assignee, only if you satisfy the following conditions:

   o you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

     o states your intention that the assignee become a substitute limited partner;

     o reflects the assignee's acceptance of all of the terms and provisions of the partnership agreement; and

     o includes a representation by both you and the assignee that the assignment was made in accordance with all applicable laws and regulations, including minimum investment and investor suitability requirements under state securities laws; and

     o the assignee pays us a fee that will not exceed $150 for costs and expenses we reasonably incur in connection with the assignment.

   Furthermore, unless we consent, no units may be assigned:

   o to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

   o to any person if, in the opinion of our counsel, the assignment would result in the termination of our taxable year or our status as a limited partnership for federal income tax purposes;

   o to any person if the assignment would affect our existence or qualification as a limited partnership under Delaware law or the applicable laws of any other jurisdiction in which we conduct business;

   o to any person not permitted to be an assignee under applicable law, including federal and state securities laws;

   o if the assignment would result in the transfer of a partnership interest representing less than 25 units, or 10 units in the case of an IRA or qualified plan, unless the assignment is of all units owned;

   o if the assignment would result in your retaining a portion of your investment that is less than the greater of:

     o  25 units, or 10 units in the case of an IRA or qualified plan, or

     o the minimum number of units required to be purchased under minimum investment standards applicable to your initial purchase of units;

   o if, in our reasonable belief, the assignment might violate applicable law; or

   o if the effect of the assignment would be to cause the equity participation in us by benefit plan investors to equal or exceed 25%.

   Any attempt to assign units in violation of the provisions of the partnership agreement or applicable law will be ineffective. We will recognize assignments of units as of the last day of the month in which all conditions to the assignment have been satisfied.

   Our partnership agreement provides further that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership for federal income tax purposes, we will not permit any interest in a unit to be sold on a secondary market, as defined by the Code. If we determine that a proposed sale was effected on a secondary market, we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that the proposed sale is not in fact recognized. Investors must provide all information respecting assignments which we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

Books and Records

   We will maintain our books and records at our principal office. You will have the right to have a copy of the list of limited partners mailed to you for a reasonable copying charge. However, you must certify that the list will not be reproduced and sold to another party, used for any commercial purpose unrelated to your interest in partnership matters or used for an unlawful purpose. In addition, you or your representative will have the right, upon written request, subject to reasonable notice and at your own expense, to inspect and copy any other partnership books and records that we maintain.

Redemption of Units

   We are permitted by the partnership agreement to redeem units and anticipate that we will do so only where special circumstances exist, such as death or bankruptcy of limited partner. However, any redemption of units is at our sole and absolute discretion. This means that we have no obligation to redeem any units when you request a redemption and may refuse to do so without having to give a reason for that refusal and whether or not special circumstances exist. The redemption price we pay will be negotiated between us and the redeeming limited partner, and may bear no relation to our earnings, book value or other standard valuation measures.

Meetings and Voting Rights of Limited Partners

   Meetings. There will be no annual or other periodic meetings of the limited partners. However, our general partner may call partnership meetings at any time. Our general partner must call a meeting if it receives written requests for a meeting from limited partners holding 10% or more of our outstanding units. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of the limited partners may be submitted for action by consent of the limited partners.

   Voting Rights of Limited Partners. Limited partners owning a majority of our units may take action on the following matters without our general partner's concurrence:

   o an amendment of the partnership agreement, subject to certain limitations discussed in "- Amendments" below;

   o our dissolution;

   o the removal of our general partner and the election of one or more substitute general partners; and

   o sale of all or substantially all of our assets, except in connection with securitization financings or sales in the ordinary course of liquidating our investments after the reinvestment period.

   Limited partners who dissent from any matter approved by limited partners owning a majority of our units are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their units.

Amendments

   Amendment by Limited Partners without Our General Partner's Concurrence. Amendments of our partnership agreement by the limited partners without our general partner's concurrence may not allow the limited partners to take part in the control or management of our business, or contract away our general partner's fiduciary duties to our limited partners. In addition:

   o Any amendment of the partnership agreement relating to how the partnership agreement can be amended will require the consent of all limited partners.

   o Any amendment that would alter the rights, powers, duties or obligations of our general partner will require our general partner's consent.

   o Any amendment that will adversely affect any partner's share of cash distributions, allocations of income or loss, other than in connection with the sale of our units in this offering, will require the consent of each partner affected by the change.

   Amendment by Our General Partner without the Consent of the Limited Partners. Our general partner may, without the consent of the limited partners, amend our partnership agreement for the benefit or protection of the limited partners, including:

   o adding to our general partner's duties or obligations, or surrendering any of its rights or powers;

   o curing any ambiguity in, or correcting or supplementing any provision of, our partnership agreement;

   o preserving our status as a limited partnership for federal income tax purposes;

   o deleting or adding any provision that the SEC or any other regulatory body or official requires to be deleted or added; and

   o changing our name or the location of our principal office.

Dissolution and Winding-Up

   Events Causing Dissolution. We will dissolve when any of the following events occurs:

   o withdrawal or removal of our general partner if a substitute general partner has not been duly admitted;

   o our dissolution upon a vote of limited partners owning a majority of our units;

   o sale of all or substantially all of our assets other than in connection with a securitization;

   o expiration of our term;

   o our operations cease to be legal activities under applicable law; or

   o any other event which would cause us to dissolve under Delaware law.


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

   Liquidation. When a dissolution event occurs, we will liquidate our investments and other assets and we will distribute the proceeds, after we pay our debts and expenses, to our partners in accordance with their percentage ownership in us. Our existence will terminate once we have paid all our debts and expenses and made final distributions to partners. You are not guaranteed the return of, or a return on, your investment as a result of any such distributions.

Roll-Up Transactions

   We may enter into a "roll-up" transaction only upon the vote or consent of a majority of the units and upon satisfaction of certain other conditions described in this section. Our partnership agreement defines a "roll-up transaction," generally, as a transaction involving the acquisition, merger, conversion or consolidation of our partnership with, and the issuance of securities by, an entity created by, or surviving, the transaction. The term does not cover specified transactions, including our conversion into a different legal form, if, as a result, there will be no significant adverse change in unit voting rights, our term, the compensation we pay our general partner and its affiliates, our investment objectives or the federal income tax consequence of owning a unit.

   In order to enter into a roll-up transaction, the following additional conditions must be met:

   o Our assets must be appraised by a competent, independent expert. Our partnership agreement defines such a person as one with no material current or prior business or personal relationship with our general partner or its affiliates, who is engaged to a substantial extent in the business of rendering appraisals and who is qualified to perform the work.

   o The sponsor of the proposed "roll-up" must offer to persons voting "no" on the proposal the option of either:

     o  accepting the roll-up securities;

     o remaining as limited partners in us on the same terms and conditions as existed previously; or

     o receiving cash equal to the limited partner's pro rata share of the appraised value of our net assets.

   o Voting rights of our limited partners may not be diminished.

   o The roll-up transaction may not include provisions impeding accumulation of the roll-up entity's securities or that would limit limited partners' access to the roll-up entity's records beyond the limitations of our partnership agreement.

                          REPORTS TO LIMITED PARTNERS

Annual Reports

   By March 15 of each year, we will send you a statement of your share of our income, gains, losses, deductions and credits, if any, for the year just ended to enable you to prepare your federal income tax return.

   Within 120 days after the end of the year, we will send you an annual report which will include:

   o Our audited financial statements for the fiscal year, including a balance sheet and related statements of operations, cash flows and changes in partners' equity, accompanied by an auditor's report containing an opinion of our accountants.

   o A breakdown, by source, of distributions made during the year to you and to our general partner.

   o A status report with respect to each item of equipment that individually represents at least 10% of the aggregate purchase price of our investments at the end of the year, including information relevant to the condition and utilization of the equipment.

   o A detailed statement of the services rendered and compensation paid, and any amounts reimbursed, to our general partner, and a summary of the terms and conditions of any contract with our general partner that was not filed as an exhibit to the registration statement of which this prospectus forms a part.

   o Within the scope of their annual audit, our independent public accountants will issue a special report on the allocation by our general partner of costs and expenses to us.

   o Until all amounts invested by limited partners have been invested or committed to investment and reserves, used to pay permitted fees or returned to investors in accordance with the partnership agreement, information regarding investments made by us during the fiscal year.

Quarterly Reports

   Within 60 days after the end of each of the first three quarters in any year, we will send you an interim report for the quarter which will include:

   o Our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners' equity.

   o A detailed statement of the services rendered and compensation paid, and any amounts reimbursed, to our general partner, and a summary of the terms and conditions of any contract with our general partner which was not filed as an exhibit to the registration statement of which this prospectus forms a part.

   o Until all amounts contributed to our capital by limited partners have been invested or committed to investment and reserves, used to pay permitted fees or returned to investors in accordance with the partnership agreement, information regarding investments made by us during the quarter.


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

                                  THE OFFERING

Plan of Distribution

   We will offer and sell our units on a "best efforts minimum/maximum" basis through Anthem Securities, Inc. as dealer-manager for the offering and through other participating broker-dealers, whom we refer to as selling broker-dealers. This means that Anthem Securities and the selling broker-dealers are only required to use their best efforts to effect sales of our units, that they are not obligated to obtain any subscriptions and that, if we do not obtain subscriptions for the minimum number of units before termination of the offering, we will return all subscribed funds. We have not identified any selling broker-dealers as of the date of this prospectus.

   The dealer-manager is an affiliate of our general partner and will form and manage the group of selling broker-dealers. Although the dealer-manager may participate in the offering on the same basis as the selling broker-dealers, it does not anticipate that it will directly effect the sale of a material number of units.

   The minimum offering amount is $2,000,000, or 20,000 units, and the maximum is $50,000,000, or 500,000 units. The minimum offering excludes units subscribed for by Iowa and Pennsylvania residents and units subscribed for by our general partner and its affiliates, as discussed in " -Escrow
Arrangements," below.

   The minimum subscription is 25 units, or $2,500, except that the minimum subscription for an IRA or Keogh Plan is 10 units, or $1,000. Minnesota investors must purchase a minimum of 20 units, or $2,000, for IRA or Keogh plans. The minimum subscription for Iowa and Nebraska residents is 50 units or $5,000.

   Subscriptions will be effective only when accepted by our general partner, which reserves the right to reject any subscription in whole or in part. The subscription agreement provided to an investor for execution must be accompanied by a copy of this prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted an executed subscription agreement to the broker-dealer through which the units were sold.

   Neither the dealer-manager nor any selling broker-dealer may sell units to a discretionary account over which they have control without the prior written approval of the transaction by the customer.

   The offering will terminate not later than two years from the date of this prospectus. The offering of units after the end of one year from the date of this prospectus will be subject to renewal, requalification or other consent in each state or other jurisdiction requiring such renewal, requalification or consent. We may earlier terminate the offering at any time. If we do not receive and accept subscriptions for a minimum of 20,000 units before one year from the date of this prospectus, we will promptly return all funds we have received together with any interest earned on them.

Selling Compensation and Expenses

   The following table shows the per unit and total public offering price, underwriting fee and selling commissions to be paid by us and the proceeds, before expenses, to us assuming both the minimum offering and the maximum offering:


                                                                                    Per unit    Minimum offering   Maximum offering
                                                                                    --------    ----------------   ----------------
Public offering price...........................................................     $100.00       $2,000,000         $50,000,000
Underwriting fee(1).............................................................        2.00           40,000           1,000,000
Selling commissions(1)(2).......................................................        8.00          160,000           4,000,000
Proceeds, before expenses, to us(2).............................................     $ 90.00       $1,800,000         $45,000,000

---------------
(1) Out of the 2% underwriting fee, the dealer-manager may pay or reimburse selling broker-dealers a portion of their marketing expenses in connection with this offering, including expenses incurred in coordinating their sales efforts and training their personnel, up to a maximum of 1% of the purchase price of the units sold by them.

(2) Our general partner has an organizational and offering expense allowance of 3% of offering proceeds. Any organization and offering expenses above that amount must be paid by our general partner without reimbursement by us. Our general partner will reimburse selling broker-dealers for their bona fide accountable due diligence expenses up to a maximum of 1/2 of 1% of the purchase price of the units sold by them. Our organization and offering expenses, including reimbursement of bona fide due diligence expenses, will not exceed $60,000 for the minimum offering or $1.5 million for the maximum offering.

   We and our general partner have agreed to indemnify the dealer-manager against liabilities arising under the Securities Act.

   We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our units.

Escrow Arrangements

   Until we receive the minimum number of subscriptions and admit the initial subscribers as limited partners, subscription checks will be made payable to, and subscription funds will be held in an escrow account at National City Bank of Pennsylvania, Indianapolis, Indiana.

   Subscription proceeds held in the escrow account will be invested in interest-bearing savings or bank money market accounts. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

   Subscriptions received from Iowa and Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, Iowa and Pennsylvania subscriptions will be released to us only when total subscription proceeds we receive from all subscribers, including the escrowed Iowa and Pennsylvania subscriptions, are at least $2.5 million.

   Offering proceeds will be transferred to us from escrow any time after subscriptions for 20,000 units have been received and accepted by us other than those from Iowa and Pennsylvania residents and those from our general partner and its affiliates. We will admit subscribers whose subscriptions have been held in escrow within 15 days after that. We will accept or reject subsequent subscriptions within 30 days after receipt. We will admit investors whose subscriptions are accepted promptly after such acceptance, but in any case by the last day of the month following the date the subscription was accepted. We will promptly return rejected subscription funds.

   The escrow agent's sole role in this offering is that of escrow holder. As such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance with any applicable state or federal laws, rules or regulations. The escrow agent neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the units. The escrow agent does not represent the interests of limited partners or potential investors. Its duties are limited as expressly set forth in the escrow agreement. Interested persons may request a copy of the escrow agreement from us.

Investments by Certain Persons

   Our general partner, the dealer-manager, the selling broker-dealers or any of their affiliates may acquire units. Our general partner has advised us that it currently intends to acquire approximately 5% of the units sold, and that its affiliates currently intend to purchase up to an additional 1% of the units sold. A purchase by any of these persons will be net of the underwriting fee and sales commissions.

                                HOW TO SUBSCRIBE

   If you are an individual investor, you must complete and personally sign the subscription agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a securities sales representative. In the case of IRA or qualified plan owners, both the owner and the plan fiduciary, if any, must sign the subscription agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the subscription agreement.

   Until we receive subscriptions for 20,000 units (excluding units subscribed for by our general partner and its affiliates), or 25,000 units in the case of residents of Iowa and Pennsylvania, checks for the purchase of units should be made payable to "Lease Equity Appreciation Fund Escrow Account." After the initial closing date, checks for the purchase of units should be made payable to "Lease Equity Appreciation Fund Subscription Account."

   Selling broker-dealers must forward subscription checks to the dealer-manager promptly, but in no event later than noon of the next business day following their receipt. The dealer-manager must forward these subscription checks to the bank escrow agent promptly, but in no event later than noon of the second business day following their receipt by the dealer-manager. We will promptly review each subscription, and will accept or decline to accept you as a limited partner. If we accept your subscription, either we or an agent of ours will give your prompt written confirmation of your admission as a limited partner.

                         SUPPLEMENTAL SALES LITERATURE

   We anticipate that we will prepare and use supplemental materials in connection with this offering. We have not, however, prepared any supplemental materials as of the date of this prospectus. We anticipate that the supplemental materials will include information relating to this offering, our general partner and its affiliates and additional brochures containing pictures and summary descriptions of equipment which we have identified for acquisition, or persons who have agreed to lease equipment from us. Our supplemental materials may also include audio-visual materials and taped presentations highlighting and explaining various features of this offering. We may also respond to specific questions from the dealer-manager, the selling broker-dealers and prospective investors. We may send business reply cards, introductory letters and seminar invitations to the dealer-manager and the selling broker-dealers for customer use, and other materials relating to the offering may be made available to them for their internal use. In any written invitation for a group meeting or seminar, the invitation will specifically state that the meeting or seminar is for the purpose of selling our units. Except as described in this section, we have not authorized the use of supplemental literature in connection with the offering. Although the information to be included in our supplemental literature will not conflict with any information contained in this prospectus and is required to present a balanced discussion of the risks and rewards of investing in our units, the material in our supplemental literature will not purport to be complete, and should not be considered part of this prospectus or the registration statement of which this prospectus is a part, or as the basis of the offering of the units.

                                 LEGAL MATTERS

   The legality of the units offered by this prospectus has been passed upon, and the statements under the caption "Federal Income Tax Considerations" and "Investment By Qualified Plans" as they relate to federal income tax and ERISA matters have been reviewed and passed upon, by Ledgewood Law Firm, P.C., Philadelphia, Pennsylvania.

                                    EXPERTS

   The balance sheet of our general partner as of June 30, 2002, and our balance sheet as of June 30, 2002, appearing in this prospectus and the registration statement of which it is a part have been audited by Grant Thornton LLP, as set forth in their reports thereon appearing elsewhere in this prospectus and given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the SEC a registration statement on Form S-1 regarding the units offered by this prospectus. As permitted by the SEC's rules and regulations, this prospectus, which is part of the registration statement, omits certain information about offering expenses, indemnification of officers and directors, exhibits, schedules and undertakings set forth in the registration statement. For further information about us and the units offered by this prospectus, you may desire to review the registration statement, including its schedules and full text of any contracts, agreements or other documents filed as exhibits to the registration statement. The registration statement may be inspected and copied at the public reference room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the SEC. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the SEC's web site on the internet at www.sec.gov. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

   As a result of the offering, we will file periodic reports and other information with the SEC. These reports and other information may be inspected and copied at the public reference facilities at the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the SEC's web site on the internet at www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

LEAF ASSET MANAGEMENT, INC. BALANCE SHEET
Report of Independent Certified Public Accountants ....................      F-2
Balance Sheet as of June 30, 2002 .....................................      F-3
Notes to Balance Sheet ................................................      F-4

LEASE EQUITY APPRECIATION FUND I, L.P. BALANCE SHEET
Report of Independent Certified Public Accountants ....................      F-6
Balance Sheet as of June 30, 2002 .....................................      F-7
Notes to Balance Sheet ................................................      F-8

               Report of Independent Certified Public Accountants

Stockholder
LEAF Asset Management, Inc.

   We have audited the accompanying balance sheet of LEAF Asset Management, Inc. (a development stage enterprise) as of June 30, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of LEAF Asset Management, Inc. (a development stage enterprise) as of June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
August 1, 2002

                          LEAF Asset Management, Inc.
                        (a development stage enterprise)

                                 BALANCE SHEET

                                                                      June 30,
                                                                        2002
                                                                    ------------
ASSETS
Cash ............................................................    $1,006,352
Investment in partnership .......................................         1,000
                                                                     ----------
Total assets ....................................................    $1,007,352
                                                                     ==========
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Due to affiliate ................................................    $    7,352

STOCKHOLDERS' EQUITY
Common Stock ....................................................     1,000,000
                                                                     ----------
Total liabilities and stockholders' equity ......................    $1,007,352
                                                                     ==========















    The accompanying notes are an integral part of this financial statement

                          LEAF Asset Management, Inc.
                        (a development stage enterprise)

                             NOTES TO BALANCE SHEET
                                  June 30, 2002

1. ORGANIZATION AND BUSINESS OPERATIONS

   LEAF Asset Management, Inc. (the Company), a Delaware corporation, was formed on January 31, 2002. The Company's fiscal year ends on December 31. The Company is a wholly owned subsidiary of LEAF Financial Corporation. LEAF Financial Corporation is a wholly owned subsidiary of Resource Leasing, Inc., a wholly owned subsidiary of Resource America, Inc. Resource America, Inc. is a publicly-traded company (Nasdaq: REXI) with interests in real estate, finance, energy and equipment leasing.

   The Company was formed to act as the sponsor general partner of equipment leasing limited partnerships.

   On February 4, 2002, the Company, through an affiliated entity, contributed $1,000 for a 1% general partnership interest in Lease Equity Appreciation Fund I, L.P. (the Fund). The Fund will be managed by the Company. Cash distributions will be made monthly. Distributions of the Fund, net income and net losses will be allocated 1% to the Company, as general partner.

   The Fund will acquire a diversified portfolio of equipment that will be leased to end users. The Fund will also acquire existing equipment leases from other equipment lessors. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in equipment and portfolios of equipment subject to existing equipment leases in order to generate regular cash distributions to the limited partners over the life of the Fund.

   The Company is considered to be a development stage enterprise and its sole activity through June 30, 2002 consisted of the organization and start-up of the Company. Accordingly, no statement of operations is presented.

2. PUBLIC OFFERING OF PARTNERSHIP UNITS

   The Fund intends to file a registration statement for the sale of its limited partnership units (the Units). The Company will receive an organization and offering expense allowance from the Fund of 3% of the offering proceeds with respect to expenses incurred in organizing the Fund and offering the Units. This expense allowance does not cover underwriting fees or sales commissions but does cover reimbursement of the bona fide, accountable due diligence expenses of selling broker-dealers of up to 1/2 of 1% of offering proceeds of each unit they sell.

3. TRANSACTIONS WITH AFFILIATES

   The Company will receive a fee for assisting the Fund in acquiring equipment and portfolios of equipment subject to existing equipment leases of 2% of the purchase price the Fund pays for the equipment and portfolios of equipment subject to existing equipment leases, including debt it incurs or assumes in connection with the acquisition. The Company will also be reimbursed for out-of-pocket expenses attributable to the acquisition of equipment and portfolios of equipment subject to existing equipment leases.

   The Company will receive a subordinated annual asset management fee of 3% of gross rental payments for operating leases or 2% of gross rental payments for full payout leases, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the period ending five years after the offering terminates, the management fee will be subordinated to the payment to the Fund's limited partners of a cumulative annual distribution of 8% of their capital contributions, as adjusted by distributions deemed to be a return of capital.

   The Company will receive a subordinated commission equal to one-half of a competitive commission, to a maximum of 3% of the contract sales price, for arranging the sale of the Fund's equipment after the expiration of a lease. This commission will be subordinated to the payment to the limited partners of a cumulative 8% annual return on their capital contributions, as adjusted by distributions deemed to be returns of capital.

   The Company will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates.

   The Company will also be reimbursed for operating and administrative expenses, subject to limitations contained in the Fund's partnership agreement.

   Anthem Securities, Inc. will receive an underwriting fee of 2% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the units in the offering. Anthem Securities will also receive sales commissions of 8% of the proceeds of each unit sold by it, although it is not anticipated that it will sell a material number of units.

   The Company maintains its checking account with The Bancorp.com, Inc. (TBI). The son and the spouse of the Chairman of Resource America, Inc. are the Chairman and Chief Executive Officer, respectively, of TBI. The Company maintains a normal banking relationship with TBI.

               Report of Independent Certified Public Accountants

The Partners
Lease Equity Appreciation Fund I, L.P.

   We have audited the accompanying balance sheet of Lease Equity Appreciation Fund I, L.P. (a development stage enterprise) as of June 30, 2002. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Lease Equity Appreciation Fund I, L.P. (a development stage enterprise) as of June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
August 1, 2002

                     Lease Equity Appreciation Fund I, L.P.
                        (a development stage enterprise)

                                 BALANCE SHEET

                                                                      June 30,
                                                                        2002
                                                                    ------------

ASSETS
Cash ............................................................      $1,001
                                                                       ======
LIABILITIES AND PARTNERS' CAPITAL
Partners' Capital
 General Partner ................................................      $1,000
 Limited Partner ................................................           1
                                                                       ------
                                                                       $1,001
                                                                       ======



































    The accompanying notes are an integral part of this financial statement

                     Lease Equity Appreciation Fund I, L.P.
                        (a development stage enterprise)

                             NOTES TO BALANCE SHEET
                                  June 30, 2002

1. ORGANIZATION AND BUSINESS OPERATIONS

   Lease Equity Appreciation Fund I, L.P. (the Fund), a Delaware limited partnership, was formed on January 31, 2002 by LEAF Asset Management, Inc. (the General Partner). The Fund's fiscal year ends on December 31. LEAF Asset Management, Inc., a Delaware corporation, is a wholly owned subsidiary of LEAF Financial Corporation. LEAF Financial Corporation is a wholly owned subsidiary of Resource Leasing, Inc., a wholly owned subsidiary of Resource America, Inc. Resource America, Inc. is a publicly-traded company (Nasdaq: REXI) with interests in real estate, finance, energy and equipment leasing.

   The General Partner and the initial limited partner capitalized the Fund. Upon the consummation of the public offering, the initial limited partner will withdraw, its capital contribution will be refunded and her units will be retired. The General Partner contributed $1,000 to the Fund for a 1% partnership interest and the initial limited partner contributed $1 to the Fund for a 99% partnership interest. The Fund will be managed by the General Partner.

   The General Partner will own a 1% general partnership interest, and the limited partners will own a 99% limited partnership interest. Cash distributions will be made monthly. The distributions will be allocated 99% to the limited partners and 1% to the General Partner. Net income and net losses will also be allocated 99% to the limited partners and 1% to the General Partner.

   The Fund is considered to be a development stage enterprise and its sole activity through June 30, 2002 consisted of the organization and start-up of the Fund. Accordingly, no statement of operations is presented.

   The Fund will acquire a diversified portfolio of equipment that will be leased to end users. The Fund will also acquire existing portfolios of equipment subject to existing leases from other equipment lessors. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in equipment and portfolios of equipment subject to existing equipment leases in order to generate regular cash distributions to the limited partners over the life of the Fund.

2. PUBLIC OFFERING OF PARTNERSHIP UNITS

   The Fund intends to file a registration statement for the sale of its limited partnership units. The General Partner will receive an organization and offering expense allowance of 3% of the offering proceeds with respect to expenses incurred in organizing the Fund and offering the Units. This expense allowance does not cover underwriting fees or sales commissions.

3. TRANSACTIONS WITH AFFILIATES

   The General Partner will receive a fee for assisting the fund in acquiring equipment and portfolios of equipment subject to existing equipment leases of 2% of the purchase price the Fund pays for the equipment and portfolios of equipment subject to existing equipment leases, including in each instance debt it incurs or assumes in connection with the acquisition.

   The General Partner will receive a subordinated annual asset management fee of 3% of gross rental payments for operating leases or 2% of gross rental payments for full payout leases, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the Fund's five-year investment period, the management fee will be subordinated to the payment to the Fund's limited partners of a cumulative annual distribution of 8% their capital contributions, as adjusted by distributions deemed to be a return of capital.

   The General Partner will receive a subordinated commission equal to one-half of a competitive commission, to a maximum of 3% of the contract sales price, for arranging the sale of the Fund's equipment after the expiration of a lease. This commission will be subordinated to the payment to the limited partners of a cumulative 8% annual return on their capital contributions, as adjusted by distributions deemed to be returns of capital.

   The General Partner will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates.

   The General Partner will also be reimbursed for operating and administrative expenses, subject to limitations contained in the Funds partnership agreement.

   Anthem Securities, Inc. will receive an underwriting fee of 2% of the offering proceeds for obtaining and managing the group of selling broker-dealers who will sell the units in the offering. Anthem Securities will also receive sales commissions of 8% of the proceeds of each unit sold by it, although it is not anticipated that it will sell a material number of units.

   The Fund maintains its checking account with The Bancorp.com, Inc. (TBI). The son and the spouse of the Chairman of Resource America, Inc. are the Chairman and Chief Executive Officer, respectively, of TBI. The Fund maintains a normal banking relationship with TBI.

                                   APPENDIX A


                              AMENDED AND RESTATED
                                  AGREEMENT OF
                              LIMITED PARTNERSHIP
                                       OF
                     LEASE EQUITY APPRECIATION FUND I, L.P.

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS ..................................................       3
              1.1  Defined Terms .......................................       3
ARTICLE II FORMATION OF PARTNERSHIP ....................................      12
ARTICLE III NAME .......................................................      12
              3.1  Name ................................................      12
ARTICLE IV PLACES OF BUSINESS ..........................................      12
              4.1  Principal Place of Business .........................      12
              4.2  Other Places of Business ............................      12
ARTICLE V NAMES AND ADDRESSES OF PARTNERS ..............................      12
              5.1  Names and Addresses of Partners .....................      12
ARTICLE VI PURPOSES AND OBJECTIVES .....................................      12
              6.1  Purposes ............................................      12
              6.2  Investment Objectives ...............................      13
ARTICLE VII TERM .......................................................      13
              7.1  Term ................................................      13
ARTICLE XIII PARTNERS AND CAPITAL ......................................      13
              8.1  General Partner .....................................      13
              8.2  Original Limited Partner ............................      13
              8.3  Limited Partners ....................................      13
              8.4  Partnership Capital .................................      15
              8.5  Capital Accounts ....................................      15
              8.6  Additional Capital Contributions ....................      16
              8.7  Loans by Partners ...................................      16
              8.8  No Right to Return of Capital .......................      16
ARTICLE IX POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER ................      16
              9.1  Extent of Powers and Duties .........................      16
              9.2  Limitations on the Exercise of Powers of
                   General Partner .....................................      19
              9.3  Limitation on Liability of General Partner
                   and its Affiliates; Indemnification .................      22
              9.4  Compensation of General Partner and its Affiliates ..      23
              9.5  Other Interests of the General Partner and its
                   Affiliates ..........................................      25
ARTICLE X POWERS AND LIABILITIES OF LIMITED PARTNERS ...................      26
             10.1  Absence of Control Over Partnership Business.........      26
             10.2  Limited Liability ...................................      26
ARTICLE XI DISTRIBUTIONS AND ALLOCATIONS ...............................      26
             11.1  Distribution of Distributable Cash ..................      26
             11.2  Allocations of Income and Loss ......................      27
             11.3  Distributions and Allocations Among the
                   Limited Partners ....................................      29
             11.4  Tax Allocations: Code Section 704(c); Revaluations ..      29
             11.5  Return of Uninvested Capital Contribution ...........      30
             11.6  No Distributions in Kind ............................      30
             11.7  Partnership Entitled to Withhold ....................      30
ARTICLE XII WITHDRAWAL OF GENERAL PARTNER ..............................      31
             12.1  Voluntary Withdrawal ................................      31
             12.2  Involuntary Withdrawal ..............................      31
             12.3  Consequences of Withdrawal ..........................      31
             12.4  Liability of Withdrawn General Partner ..............      32
             12.5 Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner
                   Approved .............. .............................      32

ARTICLE XIII TRANSFER OF UNITS .........................................      32
             13.1  Withdrawal of a Limited Partner .....................      32
             13.2  Assignment ..........................................      32
             13.3  Substitution ........................................      34
             13.4  Status of an Assigning Limited Partner ..............      34
ARTICLE XIV DISSOLUTION AND WINDING-UP .................................      34
             14.1  Events Causing Dissolution ..........................      34
             14.2  Winding Up of the Partnership; Capital Contribution
                   by the General Partner Upon Dissolution .............      34
             14.3  Application of Liquidation Proceeds Upon Dissolution.      35
             14.4  No Recourse Against Other Partners ..................      36
ARTICLE XV FISCAL MATTERS ..............................................      36
             15.1  Title to Property and Bank Accounts .................      36
             15.2  Maintenance of and Access to Basic Partnership
                   Documents ...........................................      36
             15.3  Financial Books and Accounting ......................      37
             15.4  Fiscal Year .........................................      37
             15.5  Reports .............................................      38
             15.6  Tax Returns and Tax Information .....................      39
             15.7  Accounting Decisions ................................      39
             15.8  Federal Tax Elections ...............................      40
             15.9  Tax Matters Partner .................................      40
             15.10 Reports to State Authorities ........................      41
ARTICLE XVI MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS .........      41
             16.1  Meetings of the Limited Partners ....................      41
             16.2  Voting Rights of the Limited Partners ...............      42
             16.3  Limitations on Action by the Limited Partners .......      42
ARTICLE XVII AMENDMENTS ................................................      43
             17.1  Amendments by the General Partner ...................      43
ARTICLE XVIII POWER OF ATTORNEY ........................................      43
             18.1  Appointment of Attorney-in-Fact .....................      43
             18.2  Amendments to Agreement and Certificate of Limited
                   Partnership .........................................      44
             18.3  Power Coupled With an Interest ......................      44
ARTICLE XIX GENERAL PROVISIONS .........................................      45
             19.1  Notices, Approvals and Consents .....................      45
             19.2  Further Assurances ..................................      45
             19.3  Captions ............................................      45
             19.4  Binding Effect ......................................      45
             19.5  Severability ........................................      45
             19.6  Integration .........................................      45
             19.7  Applicable Law ......................................      46
             19.8  Counterparts ........................................      46
             19.9  Creditors ...........................................      46
             19.10 Successors and Assigns ..............................      46
             19.11 Waiver of Action for Partition ......................      46

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     LEASE EQUITY APPRECIATION FUND I, L.P.

   This Amended and Restated Agreement of Limited Partnership is made and entered into by and among LEAF ASSET MANAGEMENT, INC., a corporation organized and existing under the laws of the State of Delaware, as the general partner, DIANE VECCHIO, as the original limited partner, and such other persons who may be admitted from time to time as limited partners.

                             ARTICLE I DEFINITIONS

1.1   Defined Terms

   Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

   (a) "Accountants" means such firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

   (b) "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of Investments, whether or not acquired, including legal fees and expenses, travel and communications expenses, costs of credit reports, appraisals and reference materials used to evaluate transactions, non-refundable option payments on Investments not acquired, fees payable to finders and brokers which are not Affiliates of the General Partner, accounting fees and expenses, insurance costs and miscellaneous other expenses however designated.

   (c) "Acquisition Fees" means all fees and commissions paid by any party in connection with the initial purchase of any Investment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

   (d) "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be:

          (i) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6),

          (ii) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Units, or the General Partner's Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and

          (iii) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

   (e) "Adjusted Capital Contribution" means, as to any Limited Partner, as determined from time to time, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section 11.3(d)(ii).

   (f) "Administrator" means the official or agency administering the securities laws of a state or other political subdivision of the United States.

   (g) "Affiliate" means, with respect to any Person:

          (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person,

          (ii)  any officer, director or partner of such Person,

          (iii) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person, and

          (iv) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

   (h) "Affiliated Limited Partner" means any officer or employee of the General Partner, any Affiliate of the General Partner, the General Partner to the extent it holds Units (as defined below), the Dealer-Manager or any Selling Dealer who is admitted as a Limited Partner at a Closing.

   (i) "Affiliated Program" means any Program formed by the General Partner or any Affiliate of the General Partner or in which the General Partner or in which the General Partner or any of its Affiliates has an interest.

   (j) "Agreement" means this Amended and Restated Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

   (k) "Assignee" means any Person to whom any Partnership Interest has been Assigned, in whole or in part, in a manner permitted by Section 13.2.

   (l) "Assignment" means, with respect to any Partnership Interest or any part thereof, the sale, assignment, transfer, gift or other disposition of such Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

   (m) "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg.
Section 1.704-1(b)(2)(iv)(d)-(g).

   (n) "Capital Account" means the capital account maintained for each Partner pursuant to Section 8.5.

   (o) "Capital Contributions" means (a) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and (b) as to any Limited Partner, the gross amount of investment in the Partnership actually paid by such Limited Partner, without deduction for Front-End Fees (whether payable by the Partnership or not), but excluding funds reinvested pursuant to Section 9.1(b)(xxvii).

   (p) "Cash Flow" means the Partnership's Gross Revenue, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

   (q) "Closing" means the admission of Limited Partners to the Partnership in accordance with Section 8.3.

   (r) "Closing Date" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date, any subsequent Closing Date and the Final Closing Date.

   (s) "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

   (t) "Commission" means the Securities and Exchange Commission.

   (u) "Consent" means:

          (i) consent given by vote at a meeting called and held in accordance with the provisions of Section 16.1 of this Agreement; or

          (ii) the written consent without a meeting of any Person to do the act or thing for which the consent is solicited; or

          (iii) the act of granting such consent, as the context may require.

   (v) "Controlling Person" means, with respect to the General Partner or any Affiliate of the General Partner, any of its chairmen, directors, presidents, or other executive or senior officers, any holder of a 5% or greater equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

   (w) "Counsel" and "Counsel to the Partnership" means any law firm that may be engaged from time to time by the General Partner on behalf of the Partnership.

   (x) "Cumulative Return" means, as to any Limited Partner, an amount equal to an 8% annual (0.66667% monthly) cumulative return on such Limited Partner's Adjusted Capital Contribution (without reduction for any distribution made or to be made to such Limited Partner on the date of calculation) calculated from a date not later than the last day of the calendar quarter in which the Capital Contribution of such Limited Partner as to which the Cumulative Return is being calculated was made.

   (y) "Dealer-Manager" means Anthem Securities, Inc., an Affiliate of the General Partner.

   (z) "Dealer-Manager Agreement" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

   (aa) "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended, and any successor thereto.

   (bb) "Distributable Cash" means Cash Flow plus any amounts released from Reserves by the General Partner, less amounts allocated to Reserves by the General Partner.

   (cc) "Due Diligence Expenses" means fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering, not to exceed 1/2 of 1% of the Gross Unit Price per Unit sold.

   (dd) "Effective Date" means the date the Registration Statement is declared effective by the Commission.

   (ee) "Equipment" means any new, used or reconditioned equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

   (ff) "Escrow Account" means an interest-bearing account established and maintained by the Partnership, the General Partner and the Dealer-Manager with the Escrow Agent in accordance with the terms of the Escrow Agreement for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners on the Initial Closing Date.

   (gg) "Escrow Agent" means National City Bank of Pennsylvania or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

  (hh) "Escrow Agreement" means the Escrow Agreement, dated as of August 21, 2002 between the Partnership and the Escrow Agent, filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

   (ii) "Final Closing Date" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

   (jj) "Financing Transaction" means any extension of credit or loan which is secured by a security interest in Equipment or other tangible or intangible personal property or any lease of such property, and any notes issued in connection with a securitization of equipment leases or lease receivables or any transaction in which equipment or equipment leases are sold to a Person for purposes of securitization and with customary retained rights or interests.

   (kk) RESERVED

   (ll) "Fiscal Period" means any interim accounting period established by the General Partner within a Fiscal Year.

   (mm)"Fiscal Quarter" means, for each Fiscal Year, the 3-calendar-month period which commences on the first day of such Fiscal Year and each additional 3-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal Year).

   (nn) "Fiscal Year" means the Partnership's annual accounting period established pursuant to Section 15.4.

   (oo) "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases, including Sales Commissions, Underwriting Fees, Organization and Offering Expense Allowances, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the General Partner) and all other similar fees however designated.

   (pp) "Full-Payout Lease" means any lease pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease.

   (qq) "General Partner" means LEAF Asset Management, Inc., and its successors or permitted assigns, as general partner of the Partnership.

   (rr) "Gross Asset Value" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

          (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution;

          (ii) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the time specified in Treas. Reg. Section 1.704-
                1(b)(2)(iv)(f)(5) if the Partnership so elects;

          (iii) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

          (iv) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

          (v) if on the date of contribution of an asset or a revaluation of an asset in accordance with clauses (ii) through (iv), above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

   (ss) "Gross Offering Proceeds" means the gross amount of Capital Contributions, before deduction of Front-End Fees, of all Limited Partners admitted to the Partnership.

   (tt) "Gross Revenue" means gross cash receipts of the Partnership from whatever source, excluding Capital Contributions.

   (uu) "Gross Unit Price" means $100.

   (vv) "Income" or "Loss" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

          (ii) any expenditure of the Partnership described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg.
                Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Income and Loss, shall be applied to reduce such taxable income or increase such loss;

          (iii) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

          (iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

          (v) any items which are specially allocated pursuant to Section 11.2(f) shall not be taken into account in computing Income or Loss.

   (ww)"Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

   (xx) "Initial Closing Date" means the first Closing Date for the Partnership on which Limited Partners with Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership.

   (yy) "Interest" or "Partnership Interest" means the Units owned by a Limited Partner or the percentage interest in the Partnership held by the General Partner.

   (zz) "Investment in Equipment" means the aggregate amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired by the Partnership together with other cash payments such as interest, taxes and Reserves allocable thereto (to the extent that Reserves do not exceed 3% of Capital Contributions) but excluding Front-End Fees.

   (aaa) "Investment Committee" means a committee of the board of directors of the General Partner to establish credit review policies and procedures, supervise the efforts of the General Partner's credit department, approve significant transactions and transactions which differ from the standards and procedures the Investment Committee has established and, pursuant to Section 9.5, to resolve conflicts in allocating Investments among Programs.

   (bbb)"Investments" means the Partnership's portfolio, from time to time, of Equipment and Leases.

   (ccc) "IRA" means an Individual Retirement Account.

   (ddd) "IRS" means the Internal Revenue Service or any successor agency thereto.

   (eee) "Lease" means any Full-Payout Lease, any Operating Lease and any residual value interest therein.

   (fff) "Lender" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing any such transaction.

   (ggg) "Lessee" means a lessee under a Lease.

   (hhh) "Limited Partner" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

   (iii) "Liquidation Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of the Partnership's operations and affairs, and for liquidation or disposition of the Partnership's Investments.

   (jjj) "Majority" or "Majority Interest" means Limited Partners owning more than 50% of the aggregate outstanding Units.

   (kkk) "Management Fees" means, for any month, a fee payable to the General Partner in an amount equal to the lesser of:

          (i)  the sum of:

               (A) an amount equal to 0.25% (3% annually) of gross rental revenues realized under Operating Leases; or

               (B) an amount equal to 0.16667% (2% annually) of gross rental revenues realized under Full-Payout Leases which contain net lease provisions; and

          (ii) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of Investments.

   (lll) "Maximum Offering" means receipt and acceptance by the Partnership of subscriptions for 500,000 Units on or before the Final Closing Date.

   (mmm)"Minimum Offering" means receipt and acceptance by the Partnership of subscriptions for not less than 20,000 Units, excluding the 10 Units subscribed for by the Original Limited Partner and any Units collectively subscribed for by a person who, upon admission to the Partnership, would be an Affiliated Limited Partner.

   (nnn) "NASD" means the National Association of Securities Dealers, Inc.

   (ooo) RESERVED

   (ppp) "Net Offering Proceeds" means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions, Due Diligence Expenses and the Organization and Offering Expense Allowance payable by the Partnership.

   (qqq) "Net Unit Price" means the Gross Unit Price less an amount equal to 10% of the Gross Unit Price (equivalent to Sales Commissions, Underwriting Fees and Due Diligence Expenses) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

   (rrr) "Net Worth" means, for any Person subscribing for Units, the excess of total assets over total liabilities as determined by generally accepted accounting principles but excluding home, home furnishings and automobiles; provided, however, that with respect to the General Partner, "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute the total asset. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

   (sss) "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, or by confirmed telefax, to such Person at the last known address of such Person.

   (ttt)   "Offering" means the offering of Units pursuant to the Prospectus.

   (uuu) "Offering Period" means the period from the Effective Date to the Termination Date.

   (vvv) "Operating Lease" means a lease pursuant to which the aggregate noncancelable rental payments during the original term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

   (www) "Operations" means all operations and activities of the Partnership except Sales.

   (xxx) "Organization and Offering Expense Allowance" means an amount equal to 3% of the Gross Offering Proceeds.

   (yyy) "Organization and Offering Expenses" means (i) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and the securities laws of any other jurisdiction in which Units may be offered or sold and subsequently offering and distributing the Units to the public (except for Sales Commissions and Underwriting Fees) including, without limitation: (A) printing costs, (B) registration and filing fees, (C) attorneys', accountants' and other professional fees and (D) Due Diligence Expenses, and (ii) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering, offering and selling the Units.

   (zzz)  "Original Limited Partner" means Diane Vecchio.

   (aaaa) "Participant List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

   (bbbb) "Partner" means the General Partner (including any Substitute General Partner) and any Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

   (cccc) "Partner Nonrecourse Debt" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

   (dddd) "Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

   (eeee) "Partner Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

   (ffff)  "Partnership" means Lease Equity Appreciation Fund I, L.P.

   (gggg) "Partnership Loan" means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with
Section 9.2(c).

   (hhhh) "Partnership Minimum Gain" has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

   (iiii) "Partnership Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

   (jjjj) "Payout" means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus the Cumulative Return compounded daily from the last Closing Date.

   (kkkk) "Person" shall mean any natural person, partnership, trust, corporation, association or other legal entity.

   (llll) "Program" means a limited or general partnership, joint venture, unincorporated association or similar unincorporated organization formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment, equipment leases or related instruments.

   (mmmm) "Prospectus" means the prospectus included as part of the Registration Statement, as supplemented or amended.

   (nnnn) "Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase or acquisition of the Investment, including the amount of the related Acquisition Fees, Acquisition Expenses and all liens and encumbrances on such Investment, but excluding "points" and prepaid interest. "Purchase Price" shall also include, with respect to options to acquire an Investment, the sum of the exercise price and the price paid to acquire the option.

   (oooo) "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code and its related trust.

   (pppp) "Qualified Subscription Account" means the interest-bearing account established and maintained by the Partnership for the purpose of holding Subscription Monies received subsequent to the Initial Closing Date.

   (qqqq) "Registration Statement" means the Registration Statement on Form S-1 (No. 333-84730) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

   (rrrr) "Reinvestment Period" means the period commencing with the Initial Closing Date and ending five years after the Final Closing Date.

   (ssss) "Reinvestment Period Cash Distributions" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period up to the Cumulative Return.

   (tttt) "Re-Leasing Fee" means, with respect to any equipment, a fee, payable to the General Partner for providing re-leasing services to the Partnership, not to exceed the lesser of (i) the competitive rate for comparable services for similar equipment or (ii) 2% of gross rental revenues derived from the re-lease of such Equipment after the time that the re-lease of such Equipment has been consummated as a result of the efforts of the General Partner or its Affiliates.

   (uuuu) "Reserves" means reserves established and maintained by the Partnership for working capital and contingent liabilities.

   (vvvv) "Roll-Up" means any transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership with, and the issuance of securities of, a Roll-Up Entity. Such term does not include:

          (i) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the NASDAQ Stock Market (National Market System) for at least 12 months; or

          (ii) a transaction involving only the conversion of the Partnership to corporate, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in:

               (A)   Limited Partners' voting rights;

               (B)   the term of existence of the Partnership;

               (C) the compensation of the General Partner or its Affiliates from the Partnership;

               (D)   the Partnership's investment objectives; or

               (E)   the income taxation of the Partnership or the Limited
                     Partners.

   (wwww) "Roll-Up Entity" means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

   (xxxx) "Sale" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of an Investment.

   (yyyy) "Sales Commissions" means, with respect to any Unit, an amount equal to 8% of the Gross Offering Proceeds attributable to the sale of such Unit.

   (zzzz)  "Securities Act" means the Securities Act of 1933, as amended.

   (aaaaa) "Selling Dealer" means each member firm of the NASD which has been selected by the Partnership or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement.

   (bbbbb) "Selling Dealer Agreement" means each of the agreements entered into between the Partnership or the Dealer-Manager and any Seller Dealer with respect to the offer and sale of Units.

   (ccccc) "Subordinated Remarketing Fee" means, with respect to any Investment, a fee in the amount equal to the lesser of (i) 3% of the contract sales price applicable to such Investment, or (ii) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

   (ddddd) "Subscription Agreement" means the subscription agreement substantially in the form filed as an exhibit to the Prospectus.

   (eeeee) "Subscription Monies" means the funds subscribed by Limited Partners for the purchase of Units.

   (fffff)   "Substitute General Partner" means any Assignee of or successor to the General Partner admitted to the Partnership in accordance with Section
12.5.

   (ggggg) "Substitute Limited Partner" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 13.3.

   (hhhhh) "Termination Date" means the earliest of (i) the date on which the Maximum Offering has been sold, or (ii) two years following the Effective Date (subject to the renewal, requalification or consent of each Administrator requiring such renewal, requalfication or consent with respect to the extension of the Offering Period beyond one year following the Effective Date in such Administrator's jurisdiction), or (iii) the date determined by the General Partner.

   (iiiii)   "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

   (jjjjj)   "Underwriting Fees" means, in the aggregate, fees in an amount equal to 2% of the Gross Offering Proceeds payable to the Dealer Manager.

   (kkkkk) "Unit" means a unit of Partnership Interest held by any Limited Partner.

   (lllll)   "Unpaid Cumulative Return" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 11.1 and 14.3 which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 11.3(d)(i).

                      ARTICLE II FORMATION OF PARTNERSHIP

2.1 Formation of Partnership

   The General Partner and the Original Limited Partner have previously formed the Partnership as a limited partnership under the Delaware Act. The General Partner and the Original Limited Partner hereby amend and restate in its entirety the original Agreement of Limited Partnership of the Partnership and agree that this Amended and Restated Agreement of Limited Partnership shall govern the rights and liabilities of the Partners, except as otherwise herein expressly provided.

                                ARTICLE III NAME

3.1   Name

   The business of the Partnership shall be conducted under the name "Lease Equity Appreciation Fund I, L.P." or such other name as the General Partner shall hereafter designate in writing to the Limited Partners.

                         ARTICLE IV PLACES OF BUSINESS

4.1   Principal Place of Business

   The principal office and place of business of the Partnership shall be 49 Bancroft Mills, Unit P-15, Wilmington, Delaware 19809. The General Partner may from time to time change the principal place of business and, in such event, the General Partner shall notify the Limited Partners of such change in writing no later than 60 days following the effective date of such change.

4.2   Other Places of Business

   The Partnership may maintain such other offices and places of business within or outside the State of Delaware as the General Partner deems advisable.

                   ARTICLE V NAMES AND ADDRESSES OF PARTNERS

5.1   Names and Addresses of Partners

   The name and address of the General Partner and the names and addresses of the Limited Partners shall be as set forth in Schedule A to this Agreement, as the same may be supplemented or amended from time to time. Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt by the Partnership.

                       ARTICLE VI PURPOSES AND OBJECTIVES

6.1   Purposes

   The purpose and business of the Partnership is to:

   (a) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases of all kinds; and

   (b) engage in any and all businesses and to do any and all things permitted to a limited partnership under the Delaware Act.

6.2   Investment Objectives

   The investment objectives of the Partnership in conducting its business shall be to:

   (a) preserve, protect and return the Capital Contributions of the Partners;

   (b) generate regular distributions sufficient to provide the Cumulative Return to the Partners;

   (c) during the Reinvestment Period, reinvest Distributable Cash in excess of the amount necessary to distribute the Cumulative Return in additional Investments; and

   (d) provide distributions to Partners after the Reinvestment Period until the sale of all Investments.

                                ARTICLE VII TERM

7.1   Term

   The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on January 31, 2002 and shall terminate at midnight on December 31, 2027, unless sooner dissolved or terminated as provided in Article XIV of this Agreement.

                       ARTICLE XIII PARTNERS AND CAPITAL

8.1   General Partner

   The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership. The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a net worth that is at least sufficient to satisfy the Net Worth requirements for a general partner under policies adopted by Administrators.

8.2   Original Limited Partner

   The Original Limited Partner has made a capital contribution of $1.00 to the Partnership. By her execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return her capital contribution of $1.00 and to retire her original Partnership Interest of 10 Units upon the Initial Closing Date and admission of additional Limited Partners.

8.3   Limited Partners

   (a) From and after the Initial Closing Date, there shall be one class of Limited Partners, the Interests of which shall consist of up to 500,000 Units. The General Partner is hereby authorized to obtain capital for the Partnership through the offer and sale of the Units.

   (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement and such other documents as the General Partner shall reasonably request, which other documents shall be in form and substance reasonably satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement. Units will be sold only to Persons:

          (i)  who represent that they have either:

               (A) an annual gross income of at least $45,000 and a Net Worth of at least $45,000; or

               (B)  a Net Worth of at least $150,000; or

          (ii) who satisfy the suitability standards applicable in the state or other jurisdiction of their residence or domicile, if more stringent than the standards described in clause (i) above.

   (c) Each Limited Partner (other than an Affiliated Limited Partner) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price for each Unit purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit purchased.

   (d) Limited Partners must purchase a minimum of 25 Units, other than IRAs or Qualified Plans which may purchase a minimum of 10 Units. Limited Partners may subscribe for additional Units at the Gross Unit Price or Net Unit Price, whichever shall be applicable.

   (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed 10% of all Units subscribed for by non-Affiliated Persons.

   (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, weekly Closings will be held. The General Partner shall notify each subscriber whose subscription has been accepted by the General Partner as promptly as practical of such subscriber's admission as a Limited Partner.

   (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of acceptance sent by the General Partner. The General Partner shall have the unconditional right to refuse to admit any subscriber as a Limited Partner. Each subscriber has the right to cancel his or her subscription during a period of five business days after receipt of a Prospectus.

   (h) Each Person whose subscription is accepted by the General Partner shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, not later than 15 days after the Initial Closing Date or, thereafter, the last day of the calendar month following the date the subscription was accepted by the Partnership.

   (i) The amount of the Capital Contribution made by each Limited Partner shall be set forth on Schedule A hereto, as it may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within five business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was admitted to the Partnership at such Closing.

   (j) The General Partner shall establish the Escrow Account and the Qualified Subscription Account. From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in the Qualified Subscription Account until the release thereof on the applicable Closing Date.

   (k) On the Initial Closing Date or any subsequent Closing Date, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Person admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. The Partnership shall pay such interest to the Limited Partners, as their interests may appear, promptly after such Closing Date. Subscription Monies deposited by any Person whose subscription is rejected by the General Partner shall be immediately returned to that Person, together with any interest earned thereon and without deduction for any Front-End Fees. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account beyond the Termination Date before either being released to the Partnership upon a Closing or, if the Minimum Offering has not been achieved, returned to the subscriber.

   (l) Notwithstanding anything to the contrary set forth in this Agreement, Subscription Monies of Persons who are residents of Iowa and Pennsylvania shall be held in a separate Escrow Account by the Escrow Agent. Subscriptions of Iowa and Pennsylvania residents shall not be used in computing the Minimum Offering. At such time as 25,000 Units have been sold and subscriptions therefor accepted by the Partnership, the Subscription Monies of Iowa and Pennsylvania residents whose subscriptions have been accepted by the Partnership shall be released from the Escrow Account to the Partnership and such Iowa and Pennsylvania residents shall be admitted to the Partnership as Limited Partners.

8.4   Partnership Capital

   (a) No Partner shall be paid interest on any Capital Contribution, except for interest earned on Subscription Monies as provided in Section 8.3(k).

   (b) Except for redemption of the 10 Units purchased by the Original Limited Partner as provided in Section 8.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

   (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner as to:

          (i) the return of such Limited Partner's Capital Contribution or Capital Account,

          (ii)  such Limited Partner's share of Income and Losses, or

          (iii) such Limited Partner's share of Distributable Cash.

   (d) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except to the extent specifically provided in this Agreement.

8.5   Capital Accounts

   (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

   (b) The Capital Account of the General Partner initially shall be $1,000.

   (c) The Capital Account of each Limited Partner initially shall be such Limited Partner's Capital Contribution.

   (d) The Capital Account of each Partner shall be increased by:

          (i) the amount of any additional money contributed by such Partner to the Partnership,

          (ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume under Code Section 752), and

          (iii) allocations to such Partner of Income (or items thereof), including items of income and gain specially allocated pursuant to Section 11.2(f).

   (e) The Capital Account of each Partner shall be decreased by:

          (i) the amount of money distributed to or on behalf of such Partner by the Partnership,

          (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume under Code Section 752), and

          (iii) allocations to such Partner of Partnership Losses (or items thereof), including items of loss and deduction specially allocated pursuant to Section 11.2(f).

   (f) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of whether such Interests shall be general or limited Partnership Interests and regardless of the time or manner in which such Interests were acquired.

   (g) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code
Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.

   (h) For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m). The Partnership shall not be required to make any elections pursuant to Code Section 754.

   (i) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

   (j) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement does not provide for the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) does not provide for a particular item, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners based, wherever practicable, on federal tax accounting principles.

8.6   Additional Capital Contributions

   (a) The General Partner shall not be required to make any Capital Contribution in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 14.2(c)(ii) of this Agreement.

   (b) No Limited Partner shall be required to make any Capital Contribution in addition to the Capital Contribution required under Section 8.3(c).

8.7   Loans by Partners

   Except as provided in Section 14.2(c)(ii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

8.8   No Right to Return of Capital

   No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided in this Agreement.

            ARTICLE IX POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER

9.1   Extent of Powers and Duties

   (a) General. Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion to manage and control the affairs and business of the Partnership and may employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control.

   (b) Powers and Duties. Pursuant to the authority granted in this Section 9.1, and subject only to the limitations otherwise provided in this Agreement, the General Partner's powers and duties shall include the following:

          (i) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and other tangible or intangible property (including securities, debt instruments, contract rights, lease rights, equity interests and, to the extent permitted by Section 9.1(b)(xviii), joint ventures), and to contract with others to do the same on behalf of the Partnership;

          (ii) to select and supervise the activities of any Equipment management agents for the Partnership;

          (iii) to assure the proper application of revenues of the Partnership;

          (iv) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or to taxing bodies or other governmental agencies, including Administrators, in accordance with applicable laws and regulations;

          (v) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units;

          (vi)   to invest any and all funds held by the Partnership;

          (vii) to designate depositories of the Partnership's funds, and establish the terms and conditions of such deposits and drawings thereon;

          (viii) to enter into Financing Transactions and otherwise to borrow money or procure extensions of credit for the Partnership (except that neither the Partnership nor the General Partner shall borrow money solely for the purpose of making Reinvestment Period Cash Distributions which the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents evidencing Financing Transactions or constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in Investments or any other assets of the Partnership as security therefor;

          (ix) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership;

          (x) to acquire and enter into any contract which the General Partner deems necessary or appropriate for the protection of the Partnership and (subject to Sections 9.2(b), 9.2(c) and 9.2(g)) the General Partner, for the conservation of Partnership assets, or for any purpose convenient or beneficial to the Partnership;

          (xi) to employ agents, employees, managers, accountants, attorneys, consultants and other persons in the operation and management of the business of the Partnership including, but not limited to, Affiliates of the General Partner, supervisory managing agents, management agents, and lease, loan or securities brokers, on such terms and for such compensation as the General Partner shall determine, provided, however, that, with respect to services provided by the General Partner or its Affiliates, compensation for such services shall be limited as specifically set forth in this Agreement;

          (xii) to cause the Partnership to make or revoke any of the elections referred to in Sections 108, 732, 754 and 1017 of the Code or any similar provisions enacted in lieu thereof;

          (xiii) to select as the accounting year for the Partnership the calendar year or such fiscal year as may be approved by the IRS;

          (xiv) to determine the accounting method or methods to be used by the Partnership (the Partnership intends initially to utilize the accrual method of accounting in maintaining its books and records);

          (xv) to require in all Partnership obligations to any Person other than a Limited Partner, as such, that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership must look solely to the Partnership and its assets for satisfaction;

          (xvi) to invest temporarily the Gross Proceeds or Net Proceeds prior to making or acquiring Investments in short term, highly liquid investments where there is appropriate safety of principal;

          (xvii) to execute or sign, individually or jointly, a check or certificate on behalf of the Partnership;

          (xviii) to cause the Partnership to invest in a joint venture to own one or more Investments with any one or more Affiliated Programs if:

                  (A) such action is in the best interest of the Partnership and the Affiliated Programs;

                  (B) the Partnership and such Affiliated Program have substantially identical investment objectives;

                  (C) there are no duplicate fees;

                  (D) compensation of the sponsor of any such Affiliated Program is substantially identical to the compensation of the General Partner;

                  (E) the Partnership shall have the right of first refusal with respect to any Investment jointly owned with such Affiliated Program which the joint venture wishes to sell;

                  (F) the respective investments in the Investment by the Partnership and such Affiliated Program are on substantially the same terms and conditions; and

                  (G) the joint venture is done either for the purpose of effecting appropriate diversification for the Partnership and such Affiliated Program or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.2(b);

          (xix) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including those of or relating to federal, state or local taxation, either in favor of or against the Partnership;

          (xx) to establish and maintain Reserves for such purposes and in such amounts, and to increase or reduce such amounts, as it deems appropriate from time to time (but generally not less than 1% of the Gross Offering Proceeds);

          (xxi) to do all things necessary or advisable, in the sole and absolute discretion of the General Partner but subject to
                  Section 8.3, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with Administrators, and determining that the purchase of Units is a suitable and appropriate investment for each Limited Partner, based on information provided by each Limited Partner regarding his financial situation and investment objectives;

          (xxii) to enter into the Dealer-Manager Agreement on behalf of the Partnership;

          (xxiii) to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager to enter into, separate Selling Dealer Agreements;

          (xxiv) to enter into the Escrow Agreement on behalf of the Partnership and provide for such compensation to the Escrow Agent as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner;

          (xxv) to redeem Units, in its sole and absolute discretion, upon request therefore by a limited partner;

          (xxvi) to cause the Partnership to obtain and pay the premiums with respect to insurance policies covering such risks as the General Partner deems reasonably necessary to protect the interests of the Partnership; provided that the General Partner, its Affiliates and their respective employees and agents may be named as additional insured parties thereunder only if the cost of premiums payable by the Partnership is not increased thereby; and provided further, that the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by
                   Section 9.3(b);

          (xxvii) during the Reinvestment Period, but subject to the limitations and requirements of Section 11.1(b), to reinvest all or a substantial portion of the Partnership's Distributable Cash in additional Investments; and

          (xxviii) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes or objectives of the Partnership or to protect and preserve Partnership assets.

   (c) Delegation of Powers. Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person including, without limitation, any Affiliate of the General Partner.

   (d) Reliance by Third Parties. No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

9.2   Limitations on the Exercise of Powers of General Partner

   The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

   (a) Investment Company Status. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   (b) Sales and Leases of Investments from or to the General Partner and its Affiliates. The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner, any Affiliate of the General Partner or any Affiliated Program (including any Investment in which the General Partner or any of its Affiliates has an interest) except as provided in this Section 9.2(b). Notwithstanding the foregoing, the Partnership may purchase or lease Investments from the General Partner or any of its Affiliates (but not including an Affiliated Program) if:

          (i) the General Partner determines that the making of such Investment is in the best interests of the Partnership;

          (ii) such Investment is purchased by the Partnership at a Purchase Price which does not exceed the sum of:

               (A) the net cost to the General Partner or the Affiliate of acquiring and holding same (adjusted for any income received, capital or investment returned and reasonable and necessary expenses paid or incurred while holding same) plus

               (B) any compensation to which the General Partner and any Affiliate of the General Partner is otherwise entitled pursuant to this Agreement;

         (iii) there is no difference in the provisions or formula establishing the interest rate of any Indebtedness secured by the Investment at the time it is acquired by the General Partner or such Affiliate and the time the Investment is acquired by the Partnership;

          (iv) neither the General Partner nor any Affiliate of the General Partner realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Investment; and

          (v) at the time of transfer thereof to the Partnership, the General Partner or such Affiliate had held such Investment on an interim basis (generally not longer than 6 months) for the purposes of:

               (A) facilitating the acquisition of such Investment by the Partnership,

               (B) borrowing money or obtaining financing for the Partnership, or

               (C) any other lawful purpose related to the business of the Partnership.

   (c) Loans to or from the General Partner and its Affiliates. No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner may loan or advance funds to the Partnership provided that:

          (i) any interest or other financing charges or fees payable by the Partnership in connection with such loan shall not exceed the lesser of the following:

               (A) the rate of interest and other amounts paid or payable by the General Partner or such Affiliate in connection with such borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such loan), or

               (B) the rate of interest and other amounts that would be charged to the Partnership (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor any such Affiliate has borrowed money to make such loan); and

          (ii) all payments of principal and interest on such loan must be due and payable within 12 months after the date on which such loan is made.

   If the General Partner or any Affiliate of the General Partner purchases an Investment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or such Affiliate, as the case may be, shall be deemed to have made a loan in the amount of the Purchase Price and shall be entitled to receive interest on that amount in accordance with clause (i) above. Any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organization and Offering Expenses shall not constitute a loan to the Partnership, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the Organization and Offering Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 9.4(e).

   (d) No Exchange of Interests for Investments. The Partnership shall not acquire any Investments in exchange for Interests in the Partnership.

   (e) Roll-Ups. Any proposal that the Partnership enter into a Roll-Up will require Consent of a Majority Interest. The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or bear any other costs of the transaction in the event the Roll-Up is not approved by a Majority Interest. Any proposed Roll-Up shall also be subject to the following:

          (i) An Appraisal of all Partnership assets shall be obtained from a competent, independent expert. For purposes of this clause (i), an independent expert is a Person with no current material or prior business or personal relationship with the General Partner or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and applicable Administrators as an exhibit to the registration statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up transaction.

          (ii) The Person sponsoring the Roll-Up transaction shall offer to Limited Partners who vote "no" on the proposal the choice of:

               (A) accepting the securities offered in the proposed Roll-Up transaction; or

               (B)  one of the following:

                    (1) remaining as Limited Partners, and preserving their interests in the Partnership on the same terms and conditions as existed previously; or

                    (2) receiving cash in an amount equal to the Limited Partners' pro-rata share of the appraised value of the net assets of the Partnership;

         (iii) The Partnership shall not participate in any proposed Roll-Up transaction which would result in Limited Partners having voting rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a limited partnership, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

          (iv) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of Units by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

          (v) The Partnership shall not participate in any proposed Roll-Up Transaction in which Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

   (f) No Exclusive Listings. No exclusive listing for the sale of Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

   (g) Other Transactions Involving the General Partner and its Affiliates. Except as specifically permitted by this Agreement, the General Partner shall not enter into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner, any Affiliate of the General Partner or any Affiliated Program. Except as permitted by Section 9.4, neither the General Partner nor any Affiliate of the General Partner shall receive directly or indirectly a commission or fee in connection with the reinvestment of Distributable Cash in new Investments. Neither the General Partner nor any of its Affiliates may receive any rebates or "give-ups" nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement.

   (h) Payments to Investor Advisors. Neither the General Partner nor any Affiliate of the General Partner shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor concerning the Units; provided, however, that this
Section 9.2(h) shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of this Agreement.

   (i) Sale of All or Substantially All Assets; Dissolution. During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of a Majority Interest, except that the General Partner may sell all or substantially all of the Partnership's assets as part of a Financing Transaction on behalf and for the benefit of the Partnership.

   (j) No Investments in or Underwriting of Interests of Other Programs. The Partnership shall not invest in or underwrite the Interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in joint ventures to the extent and in the manner provided in Section 9.1(b)(xviii).

   (k) Use of Partnership's Assets. The General Partner shall not employ, or permit any Person to employ, the Partnership's funds or assets in any manner except for the exclusive benefit of the Partnership.

   (l) Fiduciary Duty to Limited Partners. Neither the General Partner nor any Affiliate shall permit a Limited Partner to contract away the fiduciary duty owed to the Limited Partner by the General Partner or its Affiliates under Delaware law.

9.3   Limitation on Liability of General Partner and its Affiliates;
      Indemnification

   (a) Neither the General Partner nor any Affiliate of the General Partner shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or such Affiliate, acting on behalf of or performing services for the Partnership, if the General Partner or such Affiliate, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or such Affiliate. The General Partner and any such Affiliate shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them, or any of them, in connection with actions taken or not taken on behalf of the Partnership or within the scope of the General Partner's authority, provided that the same were not the result of negligence or misconduct on the part of the General Partner or any such Affiliate and the General Partner or such Affiliate, in good faith, determined that the action or inaction giving rise thereto was in the best interests of the Partnership.


   (b) Notwithstanding the above, the General Partner and its Affiliates and any person acting as a broker-dealer shall not be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities law violations as to the particular indemnitee and a court of competent jurisdiction shall approve indemnification of the litigation costs; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction shall approve indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and a court of competent jurisdiction shall find that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall apprise the court of the position of the Commission and, if a position be taken by it, the Administrator in any jurisdiction in which Units have been sold with respect to the issue of indemnification for securities law violations before seeking court approval for the indemnification.

   (c) Any amounts payable pursuant to the provisions of this Section 9.3 shall be recoverable solely out of the assets of the Partnership and not from the Limited Partners. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited; provided, however, that with respect to public liability insurance obtained by the Partnership in connection with any Investment or operations of the Partnership, the General Partner shall be permitted to add itself as an additional insured thereunder so long as and to the extent that the General Partner shall pay for the incremental premium costs resulting from its being added as an additional insured. For purposes of this Section 9.3, "public liability insurance" shall include insurance which would cover damage to property or personal injury to non-affiliated persons incurred during the performance of services related to the Partnership and its operations.

9.4   Compensation of General Partner and its Affiliates

   Neither the General Partner nor any of its Affiliates shall receive any compensation except in accordance with this Section 9.4.

   (a) Allocations and Distributions. The General Partner shall be entitled to receive the allocations and distributions provided in Article XI in respect of its Interest in the Partnership.

   (b) Underwriting Fees. Underwriting Fees shall be paid by the Partnership to the Dealer-Manager in respect of each Unit sold; provided that no Underwriting Fees shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

   (c) Sales Commissions. Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling Dealer in respect of the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

   (d) Due Diligence Expenses. The General Partner shall pay for Due Diligence Expenses from the Organization and Offering Expense Allowance.

   (e) Organization and Offering Expense Allowance. The Partnership shall pay, immediately following each Closing Date, the Organization and Offering Expense Allowance to the General Partner without deduction for Underwriting Fees and Sales Commissions payable by the Partnership. The General Partner shall distribute to the Dealer-Manager all or such portion of the Organization and Offering Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organization and Offering Expenses incurred by it. The General Partner shall bear any Organization and Offering Expenses incurred by the General Partner or any Affiliate of the General Partner (including, without limitation, the Dealer-Manager) in excess of the Organization and Offering Expense Allowance.

   (f) Acquisition Fees and Acquisition Expenses. In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 2% of the Purchase Price paid by the Partnership for any Investment and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:

          (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner except to the extent permitted by this Section 9.4(f);

          (ii) Acquisition Fees shall include Acquisition Expenses, except that fees payable to finders or brokers which are not Affiliates of the General Partner that are otherwise included within Acquisition Expenses shall be an expense of the Partnership and payable as provided in Section 9.4(j); and

         (iii) the Partnership shall not pay any Acquisition Fees, fees payable to finders or brokers which are not Affiliates of the General Partner, or other Front-End Fees, or part thereof, that would cause the Partnership's Investment in Equipment, Leases and Financing Transactions to be less than the greater of (x) 80% of the Gross Offering Proceeds from the Partnership's sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering any Investment acquired by the Partnership, or (y) 75% of the Gross Offering Proceeds.

   To calculate the percentage of Indebtedness encumbering Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. The quotient so calculated shall be multiplied by .0625% to determine the percentage to be deducted from 80%. Where the Partnership purchases an Investment from the General Partner or one of its Affiliates pursuant to Section 9.2(b) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this
Section 9.4(f) and there shall be no duplicative payment thereof.

   (g) Management Fees. Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month; provided that Management Fees shall be paid in any month only after payment of (or addition of cash to Reserves sufficient to pay) any accrued and unpaid Reinvestment Period Cash Distributions for such month. To the extent that the Partnership does not have sufficient Distributable Cash in any month for Reinvestment Period Cash Distributions for such month, the payment of such Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Distributable Cash therefor. Reserves for Reinvestment Period Cash Distributions created as set forth in the first sentence of this
Section 9.4(g) may not be used for any purpose other than making Reinvestment Period Cash Distributions.

   (h) Subordinated Remarketing Fees. For services rendered in connection with the sale of any Investment, the Partnership shall pay to the General Partner the applicable Subordinated Remarketing Fee; provided that:

          (i) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout (provided that, for purposes of this clause (i) only, the Cumulative Return necessary to calculate Payout shall be calculated using daily compounding); and

          (ii) the General Partner shall not be entitled to receive that portion of any Subordinated Remarketing Fee that would cause the total commissions paid to all Persons in connection with the sale of such Investments to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment. After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

   (i) Re-Leasing Fee. For services rendered in connection with the re-lease of Equipment, the Partnership shall pay the applicable Re-Leasing Fee to the General Partner; provided that:

          (i) the General Partner shall maintain adequate staff to provide re-leasing services;

          (ii) the fee shall be paid as each rental payment is made over the term of the lease;

          (iii) no fee shall be paid or reimbursed where the equipment is re-leased to the previous lessee or its Affiliates;

          (iv) the General Partner or its Affiliates shall have rendered substantial re-leasing services in connection with such re-lease; and

          (v) the General Partner or its Affiliates have been conpensated in Management Fees for rendering management services.


   (j)   Partnership Expenses.

          (i) Except as otherwise provided in this Section 9.4(j), expenses of the Partnership, other than those incurred or otherwise reimbursed in accordance with subsections (b) through (i) of this Section 9.4, shall be billed directly to and paid by the Partnership.

          (ii) Subject to clause (iv), the General Partner and any Affiliate of the General Partner may be reimbursed for the actual cost of goods and materials used for or by the Partnership and obtained by it or them from non-Affiliates of the General Partner.

          (iii) Subject to clause (iv), the General Partner and any Affiliate of the General Partner may be reimbursed for the administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that such reimbursement shall not exceed the lesser of:

                (A) its or their actual cost; or

                (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location;

   provided, further, that there shall be no reimbursement for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 9.4.

          (iv) Neither the General Partner nor any Affiliate of the General Partner shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

                (A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate; or

                (B) rent, depreciation, utilities, capital equipment or other administrative items.

9.5   Other Interests of the General Partner and its Affiliates

   The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership. The General Partner and any Affiliate of the General Partner may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing business, whether or not such business ventures may be competitive with the business or Investments of the Partnership; provided, however, that the General Partner and its Affiliates may not offer for sale interests in another Program prior to the Termination Date unless such other Program has investment objectives that are different than the Partnership's. Neither the Partnership nor any Limited Partner shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partner's position with the Partnership.

   Neither the General Partner nor its Affiliates shall be obligated to present any particular investment opportunity to the Partnership. The General Partner and its Affiliates shall have the right to invest in equipment, portfolios of equipment subject to existing equipment leases, and in leasing and re-leasing opportunities, on its or their own behalf or on behalf of other Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately succeeding paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated
Program, any particular investment opportunity.

   Any conflicts in determining and allocating Investments between the General Partner and Affiliated Programs on the one hand and the Partnership on the other hand will be resolved by the Investment Committee, which will evaluate the suitability of all prospective Investments. If the Investments available from time to time to a Partnership and to other Affiliated Programs is less than the aggregate amount of Investment then sought by them, the available Investment shall generally be allocated to the investment entity which has been seeking Investments for the longest period of time or, in the case of Affiliated Programs (including the Partnership) reinvesting Cash Flow from their Investments, to the entity whose reinvestment periods started earlier. Notwithstanding the foregoing, until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in this Agreement, the General Partner and each Affiliate of the General Partner shall present to the Partnership first, before any other Affiliated Program (including any Affiliated Program that the General Partner or any such Affiliate advises or manages), the opportunity to purchase any Investment meeting the investment objectives and policies of the Partnership. In the event of a conflict between two or more Affiliated Programs (including the Partnership) that are seeking to re-lease or sell similar equipment contemporaneously (except to the extent that such re-lease or sale is to the lessee, or an Affiliate of the lessee, from the Affiliated Program), the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Program attempting to re-lease or sell equipment that was subject to the lease that expired first or, if two or more leases expire simultaneously, the lease which was first to take effect; provided, however, that the General Partner may, in its discretion, otherwise provide opportunities to re-lease or sell equipment if such equipment is subject to remarketing commitments. Notwithstanding anything provided in this
Section 9.5, the General Partner may allocate an opportunity that does not comply with the foregoing restrictions if there are other circumstances, in the General Partner's judgment, under which the withholding of such an opportunity would be inequitable or not economically feasible for a particular Affiliated Program (including the Partnership). If the financing available from time to time to two or more Affiliated Programs (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.

              ARTICLE X POWERS AND LIABILITIES OF LIMITED PARTNERS

10.1 Absence of Control Over Partnership Business

   The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also a General Partner, and then only in its capacity as a General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

10.2 Limited Liability

   The liability of each Limited Partner, in his capacity as such, shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Income, Cash Flow and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after a Limited Partner pays all Subscription Monies attributable to the purchase of his Units, such Limited Partner shall have no further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

                    ARTICLE XI DISTRIBUTIONS AND ALLOCATIONS

11.1 Distribution of Distributable Cash

   (a) Prior to the admission to the Partnership of any Limited Partners, distributions of Distributable Cash shall be made 1% to the Original Limited Partner and 99% to the General Partner.

   (b) Upon admission of any Limited Partners other than the Original Limited Partner and during the Reinvestment Period, the General Partner shall apply Distributable Cash in the following order of priority:

          (i) first, 1% to the General Partner and 99% to the Limited Partners in an amount equal to their Unpaid Cumulative Return; and

          (ii) thereafter, to investment and reinvestment in Investments or, if the General Partner shall elect not to invest or reinvest such Distributable Cash, 1% to the General Partner and 99% to the Limited Partners.

               The General Partner shall cause the Partnership to distribute Distributable Cash resulting from Sales in amounts sufficient to permit the Limited Partners to pay federal, state and local income taxes resulting therefrom, assuming that all Limited Partners are subject to income taxation at a 30% income tax rate, on taxable income of the Partnership, provided that Distributable Cash is sufficient for such purpose.

   (c) During the Liquidation Period, no Distributable Cash shall be reinvested in additional Investments. All Distributable Cash shall be distributed 1% to the General Partner and 99% to the Limited Partners.

   (d) Distributions of Distributable Cash shall be made to the Partners monthly. Subject to Section 11.1(b), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership's then available Distributable Cash and other funds of the Partnership and the General Partner's estimate of the Partnership's total Distributable Cash for such Fiscal Year.

11.2 Allocations of Income and Loss

   (a) The Income and Loss of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

   (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Income or Loss is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Income or Loss, or arising from the transactions with respect to which such Income or Loss was realized, shall be allocated to such Partner in the same proportion.

   (c) Income for any Fiscal Period during the Reinvestment Period shall be allocated 1% to the General Partner and 99% to the Limited Partners.

   (d) Income for any Fiscal Period during the Liquidation Period shall be allocated to the Partners as follows:

          (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts; and

          (ii) thereafter, 1% to the General Partner and 99% to the Limited Partners.

   (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

          (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

          (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

          (iii) thereafter, 1% to the General Partner and 99% to the Limited Partners;

provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 11.2(e) or Section 11.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this
Section 11.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

   (f) Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Sections 11.2(a) through
(e) in the following order:

          (i) Minimum Gain Charge-Back. Notwithstanding any other provision of this Article X, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Article X each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg.
                 Section 1.704-2(j)(2) or any successor provision.

          (ii) Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

          (iii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg.
                 Section 1.704-2(i) or any successor provision.

          (iv) Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or
                 otherwise, such Partner shall be allocated items of Partnership Income (consisting of a pro rata portion of each item of Partnership Income for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

          (v)    Curative Allocations. The special allocations provided for in
                 Section 11.2(e) and in Sections 11.2(f)(i) through (iv) are intended to comply with Treas. Reg. Sections 1.704-1 and 1.704-
                 2. To the extent that any of such special allocations shall have been made, subsequent allocations of Income, Loss and items thereof ("curative allocations") shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Income and Loss and items thereof that were originally allocated pursuant to the provision of Section 11.2(e) and Section 11.2(f)(i) through (iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

          (vi) Misallocated Items. If the General Partner determines, after consultation with Counsel, that the allocation of any item of Income or Loss is not specified in this Article XI (an "unallocated item"), or that the allocation of any item of Income or Loss hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

          (vii) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of Income or Loss resulting therefrom, shall be specially allocated to such Partner.

          (viii) Transactions with Partnership. If, and to the extent that, any Partner is deemed to recognize any item of Income or Loss credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Income or Loss or items thereof shall be allocated to the Partner who was charged with such item.

          (ix) Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section 9.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to
                 Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

          (x) Selling Commissions, Underwriting Fees, Acquisition Fees and Organizational and Offering Expense Allowance. Selling Commissions, Underwriting Fees, Acquisition Fees and the

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

                Organizational and Offering Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the Organizational and Offering Expense Allowance, shall be allocated 100% to the General Partner.

11.3 Distributions and Allocations Among the Limited Partners

   (a) Except to the extent otherwise provided herein, all distributions of Distributable Cash and all allocations of Income and Loss and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

   (b) All distributions of Distributable Cash and all allocations of Income and Loss or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership shall be allocated among the Limited Partners as follows:

          (i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;

          (ii) second, all Income and Loss for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

          (iii) third, all monthly distributions of cash made to the Limited Partners pursuant to Section 11.1 shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.

   (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Article XIII, the transferor and transferee shall be allocated a ratable share of Income and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Unit.

   (d) Each distribution made to a Limited Partner pursuant to Sections 11.1,
11.5 or 14.3 and any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 8.3(k), shall be applied as follows:

          (i) first, in reduction of such Limited Partner's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

          (ii) thereafter, in reduction of such Limited Partner's Adjusted Capital Contribution, as determined immediately before such distribution.

11.4 Tax Allocations: Code Section 704(c); Revaluations.

   (a) In accordance with Code section 704(c) and the Treasury Regulations thereunder, Income, Loss and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

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

   (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of Section 1.1(rr) and Section 8.5(h), subsequent allocations of Income, Loss, and items thereof with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of any final or successor Treasury Regulations.

   (c) Any elections or other decisions relating to the allocations required by subsections (a) and (b) of this Section 11.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this subsection (c) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Income or Losses pursuant to any provision of this Agreement.

11.5 Return of Uninvested Capital Contribution


   In the event that 100% of Net Offering Proceeds have not been used to make Investments, committed to Reserves (to the extent Reserves are permitted to be treated as Investments pursuant to Section 1.1(bbb)) or used to pay permitted Front End Fees within 24 months from the date of the Prospectus, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest. Funds shall be deemed to have been committed to investment and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts are executed and not terminated during the applicable 24 month-period described above, if such investments are ultimately consummated within a further period of 12 months. Funds deemed committed which are not actually so invested within such 12 month period will be promptly distributed, without interest to the Limited Partners on a pro rata basis, as a return of capital, except that investments using funds from Ohio investors must be completed within a three month period or such funds must be returned.

11.6 No Distributions in Kind

   Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and then only to a liquidating trust established for the purposes of liquidating the assets transferred to it and distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

11.7 Partnership Entitled to Withhold

   The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Article XI and Article XIV, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to 12% per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 11.7 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of Counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

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

                   ARTICLE XII WITHDRAWAL OF GENERAL PARTNER

12.1 Voluntary Withdrawal

   The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless:

   (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw,

   (b) the Partnership shall have received an opinion of Counsel to the Partnership to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and

   (c) a Substitute General Partner shall have been selected and such Substitute General Partner shall have:

          (i)    consented to its admission as General Partner,

          (ii) received the specific written Consent of a Majority Interest to such admission, and

          (iii) a Net Worth sufficient, in the opinion of Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the Net Worth requirements for "sponsors" under applicable laws, rules, regulations and policies of Administrators.

12.2 Involuntary Withdrawal

   The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 12.2 and Article XVI, neither the General Partner nor any Affiliate of the General Partner may participate in any vote by the Limited Partners to involuntarily remove the General Partner.

12.3 Consequences of Withdrawal

   (a) Upon withdrawal of the General Partner as such from the Partnership, the Partnership shall pay to the General Partner:

          (i) the fair market value of the Partnership Interest then held by the General Partner, as calculated in the manner set forth in subsection (b) of this Section 12.3, plus or minus, as the case may be;

          (ii) Management Fees or other fees accrued but not yet paid, in cash within 30 days of the date of withdrawal; and

          (iii) an amount equal to the difference between any amounts due and owing to such withdrawn General Partner by the Partnership and any amounts due and owing by such withdrawn General Partner to the Partnership, in cash within 30 days of the date of withdrawal.

   (b) For purposes of this Section 12.3, the fair market value of the withdrawn General Partner's Interest shall be determined, in good faith, by the withdrawn General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

   (c) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by JPMorgan Chase Bank as its prime lending rate, plus 4%, and providing for repayments of principal thereunder in 60 equal monthly installments, together with accrued but unpaid interest.

12.4 Liability of Withdrawn General Partner

   If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective.

12.5 Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner Approved

   In the event that the General Partner voluntarily withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such withdrawal. Within 90 days following a voluntary or involuntary withdrawal, a Majority Interest shall agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the withdrawn General Partner's withdrawal, of a Substitute General Partner. Such Substitute General Partner shall execute a counterpart of this Agreement. If such action is not taken within 90 days following the date of the General Partner's withdrawal, then the Partnership shall dissolve.

                         ARTICLE XIII TRANSFER OF UNITS

13.1 Withdrawal of a Limited Partner

   A Limited Partner may withdraw from the Partnership only by Assigning all Units owned by such Limited Partner in accordance with this Article XIII. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 13.3.

13.2 Assignment

   (a) Subject to the provisions of Sections 13.2(b) and (c) and 13.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to an Assignee if:

          (i) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

                 (A)  set forth the terms of such Assignment;

                 (B) in the case of Assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement; and

                 (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

          (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150, of expenses reasonably incurred by the Partnership in connection with such Assignment.

     (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

          (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

          (ii) to any Person if, in the opinion of Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

          (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

          (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

          (v) if such Assignment would result in the transfer of a Partnership Interest representing less than 25 Units, or 10 Units in the case of a Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

          (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of 25 Units, or 10 Units in the case of a Qualified Plan, and the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner as set forth in the Prospectus;

          (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law; or

          (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of Department of Labor Reg. Section 2510.3-101(f)) to equal or exceed 25%.

   Any attempt to make any Assignment of Units in violation of this Section 13.2(b) shall be without force or effect.

   (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines, in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not recognized. For purposes of this Section 13.2(c), any Assignment which results in a failure to meet the "safe-harbor" provisions of Treas. Reg. Section 1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

   (d) Assignments made in accordance with this Section 13.2 shall be considered effective on the last day of the month upon which all of the conditions of this Section 13.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

13.3 Substitution

   (a) An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

          (i) the General Partner has reasonably determined that all conditions specified in Section 13.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

          (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Article XVIII, as the General Partner reasonably may require to determine compliance with this Article XIII.

   (b) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 13.3 and who desires to make a further Assignment of his Units shall be subject to all the provisions of Sections 13.2, 13.3 and
13.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive Distributable Cash and the share of the Income or Losses to which his predecessor in interest would have been entitled in accordance with Article XI.

13.4 Status of an Assigning Limited Partner

   Any Limited Partner that shall Assign the entire Partnership Interest owned by such Limited Partner to an Assignee who shall become a Substitute Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

                     ARTICLE XIV DISSOLUTION AND WINDING-UP

14.1 Events Causing Dissolution

   The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

   (a) the withdrawal of the General Partner, whether voluntarily or involuntarily, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with Section 12.5;

   (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) by the Consent of a Majority Interest without action by the General Partner;

   (c) the Sale of all or substantially all of the assets of the Partnership not constituting a Financing Transaction;

   (d) the expiration of the Partnership term specified in Article VII of this Agreement;

   (e) the operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

   (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act.

14.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution

   (a) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a certificate of termination shall have been filed in accordance with the Delaware Act and the assets of the Partnership shall have been distributed as provided in Section 14.3. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

   (b) Upon dissolution of the Partnership, the General Partner shall liquidate the assets of the Partnership, apply and distribute the proceeds as set forth in Section 14.3. Notwithstanding anything to the contrary contained in this Article XIV, if the General Partner shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid such loss, may, after having notified all the Limited Partners, to the extent not then prohibited by the Delaware Act or other laws of the State of Delaware or of any jurisdiction in which the Partnership is then formed or qualified and applicable in the circumstances, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations.

   (c) In connection with the dissolution of the Partnership:

          (i) all Income or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 11.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Article XI;

          (ii)   in the event that, after all requirements of clause (i) of this
                 Section 14.2(c) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within 30 days to the Partnership as a Capital Contribution an amount equal to the lesser of:

                 (A)  the amount of such deficit balance, or

                 (B) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

For this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the Indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease;

          (iii) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in
                 Section 14.3; and

          (iv) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be require by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

   (d) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 9.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

14.3 Application of Liquidation Proceeds Upon Dissolution

   Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

   (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

   (b) next, to the setting up of any Reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such Reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in subsections (c) through (f) of this Section 14.3;

   (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

   (d) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled pursuant to this Agreement;

   (e) next, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts; and

   (f) thereafter, 1% to the General Partner and 99% to the Limited Partners.

14.4 No Recourse Against Other Partners

   Each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution (whether before or after a Dissolution Event). If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to Section 14.2.

                           ARTICLE XV FISCAL MATTERS

15.1 Title to Property and Bank Accounts

   Except to the extent that trustees, nominees or other agents are utilized as permitted by this Agreement, all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

15.2 Maintenance of and Access to Basic Partnership Documents

   (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

          (i)    the Participant List;

          (ii) a copy of the certificate of limited partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the certificate or any such amendment has been executed;

          (iii)  copies of this Agreement and any amendments hereto;

          (iv) copies of the audited financial statements of the Partnership for the 3 most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

          (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for its 3 most recently completed Fiscal Years;

          (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters," if so required of the Partnership; and

          (vii) investor suitability records for Units sold for a period of 6 years.


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

   (b) Each Limited Partner and his designated representative shall be given access to the records specified in Section 15.2(a)(i)-(vi) and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant List, to compliance with subsection (c) of this Section 15.2), subject to a reasonable copying charge, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or his representative will wish to examine or copy or both.

   (c) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within 10 days of receipt by the Partnership of a written request therefor together with a check in payment of the copying charge permitted pursuant to subsection (b); provided that, in connection with any request for a copy of the Participant List, such Limited Partner shall certify as provided in the penultimate sentence of Section 15.2.

   (d) If the General Partner refuses or neglects to:

          (i) permit a Limited Partner or his representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner or

          (ii)   mail a copy of the Participant List as required by subsection
                 (c),

the General Partner shall be liable to such Limited Partner who requested the Participation List for the costs, including reasonable attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with the certification called for in the next sentence or that the actual purpose and reason for a request for inspection or a copy of the Participant List is to secure the Participant List or other information for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the List is not being requested for the purpose of the sale, reproduction or other use thereof for a commercial purpose unrelated to such Limited Partner's interest in the Partnership or for any unlawful purpose. The remedies provided under this
Section 15.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

15.3 Financial Books and Accounting

   The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

15.4 Fiscal Year

   Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or as consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

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

15.5  Reports

   (a) Quarterly Reports. Within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

          (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended;

          (ii) a detailed statement identifying any services rendered or to be rendered to the Partnership by the General Partner or any of its Affiliates and the compensation received therefor and summarizing the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement; provided that the requirement for such statement shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner or its Affiliates; and

          (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 11.5), a special report concerning all Investments made during such Fiscal Quarter which shall include:

                 (A)  a description of the types of Investments made;

                 (B) the total Purchase Price paid for each category of Investment;

                 (C)  the amounts of cash used to acquire such Investments;

                 (D) the Acquisition Fees and Acquisition Expenses paid, identified by party, in connection therewith; and

                 (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

   (b) Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

          (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with
                 Section 15.3 and shall be accompanied by an auditor's report containing an opinion of the Accountants;

          (ii) an analysis, prepared by the General Partner (which need not be audited, but shall be reviewed, by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

                 (A)  Cash Flow during such period;

                 (B) Cash Flow from prior periods which had been held as Reserves;

                 (C)  Cash Flow from Sales; and

                 (D) Capital Contributions originally used to establish a Reserve;

          (iii) a status report with respect to each Investment which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

                 (A) the condition of each item of Equipment and of any collateral securing any Investment to which such report applies;

                 (B) how such Equipment or collateral was being used as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

                 (C) the projected or intended use of such Equipment or collateral during the next following Fiscal Year;

                 (D)  the remaining term of the Investment; and

                 (E) such other information as may be relevant to the value or use of such Equipment or collateral as the General Partner, in good faith, deems appropriate;

          (iv) a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner or its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

                 (A) in the case of any fees and other compensation, such breakdown shall provide the information required under Section 15.5(a)(ii); and

                 (B) in the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items in accordance with this Agreement. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner or its Affiliates, the cost of whose services were reimbursed. The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and shall be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the amount the Partnership would be required to pay independent parties for comparable administrative services in the same geographic location; and

          (v) a special report containing the information required by Section 15.5(a)(iii).

   (c) Reports to state securities law administrators. The General Partner shall submit to all state securities law administrators any information which such administrator requires, including, but not limited to, reports and statements required to be distributed to Limited Partners.

15.6 Tax Returns and Tax Information

   The General Partner shall:

     (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

     (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's Income or Loss for such Fiscal Year.

15.7 Accounting Decisions

   All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

15.8 Federal Tax Elections

   The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

   (a) In case of a transfer of all or part of the Partnership Interest of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

   (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Counsel or the Accountants as the General Partner deems necessary), be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

15.9 Tax Matters Partner

     (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the IRS with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

   (b) The Tax Matters Partner shall have the following duties:

          (i) to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, Interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

          (ii) to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

   (c) Subject to Section 9.3, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any Distributions are made from Distributable Cash. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, shall be in the sole and absolute discretion of the Tax Matters Partner. The provisions on limitations of liability of the General Partner and indemnification set forth in Section 9.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

   (d) The Tax Matters Partner is hereby authorized, but not required:

          (i) to enter in to any settlement with the IRS with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

          (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

          (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file a petition for judicial review with respect to such request;

          (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

          (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

15.10 Reports to State Authorities

   The General Partner shall prepare and file with applicable Administrators all reports required to be so filed by state securities laws, regulations or policies.

        ARTICLE XVI  MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS

16.1 Meetings of the Limited Partners

   (a) A meeting of the Limited Partners for any purposes may be called by the General Partner and shall be called by the General Partner following its receipt of written request(s), either in person or by registered mail, for a meeting from Limited Partners holding 10% or more of the then outstanding Units. Every such request for a meeting shall state with reasonable specificity the purpose(s) for which such meeting is to be held and the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting. Within 10 days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in Section 16.1(b). In addition, the General Partner may, and following its receipt of written request therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote as set forth in this Article XVI.

   (b) A Notice of any such meeting or action by written Consent shall be given to all Limited Partners either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner) and a meeting called pursuant to such Notice shall be held, or Consent action taken, not less than 15 days nor more than 60 days after the date such Notice is distributed, subject to extension to the extent necessary to comply with applicable requirements of the Commission and Administrators. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner at his address for receipt of Notices and, with respect to meetings, shall state the place, date and time of such meeting (which shall be the place, date and time specified in the request for such meeting or, if none, such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and, with respect both to meetings or solicitations of Consent actions, shall state the purpose(s) for which such meeting is to be held or Consent action requested. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

   (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners, or to take action by Consent in lieu thereof, or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than 60 days nor less than 10 days prior to any such meeting (or Consent action), for the purpose of any such determination.

   (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, including matters proposed for actions by consent. Every proxy must be signed by a Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

   (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

16.2 Voting Rights of the Limited Partners

   Subject to Section 16.3, the Limited Partners, acting by Consent of the Majority Interest or by vote of the Majority Interest at a meeting duly called for such purpose, may take the following actions without the concurrence of the General Partner:

   (a) amend this Agreement;

   (b) dissolve the Partnership;

   (c) remove the General Partner and elect one or more Substitute General Partners; and

   (d) approve or disapprove of the sale or series of sales of all or substantially all the assets of the Partnership except for any sale or series of sales that is in connection with a Financing Transaction or in the ordinary course of liquidating the Partnership's Investments during the Liquidation Period.

   The General Partner or its Affiliates may not vote on matters submitted to the Limited Partners regarding the removal of the General Partner or its Affiliates or regarding any transaction between the Partnership and the General Partner or any of its Affiliates. In determining the requisite percentage of Units necessary to approve a matter on which the General Partner or its Affiliates may not vote or consent, any Units owned by the General Partner or its Affiliates shall not be included in either the numerator or the denominator.

16.3 Limitations on Action by the Limited Partners

   This Agreement may not be amended by the Limited Partners so as to:

   (a) allow the Limited Partners to take part in the control or management of the Partnership's business or otherwise subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an Investment;

   (b) alter the rights, powers, duties or obligations of the General Partner without the Consent of the General Partner;

   (c) contract away the fiduciary duty owed to such Limited Partner by the General Partner;

   (d) except in connection with the offer and sale of the Units as provided herein, alter the interest of any Partner in any item of Income or Loss or in distributions without the consent of each affected Partner; or

   (e) without the consent of all of the Limited Partners, amend the provisions of this Agreement relating to how this Agreement may be amended.

                            ARTICLE XVII AMENDMENTS

17.1 Amendments by the General Partner

   Subject to Sections 16.2 and 16.3, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of a Majority Interest:

   (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

   (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that is not inconsistent with the terms of this Agreement;

   (c) to preserve the status of the Partnership as a limited partnership for federal income tax purposes or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified;

   (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

   (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

   (f) if the Partnership is advised by Counsel, by the Partnership's Accountants or by the IRS that any allocations of Income or Loss provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

   (g) to change the name of the Partnership or the location of its principal office.

                        ARTICLE XVIII POWER OF ATTORNEY

18.1 Appointment of Attorney-in-Fact

   By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

   (a) this Agreement, Schedule A to this Agreement and any amendment of any thereof or of the Partnership's certificate of limited partnership including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

   (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

   (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

   (d) any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of the Partnership; and

   (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Section 12.5 and Article XIV; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Article XI, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

18.2 Amendments to Agreement and Certificate of Limited Partnership

   If, pursuant to this Agreement, any action, adoption proposal, right, power or authority requires the consent, vote, ratification or approval of fewer than all of the Limited Partners, then, upon the satisfaction of such requirement, such consent, vote, ratification or approval shall be deemed, and each Limited Partner hereby agrees that it shall constitute, that of all of the Limited Partners for all purposes, including unanimity requirements under the Delaware Act. Limited Partners who shall not have responded in connection with any such proposed consent, vote, ratification or approval shall be deemed to have abstained for all purposes under this Agreement.

18.3 Power Coupled With an Interest.

   The grant of authority by each Limited Partner in Section 18.1:

   (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

   (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

   (c) shall survive the Assignment by any Limited Partner of the whole or any portion of such Limited Partner's Partnership Interest, provided that, if any Assignee of an entire Partnership Interest shall have furnished to the General Partner a power of attorney complying with the provisions of Section 18.1 and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

                         ARTICLE XIX GENERAL PROVISIONS

19.1 Notices, Approvals and Consents

   All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same and, except as otherwise specifically provided in this Agreement, shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) sent by confirmed telecopy during normal business hours. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

   (a) If to the Partnership: Lease Equity Appreciation Fund I, L.P., 49 Bancroft Mills, Unit P-15, Wilmington, Delaware 19809, with a copy to c/o LEAF Asset Management, Inc., General Partner, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103; Telephone Number: 302-658-5600 (the Partnership) and 215-574-1636 (the General Partner); Telecopier Number: 302-658-3341 (the Partnership) and 215-574-8176 (the General Partner), or to such other address as may be designated for the purpose by Notice from the General Partner given in the manner specified in Section 5.1.

   (b) If to the General Partner: LEAF Asset Management, Inc., 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103; Telephone Number: 215-574-1636; Telecopier Number: 215-574-8176.

   (c) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner specified in Article V.

19.2 Further Assurances

   The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

19.3 Captions

   Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

19.4 Binding Effect

   Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

19.5 Severability

   If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

19.6 Integration

   This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

19.7 Applicable Law

   This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

19.8 Counterparts

   This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

19.9 Creditors

   No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the interest of the Limited Partner as provided herein above.

19.10 Successors and Assigns

   Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the General Partner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the General Partner and not any such assignee shall remain solely liable for its obligations hereunder.

19.11 Waiver of Action for Partition

   Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to the property of the Partnership.

   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this_______day of __, 2002.

                          GENERAL PARTNER:

                          LEAF ASSET MANAGEMENT, INC.

                          By:
                             -------------------------------------------------
                             Name:
                             Its:

                          ORIGINAL LIMITED PARTNER:


                          ----------------------------------------------------
                          Diane Vecchio

                          LIMITED PARTNERS:

                          By: LEAF ASSET MANAGEMENT, INC., as Attorney in Fact

                          By:
                             -------------------------------------------------
                             Name:
                             Its:

                                                                     Appendix B

                            PRIOR PERFORMANCE TABLES

                                    TABLE IV
                         Results of Completed Programs

   The following table provides summary information concerning the results of equipment leasing programs managed or sponsored by affiliates of our general partner that have competed operations during the past five years.


                                                       Fidelity Leasing     Fidelity Leasing
                                                       Income Fund III        Income Fund V
                                                      ------------------   ------------------
Dollar Amount Raised .............................    $       34,985,398   $       44,982,492
Number of Pieces of Equipment purchased...........                 8,702               15,252
Date of Closing of Offering ......................        April 30, 1987       April 30, 1989
Date of First Sale of Equipment ..................     November 19, 1987         June 2, 1989
Date of Liquidation ..............................     December 29, 1997    December 21, 2001
Tax and Distribution Data per $1,000 investment
   through date of liquidation:
Federal Income Tax Results:
   Ordinary income (loss) from operations.........    $              320   $              434
   Capital gain (loss)............................                  (105)                (129)
Cash Distributions to Investors:(1)(2)
   Source (on GAAP basis):
    Income .......................................                   172                  281
    Return of Capital ............................                   903                  890

---------------
(1) All cash distributions were derived from leasing operations. No cash distributions were derived from transactions with affiliates.
(2) The partnerships included in this table did not keep records on a basis that would enable information on the source of distributions, on a cash basis, to be accurately provided. In particular, cash distributions were determined based on the cash available for distribution in any given quarter. Cash available for distribution was defined in the respective partnership agreements as cash funds provided from operations, including cash funds received from any sale of partnership property, without deduction for depreciation, but after deducting cash funds used to pay all other expenses. As a result, the sources of the cash distributions were not tracked separately since cash from sale proceeds and cash from operations were combined to determine the amount available for distribution. Our general partner has established accounting systems that will separately record the sources of cash distributions and, accordingly, we intend to provide information on the source of distributions on a cash basis to investors.

                                    TABLE V

                        Sales or Disposals of Equipment

   The following tables provide information concerning all sales or disposals of equipment by any equipment leasing program managed or sponsored by affiliates of our general partner that occurred in the past three years.

                     Fidelity Leasing Income Fund IV, L.P.(1)


                                                                Year      Year of                               Sale        GAAP
Type of Equipment                                             Acquired     Sale       Cost      Book Value    Proceeds   Gain (Loss)
                                                              --------    -------   --------    ----------    --------   ----------
CONTROL UNIT ..............................................     1989       1999     $  3,013      $     -     $   100     $    100
CONTROL UNIT ..............................................     1991       1999       36,200           --       2,635        2,635
CONTROL UNIT ..............................................     1992       1999       31,195           --       1,651        1,651
CONTROL UNIT ..............................................     1993       1999        5,003           --         444          444
FRONT END PROCESSOR .......................................     1989       1999      520,681           --      51,700       51,700
FRONT END PROCESSOR .......................................     1991       1999       51,052           --       4,821        4,821
FRONT END PROCESSOR .......................................     1992       1999       48,961           --       6,379        6,379
FRONT END PROCESSOR .......................................     1988       2001      240,112           --         865          865
FRONT END PROCESSOR .......................................     1991       2001       36,541           --         135          135
IMPACT PRINTER ............................................     1989       1999       25,075           --       1,900        1,900
IMPACT PRINTER ............................................     1991       1999        2,408           --         300          300
NETWORK COMMUNICATIONS ....................................     1989       1999        4,542           --         250          250
NETWORK COMMUNICATIONS ....................................     1991       1999      153,561           --       7,800        7,800
NETWORK COMMUNICATIONS ....................................     1992       1999       75,762           --       2,252        2,252
SOFTWARE ..................................................     1994       1999       41,930           --          --           --
TAPE STORAGE ..............................................     1994       1999       42,683           --       7,500        7,500
TAPE STORAGE ..............................................     1997       1999           --           --          --           --
TAPE STORAGE ..............................................     1992       2002      740,671           --      30,360       30,360
TECHNICAL WORK STATIONS ...................................     1992       1999      106,934           --         350          350
TECHNICAL WORK STATIONS ...................................     1994       1999      167,021           --       5,729        5,729
TECHNICAL WORK STATIONS ...................................     1996       1999      450,749        3,000      30,000       27,000
TECHNICAL WORK STATIONS ...................................     1997       1999       84,256            1       2,746        2,745
TECHNICAL WORK STATIONS ...................................     1999       1999       20,268       15,403       2,450      (12,953)
TECHNICAL WORK STATIONS ...................................     1994       2000      243,912           --          --           --
TECHNICAL WORK STATIONS ...................................     1997       2000       12,480           --          --           --
TERMINALS .................................................     1989       1999      128,824           --       6,675        6,675
TERMINALS .................................................     1991       1999       12,678           --       2,200        2,200
TERMINALS .................................................     1994       1999          418           --         138          138
TERMINALS .................................................     1989       2000        4,615           --         300          300

---------------
(1) Federal taxable gain (loss) on these sales was ($203,549), ($4,992) and $0 in 1999, 2000 and 2001, respectively.

                    Fidelity Leasing Income Fund V, L.P.(1)


                                                               Year      Year of                   Book        Sale         GAAP
Type of Equipment                                            Acquired     Sale        Cost         Value     Proceeds   Gain (Loss)
 ---------------------------------------------------------   --------    -------   ----------    --------    --------   -----------
CONTROL UNIT .............................................     1989       1999     $   16,144    $     --    $    150     $    150
DASD STORAGE .............................................     1989       1999        221,514          --         250          250
FRONT END PROCESSOR ......................................     1992       1999        241,717          --      38,756       38,756
FRONT END PROCESSOR ......................................     1989       2000        310,419          --       1,665        1,665
FRONT END PROCESSOR ......................................     1991       2000         63,826          --         235          235
FRONT END PROCESSOR ......................................     1997       2000         60,972          --       1,000        1,000
IMPACT PRINTER ...........................................     1993       2001            504          --           4            4
LASER PRINTER ............................................     1993       1999         19,250          --       1,075        1,075
LASER PRINTER ............................................     1993       2000         12,456          --         200          200
LASER PRINTER ............................................     1993       2001          4,152          --         200          200
LASER PRINTER ............................................     1994       2001        141,110          --       1,150        1,150
NETWORK COMM .............................................     1992       1999         98,289          --       2,922        2,922
NETWORK COMM .............................................     1993       1999         77,594          --       2,700        2,700
NETWORK COMMUNICATIONS ...................................     1994       1999         15,254          --         757          757
NETWORK COMMUNICATIONS ...................................     1997       2000        226,978      23,209      50,543       27,334
NETWORK COMMUNICATIONS ...................................     1992       2001        105,037          --         826          826
NETWORK COMMUNICATIONS ...................................     1994       2001          6,045          --          48           48
PERSONAL COMPUTERS .......................................     1993       1999         17,555          --       1,870        1,870
PERSONAL COMPUTERS .......................................     1996       1999         61,113       5,348       6,189          840
PERSONAL COMPUTERS .......................................     1998       2000        712,849     133,939     249,360      115,421
PERSONAL COMPUTERS .......................................     1993       2001          2,618          --          19           19
RAID STORAGE .............................................     1994       2000        393,515          --          --           --
TAPE STORAGE .............................................     1990       2000        106,322          --       2,150        2,150
TECHNICAL WORK STATIONS ..................................     1996       1999      1,675,179      44,433      56,212       11,779
TECHNICAL WORK STATIONS ..................................     1997       1999        146,549      18,451      27,375        8,924
TECHNICAL WORK STATIONS ..................................     1996       2000         37,616         469         200         (269)
TECHNICAL WORK STATIONS ..................................     1997       2000        457,595      42,166      76,140       33,974
TECHNICAL WORK STATIONS ..................................     1998       2000      1,622,104     308,375     388,068       79,693
TECHNICAL WORK STATIONS ..................................     1993       2001      1,023,890          --       7,434        7,434
TECHNICAL WORK STATIONS ..................................     1997       2001        302,966          --      13,033       13,033
TERMINALS ................................................     1992       1999            975          --         156          156
TERMINALS ................................................     1997       1999            182          --          83           83
TERMINALS ................................................     1989       2000            473          --         100          100
TERMINALS ................................................     1998       2000            914         171         303          133
TERMINALS ................................................     1989       2001         14,606          --           1            1
TERMINALS ................................................     1993       2001          5,121          --          38           38

---------------
(1) Federal taxable gain (loss) on these sales was ($561,641), ($765,362) and ($52,596) in 1999, 2000 and 2001, respectively.

                    Fidelity Leasing Income Fund VI, L.P.(1)


                                                             Year      Year of                                 Sale         GAAP
                   Type of Equipment                       Acquired     Sale        Cost       Book Value    Proceeds   Gain (Loss)
        -----------------------------------------          --------    -------   ----------    ----------    --------   -----------
CONTROL UNIT ...........................................     1991       1999     $    4,457      $    --     $    500     $    500
IMPACT PRINTER .........................................     1990       1999         52,184           --        1,500        1,500
IMPACT PRINTER .........................................     1990       2000         36,982           --        3,500        3,500
NETWORK COMMUNICATIONS .................................     1990       1999         25,760           --          744          744
OTHER ..................................................     1997       2001        424,273           --            1            1
PERSONAL COMPUTERS .....................................     1991       1999        113,784           --            1            1
PERSONAL COMPUTERS .....................................     1990       2000          1,627           --          110          110
PERSONAL COMPUTERS .....................................     1997       2000        132,317        1,386        1,600          214
PERSONAL COMPUTERS .....................................     1997       2001         39,475          413          350          (63)
PERSONAL COMPUTERS .....................................     1998       2001        283,185       40,455       81,583       41,128
SOFTWARE ...............................................     1997       2000             38           --           --           --
TAPE STORAGE ...........................................     1990       1999        461,214           --      151,000      151,000
TAPE STORAGE ...........................................     1992       1999        157,690           --           --           --
TAPE STORAGE ...........................................     1993       1999         48,532           --           --           --
TECHNICAL WORK STATIONS ................................     1992       1999         14,550           --        1,125        1,125
TECHNICAL WORK STATIONS ................................     1993       1999         10,866           --          800          800
TECHNICAL WORK STATIONS ................................     1996       1999      1,911,067       25,700       96,260       70,560
TECHNICAL WORK STATIONS ................................     1996       2000      1,949,996       25,573       20,735       (4,838)
TECHNICAL WORK STATIONS ................................     1997       2000        556,271       37,762       95,903       58,141
TECHNICAL WORK STATIONS ................................     1998       2000        298,061       65,837       61,500       (4,337)
TECHNICAL WORK STATIONS ................................     1998       2001        319,868       16,227       21,422        5,195
TERMINALS ..............................................     1992       1999            609           --          200          200

---------------
(1) Federal taxable gain (loss) on these sales was ($50,507), ($523,056) and ($174,842) in 1999, 2000 and 2001, respectively.

                                                                     Appendix C

                     LEASE EQUITY APPRECIATION FUND I, L.P.


                             SUBSCRIPTION AGREEMENT

Instructions;

1. The number of Units you are purchasing must be entered in the first paragraph of the Signature Page.

2. The dollar amount of your subscription must be entered in the space provided immediately following the first paragraph of the Signature Page.

3. The remainder of the section "To Be Completed by Subscriber" must be fully completed, signed and dated by investor(s).

4. The section "To be Completed by Registered Representative" must be fully completed by sales representative.

5. Subscription Agreement must be initialed by investor(s) in appropriate places.

6.   If the investor is a:  Trust - attach trust documents
                            Partnership - attach partnership agreement
                            Corporation - attach resolution to purchase and articles of incorporation
                            Limited Liability Company - attach resolution to purchase and articles of organization.

7. Checks should be made payable to: "Lease Equity Appreciation Fund I, L.P. Escrow Account" unless the escrow agreement has been terminated (as disclosed in a prospectus supplement) in which event checks should then be made payable to "Lease Equity Appreciation Fund I, L.P. Subscription Account."

   I hereby offer to purchase units of limited partnership interest ("Units") in Lease Equity Appreciation Fund I, L.P. (the "Partnership") in the amount set forth on the Signature Page of this Subscription Agreement (computed at $100 per Unit, subject to discounts as described in the Prospectus) and on the terms described in the current Prospectus with respect to the Units, as supplemented or amended from time to time. I acknowledge and agree that my execution of this Subscription Agreement also constitutes my execution of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), the form of which is attached as an exhibit to the Prospectus, and I agree to be bound by all of the terms and conditions of the Partnership Agreement if my subscription is accepted by the Partnership. I understand and agree that I may not assign this offer, nor may it be withdrawn after it has been accepted by the Partnership. I hereby irrevocably constitute and appoint LEAF Asset Management, Inc. (the "General Partner"), and its duly authorized agents, my agent and attorney-in-fact, in my name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Partnership Agreement and any certificates related thereto. The foregoing appointment of the General Partner shall not in any way limit the authority of the General Partner as attorney-in-fact for each limited partner of the Partnership under
Article XVIII of the Partnership Agreement.

   Under the penalties of perjury, by executing this Subscription Agreement, I certify that: (a) the Taxpayer Identification Number or Social Security Number listed in the Signature Page (page 4 of this Subscription Agreement) is correct; and (b) I am not subject to backup withholding either because the IRS has (i) not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified me that I am no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) before signing).

Instructions to Investor

   You are required to execute your own Subscription Agreement. The Partnership will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given your legal power of attorney to sign on your behalf and you meet all of the conditions in the Prospectus and this Subscription Agreement. In the case of sales to fiduciary accounts, the minimum standards set forth in the Prospectus and this Subscription Agreement must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

   Your execution of the Subscription Agreement constitutes your binding offer to buy Units. Once you subscribe you may withdraw your subscription only by providing the Partnership with written notice of your withdrawal before your subscription is accepted by the Partnership. The Partnership has the discretion to refuse to accept your subscription without liability to you. Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your subscription is rejected, then all of your funds will be returned to you immediately. The Partnership will send you a confirmation of acceptance.

   If your subscription is accepted before the first closing, then you will be admitted to the Partnership as a limited partner not later than 15 days after the first closing. If your subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your subscription was accepted by the Partnership.

   The Partnership may not complete a sale of Units to you until at least five business days after the date you receive a final Prospectus.

   In order to induce the Partnership to accept this subscription, I further represent, warrant, covenant and agree as follows:
                              Investor's Initials

[______]  I have received the Prospectus.

[______]  I acknowledge that:

          o before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market;

          o the transferability of the Units is restricted; and

          o in case of emergency or other change in circumstances, I cannot expect to be able to readily liquidate my investment in the Units.

[______]  I am purchasing the Units for my own account;

[______]  If an individual, I am at least twenty-one years of age.

[______] If I am executing this Subscription Agreement on behalf of a partnership, corporation or other entity, I am empowered and duly authorized under a governing document, trust instrument, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement on such entity's behalf, to bind such entity, and to cause such entity to discharge its obligations hereunder perform.

          (a)  I, or the partnership, corporation or other entity for which I am acting, have or has:
[_____]        o a  net worth of  at least $45,000,  exclusive of my  home, home furnishings and automobiles, plus $45,000 of gross income; or
[_____]        o a net  worth of at  least $150,000, exclusive of  my home, home furnishings and automobiles.


          (b)  If I, or the corporation, partnership, trust or other entity for which I am acting, am or is a resident of California, Iowa,
               Michigan, Missouri, Massachusetts, Oregon or North Carolina,
               then I represent that I, or the corporation, partnership, trust or other entity for which I am acting, have or has:
[_____]        o a net worth  of at  least $60,000, exclusive  of my  home, home furnishings and automobiles plus $60,000 of gross income;
                 or
[_____]        o a net worth  of at least $225,000, exclusive of my home, home furnishings and automobiles.

[______]  (c)  If I, or the corporation, partnership, trust or other entity for which I am acting, am or is a resident of Iowa, Nebraska or Pennsylvania, then I represent that this investment does not exceed 10% of my net worth, or the net worth of the corporation, partnership, trust or other entity for which I am acting.

[______]  (d)  If I, or the corporation, partnership, trust or other entity for which I am acting, am or is a resident of Kansas, Missouri or Ohio, then I represent that this investment does not exceed 10% of my liquid net worth, or the liquid net worth of the corporation, partnership, trust or other entity for which I am acting.

[______]  (e)  If I am a fiduciary, then I am purchasing for a person or entity having the appropriate income and/or net worth specified in (a) or (b) above.

Election of Distribution Alternatives (please initial one)

[______] I wish distributions of the Partnership made during the offering period to be reinvested in additional units, and thereafter to be made to me in cash.

[______] I wish distributions to be made to me in cash.

[______] I wish distributions of the Partnership to be sent to the Payee and address listed below
         (please fill out Payee information below and state percentage of distribution)*

Payee Name                             Percentage of Distribution             %
          ----------------------------                           --------------
Branch                     Account No.                  ABA No.
      --------------------            ------------------       ----------------
Street
      -------------------------------------------------------------------------
City                  State                  Zip Code
    -----------------      -----------------         --------------------------


Payee Name                             Percentage of Distribution             %
          ----------------------------                           --------------
Branch                     Account No.                  ABA No.
      --------------------            ------------------       ----------------
Street
      -------------------------------------------------------------------------
City                  State                  Zip Code
    -----------------      -----------------         --------------------------

*Available only for persons who are not IRAs or HR-10 (Keogh) Plans

                    SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT
                         TO BE COMPLETED BY SUBSCRIBER

   The undersigned hereby agrees to purchase _________ Units in Lease Equity Appreciation Fund I, L.P. at a price of $100 per Unit.

   Subscription Price Tendered
   ($100 x number of Units subscribed)
   $_________

Instructions
-------------------------------------------------------------------------------

   Make your check payable to: "Lease Equity Appreciation Fund I, L.P. Escrow Account" unless the escrow agreement has been terminated (as disclosed in a prospectus supplement) in which event checks should be made payable to "Lease Equity Appreciation Fund I, L.P. Subscription Account."

   Minimum Subscription: 25 Units ($2,500); 10 Units ($1,000) for Individual Retirement Accounts and H-R 10 (Keogh) plans.

   If you are an individual investor you must personally sign this signature page and provide the information requested below.

-------------------------------------------------------------------------------

Subscriber (all individual investors must personally         My home address (do not use P.O. Box)
            sign this Signature Page.)

-------------------------------------------------------      ------------------------------------------------------
Print Name

-------------------------------------------------------      ------------------------------------------------------
Signature

-------------------------------------------------------      ------------------------------------------------------
Print Name                                                   My address for distributions (if different from above)

-------------------------------------------------------      ------------------------------------------------------
Signature
                                                             ------------------------------------------------------

                                                             ------------------------------------------------------

Date:
     ----------------------


My Tax I.D. No. (Social Security No.):
                                      -----------------
My telephone no.: Business
                          -----------------------------
My e-mail address:
                  -------------------------------------

(CHECK ONE):         I am a: calendar year taxpayer |_|              fiscal year taxpayer |_|

(CHECK ONE): OWNERSHIP OF THE UNITS-    Individual                |_|  Partnership         |_|
                                        Tenants-in-Common         |_|  C Corporation       |_|
                                        Joint Tenancy             |_|  S Corporation       |_|
                                        Trust                     |_|  Community Property  |_|
                                        Limited Liability Company |_|  Profit Sharing Plan |_|
                                        IRA/Keogh                 |_|  UGMA                |_|
                                        Custodial                 |_|  Other               |_|


NAME OF TRUST, CORPORATION, LLC, PARTNERSHIP:
                                             ------------------------------------------------
(Enclose supporting documents)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE (For Commission and Other Purposes)

   I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment, and that the subscriber has an apparent understanding of the fundamental risks of an investment in the Partnership, the risk that the subscriber may lose the subscriber's entire investment, the lack of liquidity of the Units, the restrictions on transferability of the Units, the qualifications of the General Partner and its management and the tax consequence of an investment in the Units.

-------------------------------------------------------      ------------------------------------------------------
Name of Registered Representative and CRD Number             Name of Broker/Dealer

-------------------------------------------------------      ------------------------------------------------------
Signature of Registered Representative                       Broker/Dealer CRD Number

-------------------------------------------------------      ------------------------------------------------------
Registered Representative Office Address:
                                                             ------------------------------------------------------
                                                             Broker/Dealer E-mail
Address:
        -----------------------------------------------

-------------------------------------------------------      ------------------------------------------------------
                                                             Name of Supervisor
-------------------------------------------------------

Phone Number:                                                Telephone Number of Supervisor
             ------------------------------------------                                    ------------------------

Facsimile Number:
                  -------------------------------------
E-mail Address:
               ----------------------------------------

-------------------------------------------------------
Company Name (if other than Broker/Dealer Name)

NOTICE TO BROKER-DEALER:

Send complete and signed DOCUMENTS and
THE CHECK to:


   Anthem Securities, Inc.
   1845 Walnut Street
   10th Floor
   Philadelphia, PA 19103
   (215) 574-1636

   FACSIMILE: (215) 574-8176


-------------------------------------------------------------------------------------------------------------------
                     TO BE COMPLETED BY THE GENERAL PARTNER
-------------------------------------------------------------------------------------------------------------------
ACCEPTED THIS        DAY                                     LEASE EQUITY APPRECIATION FUND I, L.P.
             --------
OF             ,200
  ------------
                                                             By: LEAF Asset Management, Inc., General Partner

                                                             By:
                                                                ---------------------------------------------------

                                      C-4

===============================================================================

   No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the units of limited partnership interest offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.








                     LEASE EQUITY APPRECIATION FUND I, L.P.

                     Units of Limited Partnership Interest

                                $100.00 per unit

















                                   ----------
                                   PROSPECTUS
                                   ----------









                                 August 15, 2002


===============================================================================

                     Lease Equity Appreciation Fund I, L.P.
                           Cumulative Supplement No. 1
                                     to the
                        Prospectus dated August 15, 2002


                                November 7, 2003

Summary

We are providing you with this cumulative supplement, dated November 7, 2003, to update and revise the prospectus dated August 15, 2002, as previously supplemented on August 30, 2002, October 4, 2002 and March 24, 2003. This cumulative supplement forms a part of and must be accompanied or preceded by the prospectus.

The primary purposes of this supplement are to:

     o    describe the current status of the offering,

     o    summarize cash distributions we have made to investors,

     o    describe our equipment lease portfolio as of September 30, 2003,

     o describe the financing we have arranged to implement our borrowing strategy,

     o update management's discussion and analysis of financial condition and results of operations,

     o    update our discussion of federal income tax considerations,

     o    update and replace prior performance information, and

     o    update financial information for us and our general partner.

You should carefully review the prospectus and this cumulative supplement prior to subscribing for units.

Status of the Offering

On March 3, 2003, we satisfied the minimum offering requirements and commenced operations.

As of September 30, 2003, we have sold 84,305.2 units, including units sold through reinvestment of distributions. This resulted in gross offering proceeds of $8,369,794. In accordance with our partnership agreement and the prospectus, we applied the proceeds as follows:

Use of Proceeds

                                              Offering proceeds or total assets,
                                                    and fees and expenses
                                                     as a percentage of
                                      -----------------------------------------------------
                                         Offering      Offering
                                         Proceeds      Proceeds       Total Assets
Offering proceeds/assets                $8,369,794      (100%)     $18,031,384 (100%)
-----------------------------------------------------------------------------------------
Expenses:
  Sales Commissions(1)...........        (625,858)       (7.48%)         (3.47%)
   Underwriting Fees(1)..........        (156,465)       (1.87%)         (0.87%)
   Organization & Offering
      Expenses...................        (251,094)       (3.00%)         (1.39%)
                                      -----------       -------          ------

  Public Offering Expenses.......     ($1,033,417)      (12.35%)         (5.73%)
  Acquisition Fees...............        (353,557)       (4.22%)         (1.96%)
                                      -----------       -------          ------

Net Offering Proceeds............      $6,982,820       (83.43%)
Reserves.........................        (149,819)       (1.79%)
                                      -----------       -------

Total proceeds available
   for investment................      $6,833,001       (81.64%)
Fees and expenses as a
   percentage of offering
   proceeds......................                       (16.57%)
Fees and expenses as a
   percentage of total assets ...                                        (7.69%)

----------
(1) We did not pay sales commissions or underwriting fees with respect to units sold to our general partner, the dealer-manager, the selling dealers or their affiliates.

Distributions to Limited Partners

Monthly cash distributions to limited partners commenced in April 2003. As of September 30, 2003 distributions to limited partners aggregated $234,550.

Our Equipment Lease Portfolio

As of September 30, 2003 our portfolio contained 407 equipment leases with 369 individual end users. No individual end user or single piece of equipment accounted for more than 3% of our portfolio based on original cost of the equipment. As of September 30, 2003 we had invested $554,059 in equipment under operating leases and $17,477,325 in equipment under direct financing leases for a total of $18,031,384 in original equipment cost, including financing we incurred of $11,618,003. We describe the financing in "Our Financing." The average original equipment cost per equipment lease transaction was $44,303.

As of September 30, 2003 our portfolio was diversified by geographic location with equipment located in 39 states. Based on original equipment cost, 15.9% of our equipment was located in California, 7.8% in Texas, 7.6% in Arizona, 6.7% in each of Illinois and New York, 5.1% in each of Alabama and Connecticut and 5% in Florida. No other state had more than 5%.

Our portfolio is also diversified by industry use with over 90 different industrial sectors represented. As of September 30, 2003, as measured by the standard industrial codes promulgated by the United States Department of Labor, the principal industrial sectors to which we lease, measured by original cost of equipment, were health services with 16.5% of our portfolio, automotive dealerships with 7.95% of our portfolio and personal services with 6.59% of our portfolio. No other industrial sector had greater than 5% of our portfolio. The equipment we have leased is diversified, including computers, copiers, furniture, heating, ventilation and air conditioning equipment, industrial equipment, medical equipment and telecommunications equipment. The principal equipment types contained in our portfolio, based on original cost are computers with 32% of our portfolio, industrial equipment with 27% of our portfolio and medical equipment with 14% of our portfolio. No other equipment type accounted for more than 5% of our portfolio as of September 30, 2003.

As of September 30, 2003, our portfolio had experienced no defaults.

Our Financing

We and our affiliates, LEAF Financial and LEAF Funding, have entered into revolving credit facilities with National City Bank and Commerce Bank that have an aggregate borrowing limit of $20 million. Each facility bears interest at the London Inter-Bank Offered Rate (LIBOR) plus three percent at the time of borrowing. Borrowings under the facilities are secured by an assignment of the leases being financed and the underlying equipment being leased. Repayment of the Commerce Bank facility has been guaranteed by our general partner and Resource America, Inc. Repayment of the National City Bank facility has been guaranteed by Resource America, Inc. The facility with National City Bank expires on December 31, 2003. At September 30, 2003 we had an outstanding balance under this facility of $948,309, with a current interest rate of 4.12% per year. The facility with Commerce Bank expires on June 27, 2004. At September 30, 2003 we had an outstanding balance under this facility of $2,707,299, with a current interest rate of 4.10% per year.

On September 30, 2003 we entered into a financing arrangement with Information Leasing Corporation, a subsidiary of Provident Bank of Cincinnati, Ohio. Under this arrangement, we assign specified leases and their related receivables to Information Leasing at a price generally equal to the sum of the receivables, discounted to present value at a rate agreed to at the time of assignment, less an amount agreed to at the time of assignment as a credit reserve. We made our first assignment under this arrangement on September 30, 2003, assigning $8,786,854 of receivables at a discount rate of 5.79% and with a credit reserve of 15% after security deposit and transaction costs, resulting in our receipt of $7,962,395 in financing. We applied $6,646,521 of the proceeds to partial repayment of the National City Bank and Commerce Bank lines of credit, $1,178,704 to a holdback of funds in the credit reserve, $98,965 to a security deposit, and $5,406 to miscellaneous transaction costs. The balance of $32,799 was remitted to us. Management intends to record this transaction as a secured borrowing.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion relates to our financial condition as of June 30, 2003. You should consider the following when reviewing our financial statements which are included in the supplement. We commenced operations in March 2003, therefore a comparison to the six months ended June 30, 2002 is not discussed.

Revenues for the six months ended June 30, 2003 were $263,693. Earned income from direct financing leases and rentals from operating leases comprised 92% of total revenue for the six months ended June 30, 2003.

We recognized a gain on sale of equipment under an operating lease of $19,036 during the six months ended June 30, 2003.

Expenses for the six months ended June 30, 2003 were $405,967. These expenses included interest expense of $64,653 for interest incurred on the outstanding warehouse lines of credit for the six months ended June 30, 2003, general and administrative expenses of $73,845, representing various costs incurred for our daily operations during the six months ended June 30, 2003, and general and administrative expenses of $179,898 for the first six months of 2003, consisting of reimbursements made to our general partner for management expenses.

We had a net loss of $142,274 for the six months ended June 30, 2003. The loss per unit, after losses allocated to our general partner, was $4.17 based on a weighted average number of units outstanding of 33,799 for the six months ended June 30, 2003.

Our general partner declared and paid cash distributions of $20,098 and $25,444 for the months of April 30 and May 31, 2003. There was also one cash distribution of $29,653 declared and paid in July 2003 for the month ended June 30, 2003. The total amount distributed for the quarter was $75,195. Our general partner declared and paid three cash distributions totaling $126,754 during the six months ended June 30, 2003 for the months of March, April and May 2003.

We raised $5,028,663 from the sale of units and $55,401 from the reinvestment of cash distributions as of June 30, 2003. We invested the proceeds raised, together with borrowed funds from our lines of credit, in direct financing leases of $8,977,745 and operating leases of $554,059 during the six months ended June 30, 2003.

As described in "Distributions to Limited Partners" and "Status of the Offering," subsequent to June 30, 2003 we raised an additional $3,285,730 from the sale of units, including units sold through reinvestment of distributions, and we made cash distributions to limited partners totaling $109,063.

Supplemental Federal Income Tax Considerations

Since the date of the prospectus, the Jobs and Growth Tax Relief Reconciliation Act of 2003 was enacted. As described in the prospectus, we may take depreciation deductions with respect to equipment that we buy and lease to customers if we are considered the owner of the equipment for federal income tax purposes. Pursuant to the new law, we may take an additional first-year depreciation deduction equal to 50% of the cost of the equipment we purchase and lease. This applies to qualifying equipment acquired after May 5, 2003 and before January 1, 2005. The additional depreciation reduces the amount of depreciation that we may claim over the remaining useful life of the equipment.

The new law also changed the exemption amount for the application of the alternative minimum tax, as described in the prospectus, for the years 2003 and 2004 only. For married taxpayers filing a joint return and surviving spouses, the exemption amount was raised from $45,000 to $58,000. For unmarried taxpayers, the exemption amount was raised from $33,750 to $40,250.

The prospectus indicates that we would apply for a tax shelter registration number. We have done so; our tax shelter registration number is 02275000018. As set forth in the prospectus, we believe an investment in our units is a projected income investment. As a result, our limited partners are not required to include our registration number on their tax returns.

Prior Performance and Other Programs Managed by Our Affiliates

The following updates the information set forth in the section "Other Programs Managed by Affiliates of Our General Partner" on page 30 of the prospectus:

     The following information summarizes the experiences of LEAF Financial for the past ten years with sponsored equipment leasing programs(1):


                                           January 1, 1993 through June 30, 2003
                                           -------------------------------------

     Number of programs sponsored..............................             0
     Total amount of money raised from investors...............  $          0
     Equipment  purchased
             Leased equipment..................................  $ 77,271,482
             Financing transactions............................  $ 45,505,556(2)
     Equipment sold............................................  $ 33,396,858(3)

     (1) The programs were: Fidelity Leasing Income Fund I, L.P., Fidelity Leasing Income Fund II, L.P., Fidelity Leasing Income Fund III, L.P., Fidelity Leasing Income Fund IV, L.P., Fidelity Leasing Income Fund V, L.P., Fidelity Leasing Income Fund VI, L.P., Fidelity Leasing Income Fund VII, L.P. and Fidelity Leasing Income Fund VIII, L.P.

     (2)  Represents capital, or "financing" leases.

     (3) Amount represents proceeds of the sale of equipment after lease termination and, accordingly, excludes rental payments during the lease term and rentals paid following lease termination pursuant to month-to month rental provisions in the leases.

     During the period January 1, 2000 through December 31, 2002, the programs acquired $1,090,175 of equipment and invested $11,394,965 in capital or financing leases. All such equipment was purchased from program cash flow.

The attached prior performance tables replace those in the prospectus noted as Exhibit B.

FINANCIAL STATEMENTS

The attached financial statements for us and our general partner are as of June 30, 2003.

NOTICE TO MINNESOTA RESIDENTS

The Minnesota Department of Commerce advises all residents of the State of Minnesota that, in connection with the prospectus section "Use of Proceeds," at page 18, they should disregard the percentages set forth in the third column, "Total Assets." The Department of Commerce is of the opinion that the fees and commissions to be paid by the partnership should be calculated solely as a percentage of the offering proceeds. This information can be found in the second column of the table, "Offering Proceeds."

In addition, in connection with the prospectus section "Investment Objectives and Strategies - Leasing Strategies - Residual Realization," at page 33 of the prospectus, the partnership states that it anticipates realizing residual income from sale or re-leasing of equipment once the initial lease of that equipment terminates. This Minnesota Department of Commerce advises residents of the State of Minnesota that there can be no assurance that the partnership will, in fact, be able to re-lease or sell any equipment at the end of a lease term.

NOTICE TO OHIO RESIDENTS

Notwithstanding the prospectus section "Income, Losses and Distributions - Reinvestment of Distributions," at page 39, regarding the investors' option to reinvest their distributions, Ohio investors may not elect to have their distributions reinvested in additional units of the partnership.

                          INDEX TO FINANCIAL STATEMENTS


LEAF ASSET MANAGEMENT, INC.


Report of Independent Certified Public Accountants                                       SF-2

Balance Sheets as of June 30, 2003 (unaudited) and September 30, 2002                    SF-3

Statements of Operations for the nine months ended June 30, 2003 (unaudited)             SF-4
and from  January 31, 2002 (inception) through September 30, 2002

Statement of Stockholder's Equity for the nine months ended June 30, 2003
(unaudited) and the period from January 31, 2002 (inception) through
September 30, 2002                                                                       SF-5

Statements of Cash Flows for the nine months ended June 30, 2003 (unaudited)             SF-6
and from  January 31, 2002 (inception) through September 30, 2002

Notes to Financial Statements                                                            SF-7


LEASE EQUITY APPRECIATION FUND I, L.P.


Report of Independent Certified Public Accountants                                       SF-13

Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002                     SF-14

Statements of Operations for the six months ended June 30, 2003 (unaudited)              SF-15

Statement of Partner's Capital for the six months ended June 30, 2003 (unaudited)
and for the period from January 31, 2002 (inception) through December 31, 2002           SF-16

Statements of Cash Flows for the six months ended June 30, 2003 (unaudited)              SF-17

Notes to Financial Statements                                                            SF-18

Report of Independent Certified Public Accountants


Stockholder
LEAF Asset Management, Inc.

         We have audited the accompanying balance sheet of LEAF Asset Management, Inc. as of September 30, 2002 and the related statements of operations, stockholders' equity and cash flows for the period from January 31, 2002 (inception) to September 30, 2002 then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United State of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LEAF Asset Management, Inc. as of September 30, 2002, and the results of their operations and cash flows for the period from January 31, 2002 (inception) to September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP
Grant Thornton LLP

Philadelphia, Pennsylvania
October 31, 2003

                           LEAF Asset Management, Inc.



                                                     BALANCE SHEETS

                                                                      June 30, 2003
                                                                       (Unaudited)                 September 30, 2002
                                                                     --------------                ------------------
ASSETS
Cash                                                                   $   22,784                       $1,012,961
Investment in LEAF I                                                            -                            1,000
Deferred costs                                                         $2,200,751                        1,819,069
                                                                       ----------                       ----------
Total assets                                                           $2,223,535                       $2,833,030
                                                                       ==========                       ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Due to parent                                                       $  709,704                       $1,820,069
                                                                       ----------                       ----------
   Total liabilities                                                      709,704                        1,820,069
                                                                       ----------                       ----------

Stockholder's Equity:
   Common stock                                                         1,000,000                        1,000,000
   Paid-in capital                                                        806,266                                -
   Retained earnings (deficit)                                           (292,435)                          12,961
                                                                       ----------                       ----------
   Total stockholder's equity                                           1,513,831                        1,012,961
                                                                       ----------                       ----------
   Total liabilities and stockholder's
     equity                                                            $2,223,535                       $2,833,030
                                                                       ==========                       ==========


   The accompanying notes are an integral part of these financial statements.

                           LEAF Asset Management, Inc.

                            STATEMENTS OF OPERATIONS

                                                                Nine Months Ended            From January 31, 2002
                                                                  June 30, 2003                  (inception) to
                                                                   (Unaudited)                September 30, 2002
                                                                -----------------            ---------------------
Revenues:
Management fees                                                     $  26,067                       $       -
Acquisition fees                                                      228,236                               -
Dividend income                                                           288                               -
Interest                                                                7,313                          12,961
                                                                    ---------                       ---------
Total revenues                                                        261,904                          12,961
                                                                    ---------                       ---------
Costs and expenses:
General and administrative                                            567,279                               -
Equity in losses of LEAF I                                                 21                               -
                                                                    ---------                       ---------
Total costs and expenses                                              567,300                               -
                                                                    ---------                       ---------

NET (LOSS) INCOME                                                   ($305,396)                      $  12,961
                                                                    =========                       =========


   The accompanying notes are an integral part of these financial statements.

                           LEAF Asset Management, Inc.


                        STATEMENT OF STOCKHOLDER'S EQUITY

         For the nine months ended June 30, 2003 (unaudited) and the period from January 31, 2002 (inception) to September 30, 2002.

                                             Common Stock                 Additional         Retained
                                        ------------------------           Paid-in-          Earnings
                                        Shares           Value              Capital          (Deficit)            TOTAL
                                        ------------------------          ----------        ----------         ----------
Balance, January 31, 2002                   -                  -                  -                  -                  -

     Issuance of Common Stock             100         $1,000,000            $     -         $        -         $1,000,000

     Net Income                             -                  -                  -             12,961             12,961
                                        -----         ----------            -------         ----------         ----------
Balance, September 30, 2002               100          1,000,000                  -             12,961          1,012,961


     Contribution of paid-in-capital
          (unaudited)                       -                  -            806,266                  -            806,266

     Net loss (unaudited)                   -                  -                  -           (305,396)          (305,396)
                                        -----         ----------            -------         ----------         ----------

Balance at June 30, 2003
     (unaudited)                          100         $1,000,000           $806,266         $ (292,435)        $1,513,831
                                        =====         ==========           ========         ==========         ==========



   The accompanying notes are an integral part of these financial statements.

                           LEAF Asset Management, Inc.


                            STATEMENTS OF CASH FLOWS

                                                                Nine Months Ended          From January 31, 2002
                                                                  June 30, 2003               (inception) to
                                                                   (Unaudited)              September 30, 2002
                                                                -----------------          ---------------------
Cash flows from operating activities:
   Net (loss) income                                               $  (305,396)                 $    12,961
                                                                   -----------                  -----------
Adjustments to reconcile net (loss) income
   to net cash used in operating activities:
   Equity in the losses of LEAF I                                           21                            -
   (Increase) decrease in deferred costs                              (381,682)                  (1,819,069)
   Increase (decrease) in due to parent                               (304,099)                   1,820,069
                                                                   -----------                  -----------
                                                                      (685,760)                       1,000
                                                                   -----------                  -----------
Net cash (used in) provided by operating
   activities                                                         (991,156)                      13,961
                                                                   -----------                  -----------
Cash flows from investing activities:
   Cash distributions from LEAF I                                          979                            -
   Investment in LEAF I                                                      -                       (1,000)
                                                                   -----------                  -----------
Net cash provided by (used in) investing
   activities                                                              979                       (1,000)
                                                                   -----------                  -----------
Cash flows from financing activities:
   Issuance of common stock                                                  -                    1,000,000
                                                                   -----------                  -----------
Net cash provided by financing activities                                    -                    1,000,000
                                                                   -----------                  -----------
(Decrease) increase in cash and cash
   equivalents                                                        (990,177)                   1,012,961
Cash and cash equivalents, beginning of period                       1,012,961                            -
                                                                   -----------                  -----------
Cash and cash equivalents, end of period                           $    22,784                  $ 1,012,961
                                                                   ===========                  ===========
Noncash financing activity
     Conversion of due to parent into capital                      $   806,266                  $         -
                                                                   ===========                  ===========

   The accompanying notes are an integral part of these financial statements.

                           LEAF Asset Management, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                June 30, 2003 (unaudited) and September 30, 2002



BASIS OF PRESENTATION

The accompanying unaudited financial statements as of June 30, 2003 have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Amounts appearing in the accompanying notes as of June 30, 2003, and for the nine months ended June 30, 2003, are unaudited. These financial statements should be read with the audited financial statements and notes thereto as of September 30, 2002 and for the period from January 31, 2002 to September 31, 2002 then ended. The results for the nine months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ended September 30, 2003.

1. ORGANIZATION AND BUSINESS OPERATIONS

         LEAF Asset Management, Inc. (the Company), a Delaware corporation, was formed on January 31, 2002. The Company's fiscal year ends on September 30. The Company is a wholly owned subsidiary of LEAF Financial Corporation. LEAF Financial Corporation is a wholly owned subsidiary of Resource Leasing, Inc., a wholly owned subsidiary of Resource America, Inc. Resource America, Inc. is a publicly-traded company (NASDAQ: REXI) with interests in real estate, finance, energy and equipment leasing.

         The Company was formed to act as the sponsor general partner of equipment leasing limited partnerships.

         On February 4, 2002, the Company, through an affiliated entity, contributed $1,000 for a 1% general partnership interest in Lease Equity Appreciation Fund I, L.P. (LEAF I). LEAF I is managed by the Company. Cash distributions are made monthly. Distributions, net income and net losses of LEAF I will be allocated 1% to the Company, as general partner.

         On March 3, 2003, LEAF I satisfied its minimum offering requirements and commenced operations. At that time, the Company ceased to be a development stage enterprise.

         As of June 30, 2003, LEAF I had raised $5,028,663 through the sale of 50,276 limited partnership units and $55,401 from the reinvestment of 557 limited partnership units. LEAF I seeks to acquire a diversified portfolio of equipment to lease to end users throughout the United States. LEAF I also seeks to acquire existing portfolios of equipment subject to existing leases from other equipment lessors. The primary objective of LEAF I is to generate regular cash distributions to the limited partners from its equipment lease portfolio over the life of LEAF I.

                           LEAF Asset Management, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                June 30, 2003 (unaudited) and September 30, 2002

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

         In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in LEAF I

         Investments are accounted for using the equity method of accounting. The equity method of accounting requires a Company to account for other investments in common stock if the investor has the ability to exercise significant influence over operating and financial policies of the investee enterprise. That ability is presumed to exist for investments of 20 percent or more and is presumed not to exist for investments of less than 20 percent; both presumptions may be overcome by predominant evidence to the contrary. The carrying amount of the investment is increased to reflect the investor's share of income of the investee and is reduced to reflect the investor's share of losses of the investee or dividends received from the investee. The investor's share of the income or losses of the investee is included in the investor's net income as the investee reports them. The Company records its investments in equity-method investees on the balance sheets as "Investment in LEAF I" and its share of the investees' earnings or losses as "Equity in losses of LEAF I" on the statement of operations.

         Although the Company's ownership percentage of LEAF I is below 20%, the Company's management control results in the Company having significant influence over the operations of LEAF I and therefore, the equity method of accounting is appropriate.

Statements of Cash Flows

         For purposes of the statements of cash flows, LEAF I considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Recent Accounting Pronouncements

         The Company adopted FASB Interpretation 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others" on January 1, 2003. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 applies prospectively to guarantees the Company issues or modifies subsequent to December 31, 2002. The adoption of FIN 45 did not have a material impact on the financial position or results of operations of the Company.

                           LEAF Asset Management, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                June 30, 2003 (unaudited) and September 30, 2002

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, cont'd.

         In January 2003, the FASB issued FIN 46 "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin 51, "Consolidated Financial Statements," for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities within the scope of FIN 46 will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company is in the process of determining what impact, if any, the adoption of the provisions of FIN 46 will have upon its financial condition or results of operations. The Company does not anticipate that FIN 46 will have a material impact on its financial position or results of operations.

The Company adopted Statement of Financial Accounting Standard 149 (SFAS No.
149), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," on July 1, 2003. SFAS No. 149 clarifies and amends SFAS No. 133 for implementation issues raised by constituents or includes the conclusions reached by the FASB on certain FASB Staff Implementation Issues. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. Management does not anticipate the adoption of SFAS No. 149 will have a material impact on the Company's financial position or results of operations.

         The FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," on May 15, 2003. SFAS No. 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 is effective for public companies for financial instruments entered into or modified after May 31, 2003 and is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not anticipate the adoption of SFAS No. 150 will have a material impact on the Company's financial position or results of operations.

                           LEAF Asset Management, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                June 30, 2003 (unaudited) and September 30, 2002

3. INVESTMENT IN LEAF I

         The Company's investment in LEAF I is as follows:

                                                                  June 30, 2003
                                                                   (Unaudited)              September 30, 2002
                                                                  -------------             ------------------
Balance at beginning of year                                           $1,000                     $      -
Capital contributed                                                         -                        1,000
Equity in net losses of LEAF I - 1st quarter                              (21)                           -
Cash distributions from LEAF I - 2nd quarter                           (1,267)                           -
Distribution in excess of initial investment -
  dividend income                                                         288                            -
Equity in net losses of LEAF I - 2nd quarter                           (1,402)                           -
                                                                      -------                     --------
Balance at end of year                                                ($1,402)                    $  1,000
                                                                      =======                     ========


         The Company's investment in LEAF I is limited to the initial investment and therefore at June 30, 2003, the investment is valued at zero. Subsequent income on the investment will not be recorded by the Company until all losses have been recovered. Cash distributions received in excess of the initial investment have been recorded as dividend income. At June 30, 2003 and September 30, 2002, dividend income was $288 and $0, respectively.

         The following is a summary of financial information for the equity investment described above:

                                                                  June 30, 2003
                                                                   (Unaudited)              September 30, 2002
                                                                   -----------              ------------------
Assets                                                              $9,431,750                     $ 1,001
                                                                   -----------                     -------
Liabilities                                                          5,269,738                           -
Partners' capital                                                    4,162,012                       1,001
                                                                   -----------                     -------
                                                                     9,431,750                       1,001
                                                                   -----------                     -------
Net revenue                                                            263,693                           -
Expenses                                                              (405,967)                          -
                                                                   -----------                     -------
Net loss                                                           ($  142,274)                    $     -
                                                                   ===========                     =======

                           LEAF Asset Management, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                June 30, 2003 (unaudited) and September 30, 2002

4. Deferred costs

         The Company deferred $2,500,000 of certain costs incurred in connection with the capital raising efforts of LEAF I for which the Company is the primary obligor. As LEAF I raises capital, it reimburses the Company for a percentage of those costs as defined in the prospectus and the limited partnership agreement. At June 30, 2003 and September 30, 2002, the balance of the deferred costs is $2,200,751 and $1,819,069, respectively, as outlined below. If LEAF I does not raise the anticipated maximum offering, LEAF I will not be liable for all of the deferred costs and accordingly, the Company will charge any uncollected balance to operations. For the period ended June 30, 2003, Management reviewed the deferred costs for collectibility based on actual capital raised. As a result of this review, $80,030 was charged off to operations. Deferred costs are as follows:

                                        June 30, 2003
                                         (unaudited)         September 30, 2002
                                        -------------        ------------------
  Deferred costs                          $2,500,000              $1,819,069
  Payment from LEAF I                    (   219,219)                  -
  Charge-offs of uncollected balance     (    80,030)                  -
                                          ----------              ----------
                                          $2,200,751              $1,819,069
                                          ==========              ==========

Subsequent to June 30, 2003, based on events occurring after that date, Management reviewed the deferred costs for collectibility based on the actual capital raised through September 30, 2003 and as a result, $188,414 will be charged-off to operations. Management believes $2,012,337 will be realized as LEAF I continues to raise capital.

5. TRANSACTIONS WITH AFFILIATES

         The Company and its affiliate receives both an organization and offering expense allowance of 3% of the gross offering proceeds raised with respect to expenses incurred in organizing and offering units in LEAF I and 2% of the gross offering proceeds raised as an underwriting fee. This expense allowance and fee are limited in the aggregate to $2,500,000. These expenses incurred by the Company have been capitalized and are recorded as deferred costs on the Company's balance sheet. Expenses incurred in excess of the limit have not been capitalized and are recorded as general and administrative expenses on the Company's statement of operations.

         The Company receives a fee for assisting LEAF I in acquiring equipment and portfolios of equipment subject to existing equipment leases. This fee is equal to 2% of the purchase price LEAF I pays for the equipment and portfolios of equipment subject to existing equipment leases, including debt it incurs or assumes in connection with the acquisition. The Company will also be reimbursed for out-of-pocket expenses attributable to these acquisitions. As of June 30, 2003 and September 30, 2002, the Company earned acquisition fees of $228,236 and $0, respectively.

         The Company will receive a subordinated annual asset management fee of 3% of gross rental payments for operating leases or 2% of gross rental payments for full payout leases, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the period ending five years after the offering terminates, the management fee will be subordinated to the payment to LEAF I's limited partners of a cumulative annual distribution of 8% of their capital contributions, as adjusted by distributions deemed to be a return of capital. As of June 30, 2003 and September 30, 2002, the Company earned management fees of $26,067 and $0, respectively.

         The Company will receive a subordinated remarketing fee equal to one-half of a competitive commission, to a maximum of 3% of the contract sales price, for arranging the sale of LEAF I's equipment after the expiration of a lease. This commission will be subordinated to the payment to the limited partners of a cumulative 8% annual return on their capital contributions, as adjusted by distributions deemed to be returns of capital. No remarketing fees have been earned as of June 30, 2003 and September 30, 2002.

                           LEAF Asset Management, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                June 30, 2003 (unaudited) and September 30, 2002

5. TRANSACTIONS WITH AFFILIATES, cont'd.

         The Company will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as LEAF I receives rental payments from re-lease. LEAF I will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates. There were no commissions earned by the Company as of June 30, 2003 and September 30, 2002.

         The Company will also be reimbursed for operating and administrative expenses paid on behalf of LEAF I, subject to limitations contained within LEAF I's partnership agreement.

         Due to parent represents net advances made to the Company by LEAF Financial Corporation. During the period ended June 30, 2003, $806,266 of these advances were converted to capital of the Company.

         During 2003, the Company closed its checking account that was maintained with The Bancorp Bank (TBB). The son and the spouse of the Chairman of Resource America, Inc. are the Chairman and Chief Executive Officer, respectively, of TBB. The Company maintained a normal banking relationship with TBB.

6. COMMITMENTS

         In May 2003, LEAF I and affiliates, LEAF Financial Corporation and LEAF Funding(the Borrowers), entered into a $10.0 million secured revolving credit facility with Commerce Bank. The facility is guaranteed by the Company and Resource America and has a term of 364 days. Payment of the guarantee would be triggered by failure of the borrowers to fulfill its obligation covered by this guarantee. The maximum potential payments under this guarantee would be $10 million. As of June 30, 2003, the balance outstanding under this facility was $6,467,827.26 million. The Company does not currently have a liability recorded for payment.

Report of Independent Certified Public Accountants

The Partners
LEASE EQUITY APPRECIATION FUND I, L.P.

         We have audited the accompanying balance sheet of Lease Equity Appreciation Fund I, L.P. as of December 31, 2002. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Lease Equity Appreciation Fund I, L.P. as of December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Grant Thornton LLP
Philadelphia, Pennsylvania
February 7, 2003 (except for Note 4, as to which the date is March 3, 2003)

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                                 BALANCE SHEETS


                                           June 30,
                                            2003                  December 31,
                                         (Unaudited)                 2002
                                         -----------              ------------
Assets:

Cash and cash equivalents                 $  294,247                   $1,001

Accounts receivable                          200,937                        -

Due from related parties                     257,814                        -

Net investment in direct
 financing leases                          8,304,683                        -

Equipment under operating leases
 (net of accumulated depreciation
 of $58,597 and $-, respectively)            374,069                        -

                                          ----------                   ------

       Total assets                       $9,431,750                   $1,001
                                          ==========                   ======


                       LIABILITIES AND PARTNERS' CAPITAL
Liabilities:

    Lease rents paid in advance           $  113,925                   $    -

    Accounts payable and accrued expenses     58,350                        -

    Due to related parties                   230,475                        -

    Warehouse line                         4,767,118                        -

    Security deposits                         99,870                        -
                                          ----------                   ------

       Total liabilities                   5,269,738                        -

Partners' capital                          4,162,012                    1,001
                                          ----------                   ------
       Total liabilities and
        partners' capital                 $9,431,750                   $1,001
                                          ==========                   ======



   The accompanying notes are an integral part of these financial statements.

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                  Six Months Ended
                                    June 30, 2003
                                    -------------
Income:
   Earned income on direct
    financing leases                 $172,283
   Rentals                             69,302
   Interest                             1,767
   Gain on sale of equipment           19,036
   Other                                1,305
                                    ---------

                                      263,693
                                    ---------

Expenses:
   Depreciation                        61,504
   Interest expense                    64,653
   General and administrative          73,845
   General and administrative
    to related party                  179,898
   Management fee to related
    party                              26,067
                                    ---------

                                      405,967
                                    ---------

Net loss                            ($142,274)
                                    =========

Net loss per limited
  partnership unit                  ($   4.17)
                                    =========

Weighted average number of
  limited partnership units
  outstanding during the period        33,799
                                    =========



   The accompanying notes are an integral part of these financial statements.

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                         STATEMENT OF PARTNERS' CAPITAL

      For the six months ended June 30, 2003 (Unaudited) and for the period from January 31, 2002 (inception) through December 31, 2002




                                  General    Limited  Partners
                                  Partner     Units    Amount         Total
                                  -------    -------  --------        -----

Balance, January 31, 2002          $    -         -  $        -    $        -

  Partners' contribution            1,000        10           1         1,001

Balance, December 31, 2002          1,000        10           1         1,001

  Partners' contribution                -    50,276   5,028,663     5,028,663

Expenses incurred for the sale
of partnership units                    -         -    (654,024)     (654,024)

Cash distributions                 (1,267)        -    (125,487)     (126,754)

Cash reinvested                         -       557      55,401        55,401

Redemption                              -       (10)         (1)           (1)

Net loss                           (1,423)        -    (140,851)     (142,274)
                                   ------    ------  ----------    ----------
Balance, June 30, 2003            ($1,690)   50,833  $4,163,702    $4,162,012
                                   ======    ======  ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                             STATEMENT OF CASH FLOWS

                     For the six months ended June 30, 2003
                                   (Unaudited)

Cash flows from operating activities:

     Net loss                                             ($  142,274)
                                                          -----------
Adjustments to reconcile net loss to
   net cash used in operating activities:
       Depreciation                                            61,504
       Gain on sale of equipment                              (19,036)
       (Increase) decrease in accounts receivable            (200,937)
       (Increase) decrease in due from related parties       (257,814)
       Increase (decrease) in lease rents paid
        in advance                                            113,925
       Increase (decrease) in accounts payable and
        accrued expenses                                       58,350
       Increase (decrease) in due to related parties          230,475
       Increase (decrease) in security deposits                99,870
                                                           ----------
                                                               86,337
                                                           ----------
     Net cash used in operating activities                    (55,937)
                                                           ----------
Cash flows from investing activities:
     Acquisition of equipment under operating lease          (554,059)
     Investment in direct financing leases                 (8,977,745)
     Proceeds from direct financing leases,
      net of earned income                                    673,062
     Proceeds from sale of equipment                          137,522
                                                           ----------
     Net cash used in investing activities                 (8,721,220)
                                                           ----------
Cash flows from financing activities:
     Proceeds from warehouse line                           6,267,118
     Partners' capital contributions                        5,028,663
     Repayment of warehouse line                           (1,500,000)
     Payment of expenses incurred for
      the sale of partnership units                          (654,024)
     Cash distributed to partners                            (126,754)
     Cash reinvested by partners                               55,401
     Redemption of partner's capital                               (1)
                                                           ----------
     Net cash provided by financing activities              9,070,403
                                                           ----------

     Increase in cash and cash equivalents                    293,246
     Cash and cash equivalents, beginning
      of period                                                 1,001
                                                           ----------
     Cash and cash equivalents, end of period              $  294,247
                                                           ==========


   The accompanying notes are an integral part of these financial statements.

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                 June 30, 2003 (unaudited) and December 31, 2002

BASIS OF PRESENTATION

The accompanying unaudited financial statements as of June 30, 2003 have been prepared by the Fund in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Amounts appearing in the accompanying notes as of June 30, 2003, and for the six months ended June 30, 2003, are unaudited. These financial statements should be read with the audited financial statements and notes thereto as of December 31, 2002 and for the year then ended. The results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

1. ORGANIZATION AND BUSINESS OPERATIONS

Lease Equity Appreciation Fund I, L.P. (the Fund), a Delaware limited partnership was formed on January 31, 2002 by LEAF Asset Management, Inc. (the General Partner). The Fund's fiscal year ends on December 31. LEAF Asset Management, Inc., a Delaware corporation, is a wholly owned subsidiary of LEAF Financial Corporation. LEAF Financial Corporation is a wholly owned subsidiary of Resource Leasing, Inc., a wholly owned subsidiary of Resource America, Inc. Resource America, Inc. is a publicly-traded company (NASDAQ: REXI) with interests in real estate, finance, energy and equipment leasing.

The General Partner and the initial limited partner capitalized the Fund. On March 3, 2003, the Fund satisfied its minimum offering requirements and commenced operations. At that time, the initial limited partner withdrew from the Partnership.

As of June 30, 2003, the Fund had raised $5,028,663 through the sale of 50,276 limited partnership units and $55,401 from the reinvestment of 557 limited partnership units. The Fund seeks to acquire a diversified portfolio of equipment to lease to end users throughout the United States. The Fund also seeks to acquire existing portfolios of equipment subject to existing leases from other equipment lessors. The primary objective of the Fund is to generate regular cash distributions to the limited partners from its equipment lease portfolio over the life of the Fund.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting for Leases

The Fund's leasing operations consist of both direct financing and operating leases which are recorded in accordance with Statement of Financial Accounting Standards No. 13. Under the direct financing method of accounting for leases, income (the excess of the aggregate future rentals and estimated unguaranteed residuals upon expiration of the lease over the related equipment cost) is recognized over the life of the lease using the interest method.

Under the operating method of accounting for leases, the cost of the leased equipment is recorded as an asset and depreciated on a straight-line basis over its estimated useful life, up to seven years. Acquisition fees associated with lease placements are allocated to equipment when purchased and depreciated as part of equipment cost. Rental income consists primarily of monthly periodic rentals due under the terms of the leases. Generally, during the remaining terms of existing operating leases, the Fund will not recover all of the undepreciated cost and related expenses of its rental equipment and is prepared to remarket the equipment in future years. Fund policy is to review quarterly the expected economic life of its rental equipment in order to determine the recoverability of its undepreciated cost. In accordance with accounting principles generally accepted in the United States of America, the Fund writes down its rental equipment to its estimated net realizable value when the amounts are reasonably estimated and only recognizes gains upon actual sale of its rental equipment. There were no write-downs of equipment to net realizable recorded during the six months ended June 30, 2003.

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                 June 30, 2003 (unaudited) and December 31, 2002

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Federal and state income tax laws provide that the income or losses of the Fund are reportable by the partners on their individual income tax returns. Accordingly, no provision for such taxes has been made in the accompanying financial statements.

Statements of Cash Flows

For purposes of the statements of cash flows, the Fund considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Net Income (Loss) per Limited Partnership Unit

Net income (loss) per limited partnership unit is computed by dividing net income (loss) allocated to limited partners by the weighted average number of limited partnership units outstanding during the period. The weighted average number of units outstanding during the period is computed based on the number of units issued during the period weighted for the days outstanding during the period.

Recent Accounting Pronouncements

The Fund adopted FASB Interpretation 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others" on January 1, 2003. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 applies prospectively to guarantees the Fund issues or modifies subsequent to December 31, 2002. The adoption of FIN 45 did not have a material impact on the financial position or results of operations of the Fund.

In January 2003, the FASB issued FIN 46 "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin 51, "Consolidated Financial Statements," for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities within the scope of FIN 46 will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Fund is in the process of determining what impact, if any, the adoption of the provisions of FIN 46 will have upon its financial condition or results of operations. The Fund does not anticipate that FIN 46 will have a material impact on its financial position or results of operations.

The Fund adopted Statement of Financial Accounting Standard 149 (SFAS No. 149), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," on July 1, 2003. SFAS No. 149 clarifies and amends SFAS No. 133 for implementation issues raised by constituents or includes the conclusions reached by the FASB on certain FASB Staff Implementation Issues. Statement 149 also amends SFAS No. 133 to require a lender to account for loan commitments related to mortgage loans that will be held for sale as derivatives. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. Management does not anticipate the adoption of SFAS No. 149 will have a material impact on the Fund's financial position or results of operations.

The FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," on May 15, 2003. SFAS No. 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 is effective for public companies for financial instruments entered into or modified after May 31, 2003 and is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not anticipate the adoption of SFAS No. 150 will have a Material impact on the Fund's financial position or results of operations.

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                 June 30, 2003 (unaudited) and December 31, 2002

3. ALLOCATION OF PARTNERSHIP INCOME, LOSS AND CASH DISTRIBUTIONS

Cash distributions, if any, are made monthly as follows: 99% to the Limited Partners and 1% to the General Partner until the Limited Partners have received an amount equal to their unpaid cumulative return (8% of their adjusted capital contribution) and thereafter, to investment and reinvestment in investments or, if the General Partner elects not to invest or reinvest such distributable cash, 99% to the Limited Partners and 1% to the General Partner.

Net income for any fiscal period during the reinvestment period (the period commencing with March 3, 2003 and ending five years after the last closing date on which any Limited Partner is admitted) is allocated 99% to the Limited Partners and 1% to the General Partner. Income during the liquidation period will be allocated first to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective capital accounts. Thereafter, net income will be allocated 99% to the Limited Partners and 1% to the General Partner.

Net losses for any fiscal period are allocated 99% to the Limited Partners and 1% to the General Partner until the Limited Partners have been allocated losses equal to the excess, if any, of their aggregated capital account balances over their aggregated adjusted capital contributions. Next, losses are allocated to the Partners in proportion to and to the extent of their respective remaining positive capital account balances, if any. Thereafter, losses are allocated 99% to the Limited Partners and 1% to the General Partner.

4. EQUIPMENT LEASED

The Fund's direct financing leases are for initial lease terms ranging from 4 to 80 months. Unguaranteed residuals for direct financing leases represent the estimated amounts recoverable at lease termination from lease extensions or disposition of the equipment. The Fund reviews these residual values quarterly. If the equipment's fair market value is below the estimated residual value, an adjustment is made.

The approximate net investment in direct financing leases as of June 30, 2003 is as follows (unaudited):

            Minimum lease payments to be received      $9,373,000
            Unguaranteed residuals                        279,000
            Unearned rental income                     (1,302,000)
            Unearned residual income                      (45,000)
                                                       ----------
                                                       $8,305,000
                                                       ==========

There was no investment in direct financing leases at December 31, 2002.

Equipment on lease consists of equipment under operating leases for initial lease terms ranging from 10 to 31 months.

The future approximate minimum rentals to be received on non- cancelable direct financing and operating leases as of June 30, 2003 are as follows (unaudited):

  Years Ending December 31      Direct Financing      Operating
  ------------------------      ----------------      ---------

       2003                        $1,480,000          $178,000
       2004                         2,756,000           260,000
       2005                         2,303,000           122,000
       2006                         1,486,000            58,000
       2007                           978,000            31,000
       Thereafter                     370,000             1,000
                                   ----------          --------
                                   $9,373,000          $650,000
                                   ==========          ========

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                   NOTES TO FINANCIAL STATEMENTS (Continued)
                 June 30, 2003 (unaudited) and December 31, 2002

5. WAREHOUSE LINES

The Fund and its affiliates, LEAF Financial Corporation and LEAF Funding (the Borrowers), entered into revolving credit line with National City Bank (NCB) that has an aggregated borrowing limit up to $10 million, consisting of revolving credit and loan components. The Borrowers agreed to be jointly, severally and directly liable for the full and prompt payment of each loan and any other obligations. Liability for each loan will be fully recourse to all of the Borrowers' assets. Interest on the facilities is calculated at LIBOR plus three percent per annum at the time of borrowing. The interest rate on the outstanding debt at June 30, 2003 was 4.32%. Borrowings under the facilities are collateralized by the corporate assets of all of the borrowers, the leases being financed, and the underlying equipment being leased. Obligations under this facility are also being guaranteed by Resource America. The agreements contain certain covenants pertaining to the Fund and its affiliates, including the maintenance of certain financial ratios. At June 30, 2003, all financial covenants have been met. The facility with NCB was extended effective June 10, 2003 until September 30, 2003 at which time the outstanding principal balance of $4,767,118 is due unless the credit line is renewed. Additionally, the Fund is jointly liable in the event of default of its affiliates for the borrowings of its affiliates under the facility with NCB. At June 30, 2003, borrowings by affiliates under this line were $3,387,469.

The Fund and its affiliates (the Borrowers) entered into revolving credit line with Commerce Bank that has an aggregated borrowing limit up to $10 million, consisting of revolving credit and loan components. The Borrowers agreed to be jointly, severally and directly liable for the full and prompt payment of each loan and any other obligations. Liability for each loan will be fully recourse to all of the Borrowers' assets. Outstanding loans will bear interest at one of two rates, elected at borrower's option; (i) the lender's prime rate plus 100 basis points, or (ii) LIBOR plus 300 basis points. The interest rate on the outstanding debt at June 30, 2003 was 4.32%. Borrowings under the facilities are collateralized by the corporate assets of all of the borrowers, the leases being financed, and the underlying equipment being leased. Obligations under this facility are also being guaranteed by Resource America and the General Partner. The agreements contain certain covenants pertaining to the Fund and its affiliates, including the maintenance of certain financial ratios. At June 30, 2003, all financial covenants have been met. The facility with Commerce Bank expires on June 27, 2004. The Fund has no outstanding balance on this facility as of June 30, 2003. Additionally, the Fund is jointly liable in the event of default of its affiliates for the borrowings of its affiliates under the facility with Commerce. At June 30, 2003, borrowings by affiliates under this line were $6,467,827.26.

6. TRANSACTIONS WITH AFFILIATES

         The General Partner and its affiliate, Anthem Securities, Inc. (Anthem Securities), an indirect wholly-owned subsidiary of Resource America, receive both an organization and offering expense allowance of 3% of the offering proceeds raised with respect to expenses incurred in organizing and offering units in the Fund and 2% of the offering proceeds raised as an underwriting fee. This expense allowance and fee are contingent upon the gross proceeds raised and are limited in the aggregate to $2,500,000. As of June 30, 2003, the Fund incurred $152,522 and $101,681 of organization and offering expenses and underwriting fees, respectively. There were no charges incurred for the period ended December 31, 2002. These charges are recorded by the Fund as expenses incurred for the sale of partnership units on the Statement of Partners' Capital.

The General Partner receives a fee for assisting the Fund in acquiring equipment and portfolios of equipment subject to existing equipment leases. This fee is equal to 2% of the purchase price paid for the equipment and portfolios of equipment subject to existing equipment leases, including in each instance, debt it incurs or assumes in connection with the acquisition. This fee is capitalized into the cost of the equipment acquired.

The General Partner receives a subordinated annual asset management fee of 3% of gross rental payments for operating leases, as defined in the Fund's partnership agreement (the Partnership Agreement), or 2% of gross rental payments for full payout leases, as defined in the Partnership Agreement, or a competitive fee, whichever is less. An operating lease, as defined in the Partnership Agreement, is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease, as defined in the Partnership Agreement, is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the Fund's five-year investment period, the management fee will be subordinated to the payment of a cumulative annual distribution to the Fund's limited partners equal to 8% of their capital contributions, as adjusted by distributions deemed to be a return of capital.

The General Partner receives a subordinated remarketing fee equal to one-half of a competitive commission, to a maximum of 3% of the contract sales price, for arranging the sale of the Fund's equipment after the expiration of a lease. This commission will be subordinated to the payment of a cumulative 8% annual return to the limited partners on their capital contributions, as adjusted by distributions deemed to be a return of capital.

The General Partner will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment if the re-lease is with the original lessee or its affiliates.

The General Partner and its parent company are reimbursed by the Fund for certain costs of services and materials used by or for the Fund except those items covered by the above-mentioned fees.

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                 June 30, 2003 (unaudited) and December 31, 2002

6. TRANSACTIONS WITH AFFILIATES (Continued)

Anthem Securities also receives sales commissions of 8% of the proceeds of each unit sold by it, although it has not sold and does not anticipate that it will sell a material number of units.

During the second quarter of 2003, the Fund invested in a portion of a direct financing lease that was held by another Fund in which LEAF Financial Corporation is a General Partner. The amount invested by the Fund is approximately $601,000. The investment was sold to the Fund at its book value and no gain or loss was recorded on this transaction.

During the first quarter of 2003, the Fund transferred its checking and investment accounts from The Bancorp Bank (TBB) to Commerce Bank. The son and the spouse of the Chairman of Resource America, Inc. are the Chairman and Chief Executive Officer, respectively, of TBB.

The following is a summary of fees and costs of services and materials charged by the General Partner or its affiliates during the six months ended June 30, 2003 (unaudited):

                                   Six Months Ended
                                    June 30, 2003
                                   ----------------

Acquisition fee                       $228,236
Management fee                          26,067
Organization and offering expense      152,522
Reimbursable costs                     179,898
Selling commissions and
  underwriting fee                     501,502


Due from related parties represents monies due to the Fund from the General Partner and/or its affiliates for amounts collected and not yet remitted to the Fund.

Due to related parties represents monies due to the General Partner and/or its parent company for the fees and costs mentioned above as well as reimbursement for equipment funding.

7. CASH DISTRIBUTION

During the six months ended June 30, 2003, the General Partner declared and paid cash distributions totaling $126,754 for the months of March, April and May 2003 to all admitted partners as of March 31, April 30 and May 31, 2003.

The General Partner declared and paid a cash distribution of $29,653 in July 2003 for the month ended June 30, 2003 to all admitted partners as of June 30, 2003.

8. SUBSEQUENT EVENTS

On September 30, 2003 we entered into a financing arrangement with Information Leasing Corporation, a subsidiary of Provident Bank of Cincinnati, Ohio. Under this arrangement, we assign specified leases and their related receivables to Information Leasing at a price generally equal to the sum of the receivables, discounted to present value at a rate agreed to at the time of assignment, less an amount agreed to at the time of assignment as a credit reserve. We made our first assignment under this arrangement on September 30, 2003, assigning $8,786,854 of receivables at a discount rate of 5.79% and with a credit reserve of 15% after security deposit and transaction costs, resulting in our receipt of $7,962,395 in financing. We applied $6,646,521 of the proceeds to partial repayment of the National City Bank and Commerce Bank lines of credit, $1,178,704 to a holdback of funds in the credit reserve, $98,965 to a security deposit, and $5,406 to miscellaneous transaction costs. The balance of $32,799 was remitted to us. Management intends to record this transaction as a secured borrowing.

                            PRIOR PERFORMANCE TABLES
                          Fidelity Leasing Income Funds
                    Table IV - Results of Completed Programs


                                        Fidelity Leasing       Fidelity Leasing
                                         Income Fund III        Income Fund V
                                        ----------------       ----------------
Dollar Amount Raised                       $ 34,985,398          $ 44,982,492
Number of Pieces of Equipment
  Purchased  (1)                                  8,702                15,252
Date of Closing of Offering               April 30,1987         April 30,1989
Date of First Sale of Equipment        November 19,1987          June 2, 1989
Date of Liquidation                    December 29,1997     December 21, 2001

Tax and Distribution Data
  per $1,000 investment through
  date of liquidation:

Federal Income Tax Results:
 Ordinary income (loss) from
    operations                             $        320                 $ 434
 Captial gain (loss)                               (105)                 (129)


Cash Distributions to Investors:
Source (on GAAP basis):
  Income                                            172                   281
  Return of Capital                                 903                   890

----------
(1) Amount reflects equipment purchases made that were active in 1992 at the time the Fund migrated to a new equipment tracking system. Prior to 1992, this information is not available.

                      Fidelity Leasing Income Fund IV, L.P.
                Table V - Sales or Dispositions of Equipment (1)

----------------------------------------------------------------------------------------------------------------
                                   Year       Year of                                      Sale         GAAP
       Type of Equipment         Acquired      Sale              Cost     Book Value     Proceeds    Gain (Loss)
----------------------------------------------------------------------------------------------------------------
CONTROL UNIT                       1989        1999         $   3,013       $      -       $   100      $    100
CONTROL UNIT                       1991        1999            36,200              -         2,635         2,635
CONTROL UNIT                       1992        1999            31,195              -         1,651         1,651
CONTROL UNIT                       1993        1999             5,003              -           444           444

FRONT END PROCESSOR                1989        1999           520,681              -        51,700        51,700
FRONT END PROCESSOR                1991        1999            51,052              -         4,821         4,821
FRONT END PROCESSOR                1992        1999            48,961              -         6,379         6,379
FRONT END PROCESSOR                1988        2001           240,112              -           865           865
FRONT END PROCESSOR                1991        2001            36,541              -           135           135

IMPACT PRINTER                     1989        1999            25,075              -         1,900         1,900
IMPACT PRINTER                     1991        1999             2,408              -           300           300

NETWORK COMMUNICATIONS             1989        1999             4,542              -           250           250
NETWORK COMMUNICATIONS             1991        1999           153,561              -         7,800         7,800
NETWORK COMMUNICATIONS             1992        1999            75,762              -         2,252         2,252

SOFTWARE                           1994        1999            41,930              -             -             -

TAPE STORAGE                       1994        1999            42,683              -         7,500         7,500
TAPE STORAGE                       1997        1999                 -              -             -             -
TAPE STORAGE                       1992        2002           740,671              -        30,360        30,360

TECHNICAL WORK STATIONS            1992        1999           106,934              -           350           350
TECHNICAL WORK STATIONS            1994        1999           167,021              -         5,729         5,729
TECHNICAL WORK STATIONS            1996        1999           450,749          3,000        30,000        27,000
TECHNICAL WORK STATIONS            1997        1999            84,256              1         2,746         2,745
TECHNICAL WORK STATIONS            1999        1999            20,268         15,403         2,450       (12,953)
TECHNICAL WORK STATIONS            1994        2000           243,912              -             -             -
TECHNICAL WORK STATIONS            1997        2000            12,480              -             -             -
TECHNICAL WORK STATIONS            1997        2003           139,211              -        27,000        27,000
TECHNICAL WORK STATIONS            1998        2003           218,670         31,623        31,632             9

TERMINALS                          1989        1999           128,824              -         6,675         6,675
TERMINALS                          1991        1999            12,678              -         2,200         2,200
TERMINALS                          1994        1999               418              -           138           138
TERMINALS                          1989        2000             4,615              -           300           300
----------------------------------------------------------------------------------------------------------------

----------
(1) Federal taxable gain (loss) on the above sales was ($203,549), ($4,992), $0 and $30,360 in 1999, 2000, 2001 and 2002, respectively.

                      Fidelity Leasing Income Fund V, L.P.
                Table V - Sales or Dispositions of Equipment (1)

-----------------------------------------------------------------------------------------------------------------
                                   Year       Year of                                       Sale         GAAP
      Type of Equipment          Acquired      Sale               Cost    Book Value      Proceeds    Gain (Loss)
-----------------------------------------------------------------------------------------------------------------
CONTROL UNIT                       1989        1999         $   16,144      $      -      $    150       $    150

DASD STORAGE                       1989        1999            221,514             -           250            250

FRONT END PROCESSOR                1992        1999            241,717             -        38,756         38,756
FRONT END PROCESSOR                1989        2000            310,419             -         1,665          1,665
FRONT END PROCESSOR                1991        2000             63,826             -           235            235
FRONT END PROCESSOR                1997        2000             60,972             -         1,000          1,000

IMPACT PRINTER                     1993        2001                504             -             4              4

LASER PRINTER                      1993        1999             19,250             -         1,075          1,075
LASER PRINTER                      1993        2000             12,456             -           200            200
LASER PRINTER                      1993        2001              4,152             -           200            200
LASER PRINTER                      1994        2001            141,110             -         1,150          1,150

NETWORK COMMUNICATIONS             1992        1999             98,289             -         2,922          2,922
NETWORK COMMUNICATIONS             1993        1999             77,594             -         2,700          2,700
NETWORK COMMUNICATIONS             1994        1999             15,254             -           757            757
NETWORK COMMUNICATIONS             1997        2000            226,978        23,209        50,543         27,334
NETWORK COMMUNICATIONS             1992        2001            105,037             -           826            826
NETWORK COMMUNICATIONS             1994        2001              6,045             -            48             48

PERSONAL COMPUTERS                 1993        1999             17,555             -         1,870          1,870
PERSONAL COMPUTERS                 1996        1999             61,113         5,348         6,189            840
PERSONAL COMPUTERS                 1998        2000            712,849       133,939       249,360        115,421
PERSONAL COMPUTERS                 1993        2001              2,618             -            19             19

RAID STORAGE                       1994        2000            393,515             -             -              -

TAPE STORAGE                       1990        2000            106,322             -         2,150          2,150

TECHNICAL WORK STATIONS            1996        1999          1,675,179        44,433        56,212         11,779
TECHNICAL WORK STATIONS            1997        1999            146,549        18,451        27,375          8,924
TECHNICAL WORK STATIONS            1996        2000             37,616           469           200           (269)
TECHNICAL WORK STATIONS            1997        2000            457,595        42,166        76,140         33,974
TECHNICAL WORK STATIONS            1998        2000          1,622,104       308,375       388,068         79,693
TECHNICAL WORK STATIONS            1993        2001          1,023,890             -         7,434          7,434
TECHNICAL WORK STATIONS            1997        2001            302,966             -        13,033         13,033

TERMINALS                          1992        1999                975             -           156            156
TERMINALS                          1997        1999                182             -            83             83
TERMINALS                          1989        2000                473             -           100            100
TERMINALS                          1998        2000                914           171           303            133
TERMINALS                          1989        2001             14,606             -             1              1
TERMINALS                          1993        2001              5,121             -            38             38
-----------------------------------------------------------------------------------------------------------------

----------
(1) Federal taxable gain (loss) on the above sales was ($561,641), ($765,362) and ($52,596) in 1999, 2000 and 2001, respectively.

                      Fidelity Leasing Income Fund VI, L.P.
                Table V - Sales or Dispositions of Equipment (1)

---------------------------------------------------------------------------------------------------------------
                                  Year       Year of                                       Sale        GAAP
      Type of Equipment         Acquired      Sale              Cost     Book Value      Proceeds   Gain (Loss)
---------------------------------------------------------------------------------------------------------------
CONTROL UNIT                      1991        1999        $    4,457       $      -      $    500      $    500

IMPACT PRINTER                    1990        1999            52,184              -         1,500         1,500
IMPACT PRINTER                    1990        2000            36,982              -         3,500         3,500

NETWORK COMMUNICATIONS            1990        1999            25,760              -           744           744

OTHER                             1997        2001           424,273              -             1             1
OTHER                             1998        2003           765,181        115,500       115,500             -

PCB ASSEMBLY EQUIPMENT            1998        2003           531,420        121,921       120,266        (1,654)

PERSONAL COMPUTERS                1991        1999           113,784              -             1             1
PERSONAL COMPUTERS                1990        2000             1,627              -           110           110
PERSONAL COMPUTERS                1997        2000           132,317          1,386         1,600           214
PERSONAL COMPUTERS                1997        2001            39,475            413           350           (63)
PERSONAL COMPUTERS                1998        2001           283,185         40,455        81,583        41,128

SOFTWARE                          1997        2000                38              -             -             -

TAPE STORAGE                      1990        1999           461,214              -       151,000       151,000
TAPE STORAGE                      1992        1999           157,690              -             -             -
TAPE STORAGE                      1993        1999            48,532              -             -             -
TAPE STORAGE                      1990        2003            97,692              -             1             1

TECHNICAL WORK STATIONS           1992        1999            14,550              -         1,125         1,125
TECHNICAL WORK STATIONS           1993        1999            10,866              -           800           800
TECHNICAL WORK STATIONS           1996        1999         1,911,067         25,700        96,260        70,560
TECHNICAL WORK STATIONS           1996        2000         1,949,996         25,573        20,735        (4,838)
TECHNICAL WORK STATIONS           1997        2000           556,271         37,762        95,903        58,141
TECHNICAL WORK STATIONS           1998        2000           298,061         65,837        61,500        (4,337)
TECHNICAL WORK STATIONS           1998        2001           319,868         16,227        21,422         5,195
TECHNICAL WORK STATIONS           2001        2002            10,034              -             -             -

TERMINALS                         1992        1999               609              -           200           200
---------------------------------------------------------------------------------------------------------------

----------
(1) Federal taxable gain (loss) on the above sales was ($540,507), ($523,056), ($174,842) and ($9,339) in 1999, 2000, 2001 and 2002, respectively.

                     Fidelity Leasing Income Fund VII, L.P.
                Table V - Sales or Dispositions of Equipment (1)

---------------------------------------------------------------------------------------------------------------
                                  Year      Year of                                       Sale         GAAP
      Type of Equipment         Acquired     Sale               Cost    Book Value      Proceeds    Gain (Loss)
---------------------------------------------------------------------------------------------------------------
CONTROL UNIT                      1990       1999         $   40,520       $     -      $  2,025       $  2,025
CONTROL UNIT                      1991       1999            101,051             -         9,587          9,587
CONTROL UNIT                      1990       2000              9,053             -            85             85
CONTROL UNIT                      1990       2001              4,571             -           110            110

DASD STORAGE                      1997       2000            237,387        15,192         8,925         (6,267)

FRONT END PROCESSOR               1990       2000             76,280             -         1,649          1,649
FRONT END PROCESSOR               1992       2000              9,316             -           201            201

IMPACT PRINTER                    1990       1999             51,995             -           325            325
IMPACT PRINTER                    1997       1999              2,070             -         1,960          1,960
IMPACT PRINTER                    1990       2000             11,585             -           305            305
IMPACT PRINTER                    1990       2001              5,793             -            85             85

LASER PRINTER                     1993       2001            287,380             -             1              1

MINI SYSTEM                       1996       2000            365,416             -           965            965

NETWORK COMMUNICATIONS            1991       1999              4,776             -           453            453
NETWORK COMMUNICATIONS            1996       2000             69,689             -         6,974          6,974
NETWORK COMMUNICATIONS            1997       2001            341,335             -        31,500         31,500

OTHER                             1995       2000          1,363,850       166,153       220,000         53,847
OTHER                             1997       2001          1,732,707             -             -              -
OTHER                             1998       2002            251,818        20,146        35,000         14,854

RAID STORAGE                      1995       2000            347,940             -         4,000          4,000

TECHNICAL WORK STATIONS           1996       1999          1,924,752        29,264        40,302         11,038
TECHNICAL WORK STATIONS           1996       2000          1,184,549         6,986        50,261         43,275
TECHNICAL WORK STATIONS           1997       2000            615,554        77,832        63,713        (14,119)
---------------------------------------------------------------------------------------------------------------

----------
(1) Federal taxable gain (loss) on the above sales was ($601,025), ($433,670), ($314,035) and ($6,954) in 1999, 2000, 2001 and 2002, respectively.

                     Fidelity Leasing Income Fund VIII, L.P.
                Table V - Sales or Dispositions of Equipment (1)

---------------------------------------------------------------------------------------------------------------
                                  Year      Year of                                       Sale         GAAP
      Type of Equipment         Acquired     Sale               Cost    Book Value      Proceeds    Gain (Loss)
---------------------------------------------------------------------------------------------------------------
DASD CONTROLLER                   1996       1999         $  351,608      $  1,348      $  2,400       $  1,052

NETWORK COMMUNICATIONS            1997       1999             35,985             -        13,027         13,027
NETWORK COMMUNICATIONS            2001       2003                874             -           495            495

OTHER                             1997       1999                495             -           180            180
OTHER                             1997       2002            150,659             -           800            800

RAID STORAGE                      1996       1999            702,661         3,326        27,200         23,874

SOFTWARE                          1996       2002                433             -             1              1

TAPE STORAGE                      1992       2002            426,714             -        15,950         15,950

TECHNICAL WORK STATIONS           1992       1999              2,043             -             -              -
TECHNICAL WORK STATIONS           1996       1999          1,044,401        12,250        23,525         11,275
TECHNICAL WORK STATIONS           1995       2000            194,932             -         3,100          3,100
TECHNICAL WORK STATIONS           1996       2000          1,023,369        12,750        13,250            500
TECHNICAL WORK STATIONS           1997       2000            656,670        56,653        97,926         41,273
TECHNICAL WORK STATIONS           1996       2002            267,457             -           849            849
TECHNICAL WORK STATIONS           1997       2002            220,205        14,129        42,400         28,271
---------------------------------------------------------------------------------------------------------------

----------
(1) Federal taxable gain (loss) on the above sales was ($795,022), ($362,812), $0 and $41,457 in 1999, 2000, 2001 and 2002, respectively.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution *

Item 14. Indemnification of Directors and Officers

         The section of the prospectus entitled "Conflicts of Interest and Fiduciary Responsibilities - Fiduciary Duty of Our General Partner - Indemnification" is incorporated herein by this reference.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the bylaws of LEAF Asset Management, Inc. provide that its officers and directors (including those who act at its request as officers of and directors of subsidiaries) shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of their duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director or officer derives an improper personal benefit. In addition, the bylaws of LEAF Asset Management provide for indemnification of its officers and directors to the fullest extent permitted under Delaware law, including indemnification for their service as officers and directors of subsidiaries.

         Resource America, the corporate parent of LEAF Asset Management, maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 15.  Recent Sales of Unregistered Securities

         None

Item 16.  Exhibits and Financial Statements Schedules

         (a) Exhibits:

         1.1      Form of Dealer-Manager Agreement(3)
         3.1 Amended and Restated Agreement of Limited Partnership of Lease Equity Appreciation Fund I, L.P. (included as Appendix A to the prospectus)
         3.2 Certificate of Limited Partnership of Lease Equity Appreciation Fund I(2)
         4.1 Forms of letters sent to limited partners confirming their investment(2)
         5.1 Opinion of Ledgewood Law Firm, P.C. as to the legality of the securities being registered
         8.1      Opinion of Ledgewood Law Firm, P.C. relating to tax matters
         10.1 Revolving Credit Agreement and Assignment between LEAF Financial Corporation and National City Bank dated June 11, 2002(4)
         10.2 Amendment to Revolving Credit Agreement and Assignment among LEAF Financial Corporation, Lease Equity Appreciation Fund I, L.P., LEAF Funding, LLC and National City Bank dated March 28, 2003(4)
         10.3 Second Amendment to Revolving Credit Agreement and Assignment among LEAF Financial Corporation, Lease Equity Appreciation Fund I, L.P., LEAF Funding, Inc., LEAF Funding, LLC and National City Bank dated April 1, 2003(4)
         10.4 Revolving Credit Agreement and Assignment among LEAF Financial Corporation, Lease Equity Appreciation Fund I, L.P., LEAF Funding, Inc. and Commerce Bank, National Association dated May 28, 2003(4)
         10.5 Origination and Servicing Agreement among LEAF Financial Corporation, Lease Equity Appreciation Fund I, L.P. and LEAF Funding, Inc. dated April 4, 2003(4)
         10.6 Master Program Agreement among LEAF Financial Corporation, Lease Equity Appreciation Fund I, L.P. and Information Leasing Corporation dated September 29, 2003

         23.1     Consent of Grant Thornton LLP for LEAF Asset Management, Inc.
         23.2 Consent of Grant Thornton LLP for Lease Equity Appreciation Fund I, L.P.
         23.3 Consent of Ledgewood Law Firm, P.C. (contained in Exhibits 5.1 and 8.1)
         24.1     Power of Attorney(1)
         99.1 Form of Subscription Agreement (included as Appendix C to the prospectus)
         99.2     Form of Selling Dealer Agreement(2)
         99.3     Form of Escrow Agreement (included as Exhibit A to Exhibit
                  1.1)

-----------------------
(1) Filed with the registration statement on Form S-1, filed on March 21, 2002.
(2) Filed with Amendment No. 1 to registrant's registration statement on Form S-1, filed on June 7, 2002.
(3) Filed with Amendment No. 4 to registrant's registration statement on Form S-1, filed on August 7, 2002.
(4)   Filed with the registrant's Form 8-K, filed on September 19, 2003.


(b) Financial Statement Schedules

     All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

Item 17.  Undertakings *


* Set forth in Amendment No. 5 to the S-1 Registration Statement filed on August 13, 2002 and incorporated herein by this reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf of the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on November 7, 2003.

                              LEASE EQUITY APPRECAITION FUND I, L.P.

                                  By: LEAF Asset Management, Inc., its General Partner

                                  By:  /s/ Miles Herman
                                       ----------------------------------------
                                       Miles Herman
                                       President, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities for the general partner and on the dates indicated below:



Signature                                Title                                                   Date

Crit S. DeMent                           Chairman, Director                                      November 7, 2003

Freddie Kotek                            Vice Chairman, Director                                 November 7, 2003

Miles Herman                             President, Chief Executive Officer, Director            November 7, 2003

Marianne Schuster                        Chief Financial Officer and Treasurer                   November 7, 2003

Jonathan Z. Cohen                        Director                                                November 7, 2003


                          By: /s/  Miles Herman
                              --------------------------------------------------
                              Miles Herman, individually and as attorney-in-fact for each person listed above pursuant to the power of attorney previously filed as part of the Registration Statement.